Exhibit 10.1

THE NOTES HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).  NOTEHOLDERS SHOULD CONTACT GEOFF KUPFERSCHMID IN WRITING AT 3001 SUMMER STREET STAMFORD, CT 06926 OR VIA EMAIL AT GEOFF.KUPFERSCHMID@PB.COM TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTES, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES AND (3) THE YIELD TO MATURITY OF THE NOTES.

NOTE PURCHASE AGREEMENT

dated as of July 31, 2023, among

PITNEY BOWES INC.,

as the Issuer,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

ALTER DOMUS (US) LLC,

as Noteholder Representative,

and

THE NOTEHOLDERS FROM TIME TO TIME PARTY HERETO

THE NOTES ISSUED PURSUANT TO THIS NOTE PURCHASE AGREEMENT WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AS OTHERWISE PERMITTED BY THE ACT.

i

ii

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SCHEDULES

SCHEDULE 1.01(a)	SUBSIDIARY GUARANTORS
SCHEDULE 1.01(b)	EXCLUDED SUBSIDIARIES
SCHEDULE 1.01(c)	LIMITED FOREIGN SUBSIDIARIES
SCHEDULE 1.02	MATERIAL REAL PROPERTY
SCHEDULE 2.02	COMMITMENTS
SCHEDULE 3.14	SUBSIDIARIES
SCHEDULE 3.18	LABOR MATTERS
SCHEDULE 3.20	MATERIAL REAL PROPERTY
SCHEDULE 4.01	SECURITY DOCUMENTS
SCHEDULE 5.15	POST-CLOSING UNDERTAKINGS
SCHEDULE 6.01	EXISTING INDEBTEDNESS
SCHEDULE 6.02	EXISTING LIENS
SCHEDULE 6.04	EXISTING INVESTMENTS
SCHEDULE 6.10	EXISTING RESTRICTIONS

EXHIBITS

EXHIBIT A	FORM OF ADMINISTRATIVE QUESTIONNAIRE
EXHIBIT B	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT C	FORM OF NOTE
EXHIBIT D	FORM OF COLLATERAL AGREEMENT
EXHIBIT E	FORM OF GUARANTEE AGREEMENT
EXHIBIT F	FORM OF INTERCREDITOR AGREEMENT
EXHIBIT G	FORM OF SOLVENCY CERTIFICATE
EXHIBIT H-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN NOTEHOLDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN NOTEHOLDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT I	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT J	FORM OF NOTICE OF ISSUANCE

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NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of July 31, 2023, among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), Alter Domus (US) LLC, as the noteholder representative (in such capacity, including any successor thereto, the “Noteholder Representative”) under the Note Documents, each Subsidiary Guarantor from time to time party hereto, and each noteholder from time to time party hereto (collectively, the “Noteholders” and individually, a “Noteholder”).

RECITALS:

WHEREAS, the Issuer has requested that, upon the satisfaction or waiver of the conditions precedent set forth in the applicable provisions in Section 4.01 below, the Noteholders purchase, and the Noteholders have agreed to purchase from the Issuer, the Notes in the aggregate principal amount of $275,000,000 pursuant to the terms of, and subject to the conditions set forth in, this Agreement;

WHEREAS, the proceeds of the Notes, will be used for the refinancing of the Senior Notes due 2024 and the repayment of First Lien Term Loans; and

WHEREAS, the Issuer and the Subsidiary Guarantors have agreed to secure their respective Obligations by granting to the Noteholder Representative, for the benefit of the Secured Parties, a first priority lien on substantially all of their respective assets, subject to the terms and conditions set forth in the Security Documents (as defined in Article I).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Acceptable Intercreditor Agreement” shall mean an intercreditor agreement in form and substance reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer.

“Account Control Agreement” means the deposit account control agreement by and among the Issuer, the Noteholder Representative and Citibank, N.A., which shall be in form and substance satisfactory to the Required Noteholders and the Noteholder Representative.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor (if any), then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Noteholder Representative.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.  Notwithstanding the foregoing, neither the Noteholder Representative nor any Oaktree Noteholder shall in any event be considered an Affiliate of the Issuer.

“Agreement” shall mean this Note Purchase Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Alternative Incremental Facility Debt” shall mean any Indebtedness incurred by the Issuer in the form of (a) one or more series of senior secured notes, bonds or debentures and/or loans under a bridge facility described in the proviso below in this definition which convert or are to be exchanged into senior secured notes, bonds or debentures, in each case secured on a pari passu basis with or junior basis to the Notes or senior unsecured notes or senior subordinated notes or senior unsecured or senior subordinated bridge facility or (b) one or more term loans secured on a junior basis to the Notes or unsecured; provided that (i) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral (x) on a pari passu or junior basis (in the case of notes, bonds or debentures or loans under any bridge facility which convert or are to be exchanged into senior secured notes, bonds or debentures) or (y) on a junior basis (in the case of term loans), in each case with the Obligations and is not secured by any property or assets of the Issuer or any Subsidiary other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or other scheduled payments of principal, and is not subject to any other mandatory redemption, repurchase, repayment or sinking fund obligation, in each case prior to the Maturity Date (or, in the case of Indebtedness secured on a junior basis to the Obligations or unsecured Indebtedness, the date that is ninety (90) days after the Maturity Date) at the time such Indebtedness is incurred (except, in each case, (1) upon the occurrence of an event of default, a change in control, an event of loss or asset disposition (so long as the Notes are permitted to be redeemed with the relevant net proceeds (x) on a pro rata basis (together with other permitted pari passu secured Indebtedness as applicable) in the case of Indebtedness secured on a pari passu basis with the Obligations or (y) prior to such other Indebtedness in the case of Indebtedness secured on a junior basis to the Obligations or unsecured Indebtedness) or, (2) in the case of Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations, a prepayment or redemption obligation with the net proceeds of Indebtedness pursuant to a prepayment provision substantially corresponding to Section 2.11(b) hereof and amortization not in excess of 1.00% per annum; provided that the requirements set forth in this clause (ii) shall not apply to any Indebtedness consisting of a customary bridge facility so long as such bridge facility, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Maturity Date, (iii) the provisions of any such Indebtedness (other than with respect to fees, call premium and interest rate), when taken as a whole, shall not be more favorable to the applicable lenders or creditors than those of the Notes (as reasonably determined in good faith by the Issuer) unless (x) the Noteholders also receive the benefit of such more favorable terms or (y) such provisions apply after the Maturity Date at the time and (iv) such Indebtedness is not guaranteed by, or have any obligors other than, the Note Parties.

“Anti-Corruption Laws” means all laws, and regulations of any Governmental Authority applicable to the Issuer or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Rate” shall mean, Adjusted Term SOFR plus 6.90%,

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Noteholder and an assignee, and accepted by the Noteholder Representative, substantially in the form of Exhibit B or such other form as shall be approved by the Noteholder Representative and the Issuer (such approval of the Issuer not to be unreasonably withheld or delayed).

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Note Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)         in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note Document in accordance with Section 2.20.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code and (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Breakage Event” shall have the meaning assigned to such term in Section 2.14(a).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” means a Subsidiary of the Issuer established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Issuer or any of its Subsidiaries or joint ventures.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, single entity or multi-entity multicurrency notional pooling structures, temporary advances, interest and fees and interstate depository network services), netting services, employee credit or purchase card programs and similar programs, in each case, provided to the Issuer or any Subsidiary by a banking institution that is a lender under the First Lien Credit Agreement at the time such arrangements are entered into (or an affiliate of such a lender) and that provides such services to customers in the regular conduct of its banking business.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean any of the following events:

(a)         the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), other than an employee benefit plan or related trust of the Issuer, of Equity Interests in the Issuer representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Issuer; or

(b)        the occurrence of any “change in control” (or similar event, however denominated) with respect to the Issuer under and as defined in the First Lien Credit Agreement or any indenture, credit agreement or other agreement or instrument evidencing or governing the rights of the holders of any other Material Indebtedness of the Issuer.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean July 31, 2023.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” shall mean any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, but excluding, for the avoidance of doubt, the Excluded Property.

“Collateral Agreement” shall mean the Collateral Agreement dated as of the Closing Date by and among the Note Parties and the Noteholder Representative, attached hereto as Exhibit D, or any other collateral agreement reasonably requested (in accordance with the Collateral and Guarantee Requirement) by the Noteholder Representative (acting at the direction of the Required Noteholders).

“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that:

(a)        the Noteholder Representative  shall have received from the Issuer, each other Note Party and each Designated Subsidiary (i) a counterpart of each Security Document to which such Person is a party duly executed and delivered on behalf of such Person or (ii) in the case of any Domestic Subsidiary that becomes a Note Party or a Designated Subsidiary after the Closing Date, a supplement to the Collateral Agreement in substantially the form attached as Exhibit I thereto, a supplement to the Guarantee Agreement in substantially the form attached as Exhibit I thereto, a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the Collateral Agreement, and to the extent applicable) and other security documents reasonably requested by the Noteholder Representative, in form and substance reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders and consistent with the Security Documents in effect on the Closing Date) and (iii) in the case of any Specified Foreign Subsidiary that becomes a Note Party or a Designated Subsidiary after the Closing Date, such security documents requested by the Noteholder Representative, in form and substance reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders) consistent with the Security Documents entered into pursuant to Section 5.13, or, as applicable, joinders to such Security Documents, in each case of clauses (ii) and (iii), duly executed and delivered on behalf of such Person, in each case, together with such opinions and documents of the type referred to in Section 4.01(a) (or, as applicable, consistent with the opinions and documents delivered pursuant to Section 5.13) with respect to such Person as may be reasonably requested by the Noteholder Representative (acting at the direction of the Required Noteholders);

(b)       (i) all outstanding Equity Interests (other than any Equity Interest constituting Excluded Property) of each Subsidiary that is a Material Subsidiary, in each case owned by any Note Party, shall have been pledged pursuant to the Collateral Agreement or other Security Documents; provided that the Note Parties shall not be required to pledge Excluded Property and (ii) the Noteholder Representative shall, subject to the Intercreditor Agreement, to the extent required by the Collateral Agreement or other Security Documents, have received certificates or other instruments representing all such Equity Interests of any Subsidiary (other than any Equity Interest constituting Excluded Property) held by any Note Party, together with undated stock powers or other appropriate instruments of transfer with respect thereto endorsed in blank (to the extent applicable and provided that no Note Party shall have any obligation to deliver a certificate or other instrument representing any such Equity Interest if such Equity Interest is uncertificated);

(c)      (i) all Indebtedness of the Issuer and each Subsidiary that is owing to any Note Party (other than any such Indebtedness constituting Excluded Property) shall be evidenced by, at the Note Party’s option, a Global Intercompany Note or one or more standalone promissory notes (in each case to the extent required by Section 6.04(f)), and shall be Collateral pursuant to the applicable Security Documents; and (ii) the Noteholder Representative (or the First Lien Agent, on behalf of the Noteholder Representative) shall have received the Global Intercompany Note and all such promissory notes with a principal amount of $20,000,000 or more, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)        all financing statements and other appropriate filings or recordings, including Uniform Commercial Code financing statements and, as applicable, foreign equivalents with respect to any Specified Foreign Subsidiary under any Specified Foreign Jurisdiction, required by law or specified in the Security Documents to be filed, registered or recorded on the Closing Date (or on the applicable date the Collateral and Guarantee Requirement is required to be satisfied with respect to the relevant assets pursuant to Sections 5.11 or 5.13 hereof or applicable provisions in the Security Documents) shall have been so filed, registered or recorded or delivered to the Noteholder Representative for such filing, registration or recording;

(e)         the Noteholder Representative shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property; provided that if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value, as reasonably determined by the Issuer in good faith, of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Noteholder Representative (acting at the direction of the Required Noteholders) may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Noteholder Representative shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property as reasonably determined by the Issuer in good faith, provided that in no event will the Issuer be required to obtain independent appraisals or other third-party valuations of such Mortgaged Property, unless required by FIRREA or other applicable law, provided, however, the Issuer shall provide to the title company and the Noteholder Representative such supporting information with respect to its determination of Fair Market Value as may be reasonably required by such parties, (iii) with respect to each Mortgaged Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Note Party relating to such Mortgaged Property), and, if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and (iv) such customary surveys (or existing surveys together with no-change affidavits of such Mortgaged Property or survey alternatives, including express maps), abstracts, legal opinions, title documents and other documents as the Noteholder Representative or the Required Noteholders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that (x) the requirements of the foregoing clauses (i), (ii), (iv) and (v) shall be completed on or before, (1) in the case of Mortgaged Property owned on the Closing Date, the date that is ninety (90) days after the Closing Date (or such longer period as the Noteholder Representative (acting at the direction of the Required Noteholders) may, in its reasonable discretion, agree to in writing (such approval or consent not to be unreasonably withheld or delayed) in accordance with Section 5.13 or (2) in the case of other Mortgaged Property, the date required by Section 5.12(a), (y) legal opinions referred to in the foregoing clause (iv) shall be limited to the purposes of obtaining customary legal opinions from counsel qualified to opine in the jurisdiction where such Mortgaged Property is located regarding solely to the enforceability of the Mortgage for such Mortgaged Property and such other customary matters as may be in form and substance reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders); and (z) no delivery of new surveys shall be required for any Mortgaged Property where the title company will issue a lender’s title policy with the standard survey exception omitted from such title policy and affirmative endorsements that require a survey; and

(f)         to the extent required by the terms hereof or of the Security Documents, each Note Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding anything to the contrary, subject to the proviso set forth in the following sentence, no Note Party shall be required, nor shall the Noteholder Representative be authorized, (i) to perfect pledges, security interests and mortgages of Collateral of Note Parties by any means other than by (A) filings pursuant to the Uniform Commercial Code or foreign equivalent for any Specified Foreign Subsidiary under any Specified Foreign Jurisdiction, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code or relevant law in the Specified Foreign Jurisdiction) and filings in the applicable real estate records with respect to Mortgaged Properties, (B) filings in the United States Patent and Trademark Office, the United States Copyright Office or local or foreign equivalent for any Specified Foreign Subsidiary under any Specified Foreign Jurisdiction with respect to IP Rights as expressly required in the Security Documents, and (C) subject to the Intercreditor Agreement, delivery to the Noteholder Representative, to be held in its possession, of the Global Intercompany Note and all Collateral consisting of intercompany notes in a principal amount of $20,000,000 or more, owed by a single obligor, stock certificates of Subsidiaries and instruments, in each case as expressly required in the Security Documents or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts, in each case to the extent in the name of a Note Party and held or located in the United States. For the avoidance of doubt, and notwithstanding anything to the contrary, including the foregoing, (x) no actions (including filings or searches) shall be required in order to create or perfect any security interest in any assets of the Note Parties located outside of the United States (including any IP Rights registered or applied-for in, or otherwise located, protected or arising under the laws of any jurisdiction outside the United States)  and (y) no foreign law security or pledge agreements or foreign law mortgages or deeds shall be required outside of the United States with respect to any Note Party, in each case, other than with respect to a Specified Foreign Subsidiary in a Specified Foreign Jurisdiction following the date that such Specified Foreign Subsidiary organized in such jurisdiction has become a Note Party pursuant to Section 5.11, Section 5.12 or Section 5.13.

“Commitment” shall mean, as to each Noteholder, its obligation to purchase Notes to be issued by the Issuer hereunder, expressed as an amount representing the maximum principal amount of the Note to be issued by the Issuer to such Noteholder under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Noteholder pursuant to an Assignment and Assumption.  The initial amount of each Noteholder’s Note Commitment is specified on Schedule 2.02 under the caption “Commitment” or, otherwise, in the Assignment and Assumption pursuant to which such Noteholder shall have assumed its Commitment. The Commitment of each Noteholder shall automatically be reduced to zero upon the Issuance of Notes to such Noteholder on the Closing Date.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Conforming Changes” shall mean, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Noteholder Representative (acting at the direction of the Required Noteholders) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Noteholder Representative in a manner substantially consistent with market practice (or, if the Noteholder Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Noteholder Representative determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Noteholder Representative decides is reasonably necessary in connection with the administration of this Agreement and the other Note Documents).

“Controlled Account” means a Deposit Account (as defined in the UCC) that is subject to the Account Control Agreement.

“Consolidated Debt” shall mean, as of any date, the total Indebtedness of the Issuer and its Subsidiaries of the types specified in the following clauses of the definition of “Indebtedness”:  clause (a), clause (b), clause (d), clause (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b), (d) and (g) of the definition thereof), clause (f) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b), (d) and (g) of the definition thereof), clause (g) and clause (h) (but only to the extent drawn and unreimbursed after one Business Day), in each case as reflected on the Issuer’s consolidated balance sheet in accordance with GAAP at such time; provided that there shall be subtracted from the amount of any such Indebtedness included pursuant to the above provisions of this definition for a period of up to forty (40) days after the incurrence thereof, the amount of Net Cash Proceeds of any long-term Indebtedness incurred for the purpose of, and to be used for, redeeming, repurchasing or otherwise refinancing existing capital markets Indebtedness which have not yet been applied to such redemption, repurchase or other refinancing, to the extent such Net Cash Proceeds are then retained and held by the Note Parties in the form of cash or Permitted Investments or deposited with the trustee or agent in respect of any Indebtedness to be redeemed in according with customary arrangements, or otherwise escrowed (without duplication of any elimination of such original Indebtedness from the Issuer’s consolidated balance sheet in accordance with GAAP as a result of the defeasance or satisfaction and discharge thereof and without duplication of any adjustment made pursuant to Section 1.05) and are subsequently applied to redeem, repurchase or otherwise refinance such existing capital markets Indebtedness (and not for any other purpose).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus

(a)          without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i)        total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Leases that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,

(ii)         provision for Taxes based on income, profits, revenue or capital for such period, including state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),

(iii)        depreciation and amortization expense for such period,

(iv)        (A) all extraordinary, unusual or non-recurring costs, charges, accruals, reserves or expenses for such period and (B) all costs, charges, accruals, reserves or expenses for such period attributable to the undertaking and/or implementation of cost savings initiatives and operating expense reductions, restructuring and similar charges, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing; provided that all amounts added to Consolidated EBITDA pursuant to this clause (iv) shall not exceed 10% of Consolidated EBITDA before giving effect to such addbacks pursuant to this clause (iv),

(v)        fees, costs and expenses incurred during such period in connection with the Transactions and any proposed or actual permitted merger, acquisition, Investment, asset sale or other disposition, debt incurrence or refinancing or other capital markets transaction, without regard to the consummation thereof,

(vi)       any non-cash charges, losses or expenses for such period except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by this Agreement),

(vii)       any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments;

(viii)      (A) any losses relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any losses during such period attributable to early extinguishment of indebtedness or obligations under any Hedging Agreement and (C) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(iv) below, and

(ix)        any losses during such period resulting from the sale or disposition of any asset outside the ordinary course of business, minus

(b)         without duplication and to the extent included in determining such Consolidated Net Income, the sum of

(i)           interest income for such period,

(ii)         any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(iii)        all gains during such period resulting from the sale or disposition of any asset outside the ordinary course of business,

(iv)        (A) any gains relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any gains during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement and (C) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clause (a)(viii) above,

(v)        any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments, and

(vi)         all extraordinary, unusual or non-recurring gains for such period.

In the event any Subsidiary shall be a subsidiary that is not wholly owned by the Issuer, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Issuer, attributable to such subsidiary, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such subsidiary.

“Consolidated First Lien Debt” shall mean, as of any date, all Consolidated Debt that is (i) under this Agreement or (ii) secured by a Lien on the Collateral that is not junior to the Liens securing the Obligations.

“Consolidated Interest Coverage Ratio” shall mean the ratio of (a) Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered under Section 5.01(a) or (b) to (b) Consolidated Interest Expense for such four fiscal quarter period.

“Consolidated Interest Expense” shall mean for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP .

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Issuer and its Subsidiaries for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Issuer and its Subsidiaries for such period; provided that there shall be excluded (i) the income of any Person that is not a Subsidiary, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to the Issuer or any Subsidiary during such period, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iii) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP, and (iv) the cumulative effect of a change in accounting principles in such period, if any.

“Consolidated Secured Debt” shall mean, as of any date, Consolidated Debt minus the portion of Indebtedness of the Issuer and its Subsidiaries included in Consolidated Debt that is not secured by any Lien on any Collateral.

“Consolidated Secured Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Secured Debt on such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Issuer most recently ended for which financial statements have been delivered under Section 5.01(a) or (b).

“Consolidated Total Assets” shall mean the total assets of the Issuer and its Subsidiaries determined in accordance with GAAP.

“Consolidated Total Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Issuer most recently ended for which financial statements have been delivered under Section 5.01(a) or (b).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of the Issuer (which may be guaranteed by the Subsidiary Guarantors but no Subsidiaries that are not Subsidiary Guarantors) permitted to be incurred under the terms of this Agreement that is convertible into common Equity Interests of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common Equity Interests); provided, that (i) such Convertible Debt shall (a) be unsecured, (b) not be guaranteed or co-issued by any Subsidiary of the Issuer, and (c) issued or incurred pursuant to an offering document and/or subscription agreement(s) containing disclosure that such Indebtedness is the Issuer’s senior unsecured Indebtedness and will rank effectively junior in right of payment to any of the Issuer’s secured Indebtedness (including this Agreement and the Obligations) to the extent of the value of the assets securing such Indebtedness; and structurally junior to all Indebtedness and other liabilities (including trade payables) of the Issuer’s Subsidiaries, (ii) Convertible Debt shall not include any financial maintenance covenants and shall only include covenants, defaults and conversion rights that are customary for public market convertible indebtedness (as reasonably determined by the Issuer in good faith) (pursuant to a public offering or an offering under Rule 144A or Regulation S of the Securities Act) as of the date of issuance, (iii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Convertible Debt or would result therefrom, (iv) such Convertible Debt shall not have a scheduled maturity date and shall not be subject to any mandatory repurchase or redemption (other than in connection with a customary conversion, change of control, “fundamental change” provision or acceleration after an event of default) earlier than 91 calendar days after the Maturity Date and any such repurchase or redemption right is subject to the repayment of the Notes, (v) such Permitted Convertible Debt shall not have an all-in-yield (excluding any arrangement, amendment, syndication, commitment, underwriting, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with all of the holders of such Indebtedness) greater than 8.00% per annum (with any original issue discount equated to interest based on the convertible debt maturity date and excluding any additional or special interest that may become payable from time to time) and (vi) the Issuer shall have delivered to the Noteholder Representative a certificate of a Responsible Officer of the Issuer certifying as to the foregoing clauses (i) through (v) in form and substance satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders).

“Covenant Termination Date” shall mean the date, if any, on which the Issuer shall have delivered a Fifth Amendment Period Termination Notice (as defined in the First Lien Credit Agreement as in effect on the date hereof) pursuant to the terms of the First Lien Credit Agreement as in effect on the date hereof with notice thereof to the Noteholder Representative.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.11(d).

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Noteholder” shall mean any Noteholder that has become (a) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) the subject of a proceeding under any bankruptcy or other debtor relief laws or has been taken over by any regulatory authority or agency, other than an Undisclosed Administration or (c) the subject of a Bail-In Action.  Any determination by the Noteholder Representative that a Noteholder is a Defaulting Noteholder shall be conclusive and binding absent manifest error, and such Noteholder shall be deemed to be a Defaulting Noteholder upon delivery of written notice of such determination to the Issuer and each Noteholder.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Issuer or a Subsidiary in connection with a disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an executive officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” has the meaning assigned to such term in Section 5.11(b).

“Disqualified Equity Interest” means any Equity Interest that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Obligations and termination of the Commitments or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (k) of the definition thereof) or (ii) any Equity Interests other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any bona fide employee or to any bona fide plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Transferee” shall mean and include an Institutional Accredited Investor, a Qualified Institutional Buyer or any other “accredited investor” (as defined in Regulation D of the U.S. Securities Act of 1933, as amended), but in any event excluding the Issuer and its Affiliates.

“Environmental Law” means any treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters, to the extent relating to the exposure to Hazardous Materials.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract or agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any Convertible Indebtedness and any other debt security that is convertible into or exchangeable for Equity Interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by the Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041 or 4041A of ERISA, respectively, (f) the receipt by the Issuer or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 or 4041A of ERISA, respectively, or to appoint a trustee to administer any Plan, (g) the incurrence by the Issuer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.

“Erroneous Payment” shall have the meaning assigned to such term in Section 8.02.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Deposit Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account and sweeps no less frequently than weekly to an account that is not an Excluded Deposit Account (and/or to an Excluded Deposit Account described in clause (c)(iii) or (c)(iv) of this definition) and (c) any deposit account the funds in which consist solely of (i) funds held by the Issuer or any Subsidiary in trust for any director, officer or employee of the Issuer or any Subsidiary or any employee benefit plan maintained by the Issuer or any Subsidiary, (ii) funds representing deferred compensation for the directors and employees of the Issuer or any Subsidiary, (iii) funds held as part of bona fide escrow arrangements or owned by Persons other than the Note Parties or (iv) funds constituting collateral pledged to Persons other than the Secured Parties (in their capacity as such) as permitted under this Agreement.

“Excluded Property” means the following assets and property of any Note Party: (i) all leasehold interests and any fee-owned real property other than Material Real Property (including requirements to deliver landlord waivers, estoppels and collateral access letters); (ii) aircraft, rolling stock, motor vehicles and other assets subject to certificates of title, letter of credit rights (except to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements or equivalent) and commercial tort claims for which a complaint or a counterclaim has not yet been filed in a court of competent jurisdiction and commercial tort claims reasonably expected to result in a judgment not in excess of $5,000,000; (iii) “margin stock” (within the meaning of Regulation U), and pledges and security interests prohibited by applicable law, rule or regulation; (iv) Equity Interests in (x) any Excluded Subsidiary of the type described in clauses (a), (b) (to the extent (1) requiring the consent of one or more third parties (other than the Issuer or any of its Subsidiaries or any director, officer or employee thereof), (2) triggering a right of first refusal or co-sale rights or similar rights of third parties or (3) prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholder’s agreement, in each case pursuant to such agreement or other contractual arrangements in effect on the date of this Agreement or at the time of such acquisition or formation of such Subsidiary (and not entered into in connection with such acquisition or formation) and unless such consent has been received), (d), (e) or (h) of the definition thereof or (y) any Person other than wholly owned Subsidiaries to the extent (1) requiring the consent of one or more third parties (other than the Issuer or any of its Subsidiaries or any director, officer or employee thereof), (2) triggering a right of first refusal or co-sale rights or similar rights of third parties or (3) the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture documents or similar contractual obligations, in each case pursuant to such agreement or other contractual arrangements in effect on the date of this Agreement or at the time of such acquisition or formation of such Subsidiary (and not entered into in connection with such acquisition or formation) and unless such consent has been received); (v) assets (for the avoidance of doubt, including any voting Equity Interests of any entity) to the extent a security interest in such assets would result in material adverse tax consequences to the Issuer or any of its Subsidiaries (as reasonably determined in good faith by the Issuer in consultation with the Noteholder Representative (acting at the direction of the Required Noteholders)); (vi) rights, title or interest in any lease, license, sublicense or other agreement or in any equipment or property subject to a purchase money security interest, capitalized lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement or purchase money arrangement, capitalized lease obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than a Note Party or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or equivalent law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or equivalent law notwithstanding such prohibition; (vii) assets that are (x) prohibited by applicable law, rule or regulation or require governmental (including regulatory) consent, approval, license or authorization to pledge such assets or (y) contractually prohibited on the Closing Date or the date of acquisition of such asset (or on the date an Excluded Subsidiary becomes a Note Party by guaranteeing the Obligations) from pledging such assets, so long as such prohibition is not created in contemplation of such transaction, and unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law (including, for the avoidance of doubt, any postal meters); (viii) any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable law; (ix) Permitted Receivables Facility Assets sold, conveyed or otherwise transferred or pledged in connection with any Permitted Receivables Facility; (x) Excluded Deposit Accounts (including funds held therein); (xi) Excluded Securities Accounts (including funds or other assets held therein); (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Noteholder Representative in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable Law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Documents and such license, franchise, charter or authorization shall be included as Collateral; (xiii) other than with respect to a Specified Foreign Subsidiary added as a Note Party pursuant to Section 5.13, assets of Note Parties located in any jurisdiction outside of the United States (but excluding (1) subject to clause (xiv) and (xv) hereof, Equity Interests of any Foreign Subsidiary or any other Person organized in a jurisdiction outside of the United States and (2) assets owned by a Note Party organized under the laws of the United States in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement or by delivery of certificates evidencing Equity Interests); (xiv) voting Equity Interests in excess of 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary identified in Schedule 1.01(a); (xv) any Indenture Restricted Property, (xvi) any assets or property of a Specified Foreign Subsidiary that may be agreed to be excluded from the Collateral pursuant to the security documentation entered into pursuant to Section 5.13 with respect to such Specified Foreign Subsidiary and (xvii) those assets as to which the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer mutually agree that the cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Noteholders of the security to be afforded thereby.

“Excluded Securities Account” means (a) any securities account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the ordinary course of business and (b) any securities account the funds or assets in which consist solely of (i) funds or assets held by the Issuer or any Subsidiary in trust for any director, officer or employee of the Issuer or any Restricted Subsidiary or any employee benefit plan maintained by the Issuer or any Subsidiary, (ii) funds or assets representing deferred compensation for the directors and employees of the Issuer or any Subsidiary, (iii) funds or assets held as part of bona fide escrow arrangements or owned by Persons other than the Loan Parties or (iv) funds or assets constituting collateral pledged to Persons other than the Secured Parties (in their capacity as such) as permitted under this Agreement.

“Excluded Subsidiary” means (a) each Subsidiary designated by the Issuer for the purpose of this clause (a) from time to time, for so long as any such Subsidiary does not constitute a Material Subsidiary as of the most recently ended four fiscal quarters of the Issuer; provided that if such Subsidiary would constitute a Material Subsidiary as of the end of such four fiscal quarter period, the Issuer shall cause such Subsidiary to become a Note Party pursuant to Section 5.12, (b) each Subsidiary that is not a wholly-owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-wholly owned Subsidiary or joint venture), (c) each Subsidiary that is prohibited by any applicable law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary), unless such prohibition is removed or any necessary consent, approval, waiver or authorization has been received, or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received, in each case for so long as such restriction or any replacement or renewal thereof is in effect (including, for the avoidance of doubt, The Pitney Bowes Bank, Inc., and its subsidiaries; provided that no Subsidiary that as of the Closing Date is a not a Subsidiary of The Pitney Bowes Bank, Inc. may become a Subsidiary of The Pitney Bowes Bank, Inc. after the Closing Date), (d) [reserved], (e) any special purpose entity or broker-dealer entity, (f) any Subsidiary listed on Schedule 1.01(b), (g) any Subsidiary to the extent that the guarantee of the Obligations by such entity would result in material adverse tax consequences to the Issuer or any of its Subsidiaries (as reasonably determined in good faith by the Issuer in consultation with the Noteholder Representative (acting at the direction of the Required Noteholders)), (h) any Captive Insurance Subsidiary, (i) any non-profit Subsidiary for bona fide charitable purposes, (j) any Subsidiary of the Issuer that is, or would become as a result of providing the Guarantee required by the Collateral and Guarantee Requirement, an “investment company” as defined in, or subject to regulation under, the Investment Company Act, (k) any Foreign Subsidiary other than a Specified Foreign Subsidiary or (l) any other Subsidiary with respect to which, in the reasonable judgment of the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer, the cost, burden, difficulty or other consequence of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that a Subsidiary that has become a Designated Subsidiary shall not constitute an Excluded Subsidiary; provided further, if any Subsidiary ceases to be an Excluded Subsidiary under the First Lien Credit Agreement or otherwise is required to guarantee any obligations under the First Lien Credit Agreement, it shall automatically cease to be an Excluded Subsidiary under this Agreement.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to the Noteholder Representative, any Noteholder or any other recipient or required to be withheld or deducted from any payment to be made by or on account of any obligation of the Issuer or any other Note Party hereunder, (a) Taxes imposed on (or measured by) such recipient’s net or overall gross income (however denominated), franchise Taxes, and branch profits or similar Taxes, in each case, imposed (i) by any jurisdiction as a result of such recipient being organized in or having its principal office located or, in the case of any Noteholder, its applicable lending office located in such jurisdiction (or any political subdivision thereof) or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document), (b) any Tax that is attributable to such recipient’s failure to comply with Section 2.18(f), (c) any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Noteholder pursuant to a Law in effect on the date such Noteholder becomes a party to this Agreement (other than pursuant to a request by the Issuer under Section 2.19(a)) or designates a new lending office, except to the extent that such Noteholder (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Issuer or any other Note Party with respect to such withholding Tax pursuant to Section 2.18(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Senior Notes” shall mean the Senior Notes due 2024 (until the completion of the redemption thereof in full as part of the Refinancing as required hereby), the Senior Notes due 2027, the $350,000,000 aggregate principal amount of 7.25% senior notes due 2029, the $35,841,000 aggregate principal amount of 5.25% senior unsecured notes due 2037 and the $425,000,000 aggregate principal amount of 6.7% senior unsecured notes due 2043, each issued by the Issuer prior to the Closing Date.

“Existing Senior Notes Documents” shall mean the Existing Senior Notes Indenture, all other instruments, agreements and other documents evidencing or governing the Existing Senior Notes or providing for any Guarantee or other right in respect thereof, and all schedules, exhibits and annexes to each of the foregoing, as may be amended pursuant to the terms hereof.

“Existing Senior Notes Indenture” shall mean the Senior Indenture, dated as of February 14, 2005, between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to Citibank, N.A..

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by the Issuer in good faith.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements or treaties implementing any of the foregoing (together with any law implementing such agreements or treaties).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to three major banks selected by the Noteholder Representative on such day on such transactions as reasonably determined by the Noteholder Representative.

“Fees” shall mean the Noteholder Representative Fees and the Noteholder Fee.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller and with respect to limited liability companies that do not have officers, the manager, sole member, managing member or general partner thereof, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.

“First Lien Credit Agreement” shall mean the Credit Agreement, dated as of November 1, 2019, among, inter alios, the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and issuing banks party thereto, as amended through the Sixth Amendment thereto, dated as of the Closing Date, and as further amended, restated, amended and restated, supplemented, renewed or otherwise modified, and any credit agreement, indenture, note purchase agreement or other agreement or instrument evidencing or governing Indebtedness that replaces or refinances Indebtedness under such credit agreement (including successive replacements or refinancings), in whole or in part, from time to time, in each case as permitted by the terms of the Intercreditor Agreement and this Agreement.

“First Lien Credit Agreement Closing Date” shall mean the “Closing Date” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated First Lien Debt on such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Issuer most recently ended for which financial statements have been delivered under Section 5.01(a) or (b).

“First Lien Loan Documents” shall mean the “Loan Documents” as such term is defined in the First Lien Credit Agreement.

“First Lien Obligations” shall mean the “Senior Credit Facilities Obligations” as such term is defined in the Intercreditor Agreement.

“First Lien Term Agent” shall mean the administrative agent under the First Lien Credit Agreement.

“First Lien Term Loans” shall mean “Term Loans” as such term is defined in the First Lien Credit Agreement.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean a rate of interest equal to 4.00% per annum.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under applicable Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Laws or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in the Issuer or any Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.

“Foreign Noteholder” shall mean any Noteholder that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including any superannuation fund) or other similar program established or maintained by the Issuer or any one or more of its Restricted Subsidiaries primarily for the benefit of employees or other service providers of the Issuer or such Restricted Subsidiaries, as applicable, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles.

“Global Intercompany Note” shall mean the amended and restated global intercompany note dated as of the Closing Date pursuant to which intercompany obligations and advances owed by any Note Party are subordinated to the Obligations.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Issuer)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” shall mean the Guarantee Agreement dated as of the Closing Date, by and among the Noteholder Representative and the Note Parties from time to time party thereto, attached hereto as Exhibit E, as may be amended, restated, amended and restated, supplemented or modified from time to time.

“Hazardous Materials” shall mean all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances, per- and polyfluoroalkyl substances and mold, or any or materials or substances which are defined or regulated as “toxic,” or “hazardous,” or words of similar import, pursuant to any Environmental Law.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that “Hedging Agreement” shall not include (i) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or its Subsidiaries, (ii) Convertible Indebtedness or any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, (iii) any accelerated share repurchase contract, share call option or similar contract with respect to the Issuer’s Equity Interests entered into to consummate a repurchase of such Equity Interests, (iv) any forward sale contract with respect to the Issuer’s Equity Interests or (v) put and call options and forward arrangements entered into in connection with joint ventures and other business investments, acquisitions and dispositions permitted under this Agreement.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable and other accrued or cash management obligations, in each case incurred in the ordinary course of business, (y) any earn-out obligation unless such obligation is not paid promptly after becoming due and payable and (z) Taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net obligations of such Person under any Hedging Agreement and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). In addition, for the avoidance of doubt, obligations in respect of customer deposits shall not constitute Indebtedness. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or an account of any obligation of any Note Party under any Note Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Indenture Restricted Property” shall mean any Principal Domestic Manufacturing Plant and any shares of stock or “Indebtedness” of any “Restricted Subsidiary” (as each such quoted term is defined in the Existing Senior Notes Documents as in effect on the Closing Date); provided that such assets shall only constitute Indenture Restricted Property so long as any Indebtedness remains outstanding under the Existing Senior Notes Indenture.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Institutional Accredited Investor” shall mean an “accredited investor” that is an institution within the meaning of clause (1), (2), (3) or (7) of clause (a) of Rule 501 of Regulation D of the Securities Act.

“Intercreditor Agreement” shall mean the Equal Priority Intercreditor Agreement entered into as of the Closing Date by and between the Noteholder Representative and the First Lien Term Agent, substantially in the form attached hereto as Exhibit F.

“Interest Payment Date” shall mean the last Business Day of each of March, June, September and December.

“Interest Period” shall mean (i) initially the period from the Closing Date to September 30, 2023 and (ii) thereafter, each quarterly period thereafter ending on the applicable Interest Payment Date.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any principal repayment of such Investment and any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as reasonably determined in good faith by a Financial Officer of the Issuer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as reasonably determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Rights” shall have the meaning specified in Section 3.05(b).

“IRS” shall mean the Internal Revenue Service or any successor thereto.

“Issuance” shall meant the issuance of the Notes on the Closing Date.

“Issuer” shall have the meaning set forth in the introductory paragraph.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, ruling, order, injunction, writ, decree, judgment, authorization or approval of any Governmental Authority.

“LCT Election” shall mean the Issuer’s election to test the permissibility of a Limited Condition Transaction in accordance with the methodology set forth in Section 1.06.

“LCT Test Date” has the meaning specified in Section 1.06.

“Lien” shall mean, with respect to any asset, (a) any mortgage, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean (a) any acquisition of any assets, business or person, or a merger or consolidation, in each case involving third parties, or similar Investment permitted hereunder (subject to Section 1.06) by the Issuer or one or more of its Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the Issuer or any Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole, or (b) the ability of the Issuer and the other Note Parties (taken as a whole) to perform their obligations under the applicable Note Documents, or (c) the rights or remedies of the Noteholder Representative, the Noteholders, or any other Secured Party under the Note Documents, including the legality, validity, binding effect or enforceability of any of the Note Documents.

“Material Indebtedness” shall mean (a) any Indebtedness under the First Lien Credit Agreement, and (b) Indebtedness (other than the Notes) of any one or more of the Issuer and its Subsidiaries in an aggregate outstanding principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Issuer or any Subsidiary in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that the Issuer or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Intellectual Property” shall mean any IP Rights that are material to the business or operations of the Issuer and its Subsidiaries, when taken as a whole.

“Material Real Property” means any fee-owned real property (a) with a Fair Market Value of more than $10,000,000 that is owned by a Note Party as of the Closing Date, with any such real property being specified in Schedule 3.20 or (b) with a Fair Market Value of more than $10,000,000 that is acquired after the date hereof by any Note Party or owned by a Subsidiary that becomes a Note Party pursuant to Section 5.11, in each case other than any Principal Domestic Manufacturing Plant (so long as any Indebtedness remains outstanding under the Existing Senior Note Indentures).

“Material Subsidiary” shall mean each Subsidiary (a) the Consolidated Total Assets of which equal 5.0% or more of the Consolidated Total Assets of the Issuer and its Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of the Issuer and its Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Issuer for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Issuer most recently ended prior to the date of this Agreement); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined Consolidated Total Assets or combined consolidated revenues of all Subsidiaries that pursuant to the criteria set forth in clauses (a) and (b) above (not including any Designated Subsidiary or Subsidiary that constitutes an Excluded Subsidiary pursuant to another clause of the definition of “Excluded Subsidiary”) shall have exceeded 7.5% of the Consolidated Total Assets of the Issuer and its Subsidiaries or 7.5% of the consolidated revenues of the Issuer and its Subsidiaries, respectively, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be designated by the Issuer to be Material Subsidiaries, until such excess shall have been eliminated.

“Maturity Date” shall mean March 19, 2028; provided that, if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” shall mean a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property owned by Note Party to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Noteholder Representative (acting at the direction of the Required Noteholders).

“Mortgaged Property” shall mean, initially, each parcel of Material Real Property existing on the Closing Date, if any, and identified on Schedule 1.02 and thereafter, each parcel of Material Real Property with respect to which a Mortgage is required to be granted pursuant to Section 5.12 or Section 5.13, as applicable.

“Multiemployer Plan” shall mean a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, and in respect of which the Issuer or any of its ERISA Affiliates makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Cash Proceeds” shall mean (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Issuer and its Subsidiaries (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Issuer and/or its Subsidiaries as a result of such event to repay Indebtedness (other than the Notes or other Indebtedness secured by Collateral on a pari passu or junior lien basis) secured by such asset or Indebtedness of a Subsidiary that is not a Note Party that is otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Issuer and its Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Issuer or any Subsidiary and including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and liabilities related to environmental matters) reasonably estimated to be payable, as a result of the occurrence of such event (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.08(a)(xi)) (as determined reasonably and in good faith by a Financial Officer). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be received on the date of such reduction.

“No MNPI Notice” shall have the meaning assigned to such term in Section 5.01.

“Non-Guarantor Debt Basket” shall mean a shared basket in an amount not to exceed the greater of $100,000,000 and 30.0% of Consolidated EBITDA (based on the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a) or (b)) at any time outstanding that may be used for the incurrence of certain Indebtedness by Subsidiaries that are not Note Parties under Sections 6.01(a)(viii) and 6.01(a)(xx).

“Non-Guarantor Investment Basket” shall mean a shared basket in an amount not to exceed $100,000,000 at any time outstanding that may be used for (A) certain Investments permitted under Section 6.04(b), (e), (f), (g) and (r) and (B) certain Guarantees permitted under Section 6.04(g) (without duplication of amounts previously included or utilized under clause (A) above); provided that the Non-Guarantor Investment Basket shall be deemed increased on a dollar for dollar basis by the amount of any cash distributions, returns of capital and repayments made in cash by Subsidiaries that are not Note Parties to Note Parties in respect of Investments existing on the First Lien Credit Agreement Closing Date of the Note Parties in Subsidiaries that are not Note Parties, in an aggregate amount not to exceed the aggregate cash and Permitted Investments as of the First Lien Credit Agreement Closing Date of the Subsidiaries that are not Note Parties; provided that extensions of credit made under the revolving line of credit provided by Pitney Bowes Global Financial Services LLC, a Subsidiary, to The Pitney Bowes Bank, Inc. in an aggregate amount of $100,000,000 as in effect on the Closing Date (including any amendments, extensions, renewals or replacements thereof that do not increase the aggregate maximum amount thereof) shall be deemed not to utilize capacity under the Non-Guarantor Investment Basket.

“Note” shall mean an extension of credit made under Article II by a Noteholder to the Issuer in the form of a promissory note of the Issuer payable to any Noteholder or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the aggregate Indebtedness of the Issuer to such Noteholder resulting from the Notes made by such Noteholder.

“Note Commitment” shall mean, with respect to each Noteholder, its commitment set forth on Schedule 2.02 (or in the Assignment and Acceptance pursuant to which it assumed its Commitment), to purchase Notes issued by the Issuer, as the same may be (a) reduced or increased from time to time pursuant to assignments by or to such Noteholder pursuant to Section 9.04 or (b) reduced pursuant to Section 2.07.  The aggregate amount of Note Commitments as of the Closing Date is $275,000,000.

“Note Documents” shall mean this Agreement, the Security Documents, the Intercreditor Agreement, the Noteholder Representative Fee Letter, the Noteholder Fee Letter, the Account Control Agreement, and each promissory note executed and delivered pursuant to Section 2.02(e), each as amended, restated, amended and restated supplemented or otherwise modified from time to time.

“Note Parties” shall mean the Issuer and the Subsidiary Guarantors.

“Noteholder Fee” shall have the meaning assigned to such term in Section 2.03(a).

“Noteholder Fee Letter” shall mean that certain Fee Letter, dated as of the Closing Date, by and among the Noteholder Representative, the Noteholders and the Issuer.

“Noteholder Representative” shall have the meaning set forth in the preamble, or any successor Noteholder Representative.

“Noteholder Representative Fees” shall have the meaning assigned to such term in Section 2.03(a).

“Noteholder Representative Fee Letter” shall mean that certain Fee Letter, dated as of the Closing Date, by and between the Noteholder Representative and the Issuer.

“Noteholders” shall mean (a) the persons listed on Schedule 2.02 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“Notice of Issuance” shall have the meaning assigned to such term in Section 2.01.

“NPA Basket” shall have the meaning assigned to such term in Section 1.10.

“Oaktree Noteholders” means any Noteholder that is an Affiliate, fund or managed account, or advised by, Oaktree Capital Management, L.P. or an affiliate thereof, in each case as determined at the time such Person becomes a Noteholder under this Agreement.

“Obligations” shall mean (a) the due and punctual payment by the Issuer of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Issuer under this Agreement and each of the other Note Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Note Party under or pursuant to each of the Note Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.11(f).

“Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Note Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note Document, but excluding for the avoidance of doubt, any Excluded Taxes  (other than Excluded Taxes described in clause (a)(ii) of the definition thereof imposed with respect to an assignment made pursuant to Section 2.19(a)).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate, delivered pursuant to Section 4.01(o) to the Noteholder Representative, as amended, restated, supplemented or otherwise modified from time to time.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Issuer’s common Equity Interests (A) purchased by the Issuer in connection with the issuance of any Convertible Indebtedness; (B) settled in common Equity Interests of the Issuer (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Issuer’s common Equity Interests or such other securities or property), and cash in lieu of fractional shares of common Equity Interests of the Issuer and (C) on terms and conditions customary for bond hedge transactions (as reasonably determined by the Issuer in good faith) in respect of transactions related to public market convertible indebtedness (pursuant to a public offering or an offering under Rule 144A or Regulation S of the Securities Act); provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction. For the avoidance of doubt, a Permitted Bond Hedge Transaction shall be treated as an Investment for all purposes under this Agreement.

“Permitted Encumbrances” shall mean, with respect to any Person:

(a)         Liens imposed by law for Taxes, assessments or governmental charges that (i) are not yet overdue for a period of more than thirty (30) days or not subject to penalties for nonpayment, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on property such Person or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(b)        Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the ordinary course of business and securing obligations that are not overdue by more than forty-five (45) days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)       pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)      pledges and deposits made (i)(x) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)         judgment and attachment liens in respect of judgments that do not constitute an Event of Default under Section 7.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(f)         easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of the Issuer and its Subsidiaries, restrictions, rights-of-way and similar encumbrances (including minor defects or irregularities in title) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of the Issuer and its Subsidiaries, taken as a whole, including leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(g)         [reserved];

(h)         banker’s liens, rights of setoff or similar rights and remedies and other customary and ordinary course Liens, in each case, as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i)        Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by the Issuer and its Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(j)        Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k)       (i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by the Issuer or any Subsidiary in the ordinary course of business and (ii) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(l)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)       Liens that are contractual rights of set-off;

(n)       Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;

(o)       Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p)       Liens in respect of the leasing of equipment to customers in the ordinary course of the Issuer and its Subsidiaries’ financing business;

(q)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r)       deposits made or other security provided in the ordinary course of business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(s)         [reserved];

(t)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(u)       Liens on Permitted Receivables Facility Assets incurred and transferred in connection with a Permitted Receivables Facility, including Liens on such assets resulting from precautionary Uniform Commercial Code (or equivalent statutes) filings or from recharacterization of any such sale as a financing or loan;

(v)         non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Issuer or any Subsidiary;

(w)      Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(x)        agreements to subordinate any interest of the Issuer or any Subsidiary in any accounts receivable or other proceeds arising from consignment of inventory by the Issuer or any Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(y)         with respect to any entities that are not Note Parties, other Liens and privileges arising mandatorily by Law;

(z)       Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other Environmental Law;

(aa)        Liens on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business;

(bb)      rights of recapture of unused real property (other than any Material Real Property of Note Parties) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(cc)      Liens on the property of (x) any Note Party in favor of any other Note Party and (y) any Subsidiary that is not a Note Party in favor of the Issuer or any Subsidiary;

(dd)    Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Issuer and any other Subsidiaries; and

(ee)      receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness in respect of borrowed money, other than Liens referred to in clauses (s), (u) and (cc) above.

“Permitted Investments” shall mean:

(a)         direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), maturing within one year from the date of acquisition thereof;

(b)        investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;

(c)         investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)        fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)        “money market funds” that (i) comply with the criteria set forth in Rule 2a‑7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)         asset-backed securities rated AAA by Moody’s or S&P, with weighted average lives of 12 months or less (measured to the next maturity date);

(g)      readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(h)        Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(i)          investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above;

(j)         in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and

(k)       Dollars, Euros, Canadian dollars, Sterling or any other readily tradable currency held by it from time to time in the ordinary course of business of the Issuer or any of its Subsidiaries.

“Permitted Receivables Facility” shall mean one or more receivables facilities created under Permitted Receivables Facility Documents providing for the factoring or other “true sale” by one or more of the Issuer or a Subsidiary (each a “Receivables Seller”) of Permitted Receivables Facility Assets to The Pitney Bowes Bank, Inc. or one of its wholly-owned subsidiaries, as more fully set forth in the Permitted Receivables Facility Documents; provided that in each case, such facilities are not recourse to the Issuer or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings and do not provide for the incurrence of any Indebtedness.

“Permitted Receivables Facility Assets” shall mean Receivables (newly originated at the time of transfer) of the Issuer and its Subsidiaries which are transferred pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also transferred (or which are pledged) pursuant to such Permitted Receivables Facility and all proceeds thereof.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with a Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type as reasonably determined in good faith by the Issuer.

“Permitted Receivables Related Assets” shall mean any other assets that are customarily transferred or, as applicable, in respect of which security interests are customarily granted in connection with facilities providing for the factoring or other “true sale” of Receivables, as reasonably determined in good faith by the Issuer and including for the avoidance of doubt related equipment, inventory, software, leases, loans, licenses and other contractual rights, as applicable, and any accounts into which collections on such Receivables are received (and not containing any other material amounts), and any collections or proceeds of any of the foregoing.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Issuer’s common Equity Interests sold by the Issuer and with recourse to the Issuer only, substantially concurrently with any purchase by the Issuer of a related Permitted Bond Hedge Transaction and settled in common Equity Interests of the Issuer, cash or a combination thereof (such amount of cash determined by reference to the price of the Issuer’s common Equity Interests or such other securities or property), and cash in lieu of fractional shares of common Equity Interests of the Issuer, with a strike price higher than the strike price of the Permitted Bond Hedge Transaction.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a)         any sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of the Issuer or its Subsidiaries, other than (i) dispositions described in clauses (a) through (i) and (l), (m) and (o) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Cash Proceeds not exceeding (A) $20,000,000 in the case of any single disposition or series of related dispositions and (B) $40,000,000 for all such dispositions during any fiscal year of the Issuer; or

(b)         any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Issuer or any of its Subsidiaries with a fair market value immediately prior to such event equal to or greater than $20,000,000.

“Principal Domestic Manufacturing Plant” shall mean any “Principal Domestic Manufacturing Plant” as such term is defined in the Existing Senior Notes Documents as in effect on the Closing Date; provided that, without limitation of the foregoing, the Issuer shall have the right to determine in good faith that any plant, warehouse or other facility of the Issuer or any Subsidiary, including land and fixtures, constitutes a “Principal Domestic Manufacturing Plant” as such term is defined in the Existing Senior Notes Documents as in effect on the Closing Date and to designate such property as such by notice to the Noteholder Representative.

“Pro Forma Basis” shall mean, with respect to the calculations hereunder or otherwise for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Expense, the Consolidated Secured Leverage Ratio, the First Lien Leverage Ratio, the Consolidated Interest Coverage Ratio or Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to (i) if such calculation is being made for the purposes described in clause (y) below, the transaction or event with respect to which the calculation of any such amount or ratio is to be made pursuant to this Agreement, as applicable (and, to the extent applicable, the use of proceeds thereof and the incurrence or repayment of any Indebtedness in connection therewith) and (ii) all other acquisitions or issuances, incurrences or assumptions or repayments and prepayments of Indebtedness in connection therewith (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business) and all sales, transfers or other dispositions of any Equity Interests in a Subsidiary or all or substantially all assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) (x) [reserved] or (y) if such calculation is being made for the purpose of determining whether any transaction or event subject to the limitations in Article VI or any other relevant limitations in this Agreement is permitted, that have occurred since the beginning of the four consecutive fiscal quarter period of the Issuer with respect to which such calculation is being made, in each case as if such transactions or events occurred on the first day of such four consecutive fiscal quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Equity Interests” shall mean Equity Interests of the Issuer, other than Disqualified Equity Interests.

“Qualified Institutional Buyer” shall mean any person that is a “qualified institutional buyer” as such term is defined in Rule 144A.

“Receivables” shall mean lease receivables factored or sold to The Pitney Bowes Bank Inc. or one of its wholly-owned subsidiaries pursuant to a Permitted Receivables Facility.

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.

“Redemption Premium” shall mean (a) with respect to any (i) optional redemption pursuant to Section 2.10, (ii) mandatory redemption pursuant to Section 2.11(b), (iii) payments pursuant to Section 2.19, or (iv) mandatory redemption or other payment as a result of the acceleration of the Notes in accordance with Article VII: (i) on or prior to the first anniversary of the Closing Date, the present value of the sum of (A) all required payments of interest and all interest that would have accrued on the Notes being redeemed, repaid, prepaid or that have become or are declared accelerated pursuant to Article VII or otherwise or that have otherwise become due and payable, as the case may be, from the Closing Date until the first anniversary of the Closing Date (excluding accrued and unpaid interest to the Settlement Date), which present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points as of the day of determination plus (B) five percent (5.00%) of the principal amount of the Notes being redeemed, repaid, prepaid or that has become or is declared accelerated pursuant to Article VII or otherwise, or that have otherwise become due and payable, (ii) on or after the first anniversary of the Closing Date through and excluding the second anniversary of the Closing Date, five percent (5.00%) of the principal amount of the Notes so redeemed, repaid, prepaid or that has become or is declared accelerated pursuant to Article VII or otherwise, (iii) on or after the second anniversary of the Closing Date through and excluding the third anniversary of the Closing Date, two percent (2.00%) of the principal amount of the Notes so redeemed, repaid, prepaid or that has become or is declared accelerated pursuant to Article VII or otherwise, and (iv) on or after the third anniversary of the Closing Date, zero percent (0%), and (b) with respect to any mandatory redemption pursuant to Section 2.11(a), the lesser of (x) the amount determined pursuant to clause (a) of this definition and (b) three percent (3.00%) of the principal amount of the Notes so redeemed, repaid or prepaid.  For the avoidance of doubt, it is understood that no Redemption Premium is payable in connection with a redemption pursuant to Section 2.09(a).

“Refinancing” shall mean (a) the repayment and redemption in full of the Senior Notes due 2024 and (b) the repayment of a portion of the term loans outstanding under the First Lien Credit Agreement.

“Refinancing Indebtedness” shall mean, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or (ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale (subject to an ability to ratably redeem Notes (together, as applicable, with other Indebtedness secured by Collateral on a pari passu basis) upon such occurrence in the case of Indebtedness secured by Collateral on a pari passu basis with the Notes or an ability to redeem Notes prior to application to any such prepayment or redemption in the case of Indebtedness secured by Collateral on a junior basis with the Notes or unsecured Indebtedness of the Note Parties) or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the date 91 days after the Maturity Date; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing (or, if shorter, 91 days after the Maturity Date in effect on the date of such extension, renewal or refinancing); (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Issuer or any Subsidiary, in each case that shall not have been (or shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Issuer or any Subsidiary if the Issuer or such Subsidiary shall not have been an obligor in respect of such Original Indebtedness; (d) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any respect to the Noteholders (as reasonably determined in good faith by the Issuer); (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or was required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent (as reasonably determined in good faith by the Issuer); provided that Liens on the Collateral securing Refinancing Indebtedness in respect of Original Indebtedness that was secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations shall be deemed to meet the requirements of this clause (e) if such Liens are on a junior basis to the Liens securing the Obligations and are governed by an Acceptable Intercreditor Agreement; and (f) the proceeds of such Refinancing Indebtedness are promptly, subject to any advance notice requirements for the relevant prepayment, repurchase or redemption and other logistical considerations as determined in good faith by the Issuer, applied to refinance, repurchase or redeem such Original Indebtedness; provided however that the proceeds of any Refinancing Indebtedness in respect of Original Indebtedness constituting Existing Senior Notes or other capital markets Indebtedness shall not be required to be applied to repurchase or redeem such Original Indebtedness prior to the date that is 120 days following the date of the incurrence of such Refinancing Indebtedness.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Noteholder, any fund that invests in commercial loans and is administered, advised or managed by the same investment advisor or manager as such Noteholder or by an Affiliate of such investment advisor or manager.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Required Noteholders” shall mean, at any time, (a) at any time that any of the Oaktree Noteholders are party to this Agreement, Oaktree Noteholders having Notes and Commitments representing more than 50% of the sum of all Notes outstanding and Note Commitments, of all the Oaktree Noteholders at such time, and (b) at any other time, Noteholders having Notes and Commitments representing more than 50% of the sum of all Notes outstanding and Note Commitments, of all the Noteholders at such time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Debt Payment” has the meaning assigned thereto in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by the Issuer or any Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by the Issuer or any Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimean region, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine), or any country or territory whose government is the subject of Sanctions (currently, including Venezuela) or that is otherwise the subject of broad Sanctions restrictions (including Afghanistan, Russia and Belarus).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Canada or Her Majesty’s Treasury of the United Kingdom or (b) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Canada or His Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” shall mean, collectively, (a) the Noteholders, (b) the Noteholder Representative and (c) the successors and assigns of each of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” shall mean the Guarantee Agreement, Collateral Agreement, any Acceptable Intercreditor Agreement, each Mortgage, each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered by any Note Party pursuant to any of the foregoing or pursuant to Section 5.12 or Section 5.13.

“Senior Notes due 2024” shall mean the Issuer’s $214,510,000 aggregate principal amount of 4.625% senior unsecured notes due 2024.

“Senior Notes due 2027” shall mean the Issuer’s $380,000,000 aggregate principal amount of 6.875% senior unsecured notes due 2027.

“Settlement Date” shall mean, with respect to any Notes, the date on which such Notes are redeemed, repaid, prepaid or have become or are declared accelerated or otherwise or due and payable pursuant to this Agreement.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” shall mean, with respect to the Issuer and its Subsidiaries, on a consolidated basis, on any date of determination, that on such date (a) the sum of the debt (including contingent liabilities) of the Issuer and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Issuer and its Subsidiaries, on a consolidated basis; (b) the capital of the Issuer and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Issuer and its Subsidiaries, on a consolidated basis, contemplated as of the date hereof; (c) the Issuer and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (d) the Issuer and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws related to fraudulent transfers and conveyances.  For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Foreign Jurisdictions” shall mean the United Kingdom and any political subdivision thereof.

“Specified Foreign Subsidiary” shall mean each Subsidiary organized in a Specified Foreign Jurisdiction.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary thereof in connection with the Permitted Receivables Facility which are customary in a Receivables financing transaction, as determined in good faith by the Issuer.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Issuer.

“Subsidiary Guarantor” shall mean each Subsidiary of the Issuer on the Closing Date that is listed on Schedule 1.01(A), and each other Subsidiary of the Issuer that is or becomes a party to the Guarantee Agreement or such other guarantee agreement acceptable to the Noteholder Representative (acting at the direction of the Required Noteholders) in accordance with the terms hereof and thereof.

“Taxes” shall mean all present and future taxes, levies, imposts, duties, assessments, deductions, liabilities, withholdings (including backup withholding) or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility Basket” shall have the meaning assigned to such term in Section 1.10.

“Termination Date” shall have the meaning assigned to such term in the lead-in to Article V.

“Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided in this definition shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Noteholder Representative in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Transactions” shall mean, collectively, the execution, delivery and performance by each Note Party of the Note Documents (including this Agreement) to which it is to be a party, the issuance of the Notes and the Refinancing.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean in relation to a Noteholder or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Noteholder or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.18(f)(ii)(B)(3).

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

 “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Note Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03        Accounting Terms; GAAP; Issuer Representative.

(a)        Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Issuer notifies the Noteholder Representative that the Issuer requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Noteholder Representative notifies the Issuer that the Required Noteholders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the Issuer or any Subsidiary at “fair value”, as defined therein.

(b)       The Issuer is hereby authorized to act as an agent and representative of the other Note Parties party hereto in providing and receiving notices, consents, certificates, other writing or statements on behalf of the other Note Parties for purposes hereof (including for purposes of Article II).  Unless otherwise provided therein, the Noteholder Representative may assume any notice, consent, certificate, other writing or statement received from the Issuer is made on behalf of the other Note Parties, and shall be entitled to rely on, and shall incur no liability by acting upon, any such notice, consent, certificate, other writing or statement accordingly

Section 1.04     Pro Forma Calculations.  All relevant calculations for purposes of determining the Consolidated Total Leverage Ratio, the Consolidated Interest Expense, the Consolidated Secured Leverage Ratio, the First Lien Leverage Ratio, the Consolidated Interest Coverage Ratio or Consolidated EBITDA for any purpose under this Agreement shall be made on a Pro Forma Basis.

Section 1.05        Timing of Payments or Performance.  Unless expressly stated otherwise, when payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.06        Certain Calculations and Tests.

(a)        Notwithstanding anything in this Agreement or any Note Document to the contrary, when calculating any applicable financial ratio or test or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date the definitive agreements for such Limited Condition Transaction are entered into and (ii) in the case of a Limited Condition Transaction described in clause (ii) of the definition thereof, the date of giving of the irrevocable notice of redemption therefor (the “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period being used to calculate such financial ratio ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Issuer, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or test (including due to fluctuations in Consolidated EBITDA or otherwise) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions will not be deemed to have been exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transaction. For the avoidance of doubt, if the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test or basket availability with respect to any Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Transaction described in clause (i) thereof, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under this Agreement or any Note Document, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires.

(b)         Notwithstanding anything to the contrary herein, with respect to any Indebtedness or Liens incurred in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any tests based on the Consolidated Total Leverage Ratio, Consolidated Interest Expense, Adjusted Consolidated Interest Expense, the First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, Consolidated EBITDA or Adjusted Consolidated EBITDA) (any such amounts, the “Fixed Amounts”) substantially concurrently with any Indebtedness or Liens incurred in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including any tests based on the Consolidated Total Leverage Ratio, Consolidated Interest Expense, Adjusted Consolidated Interest Expense, the First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, Consolidated EBITDA or Adjusted Consolidated EBITDA) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the incurrence of the Incurrence-Based Amounts.

Section 1.07       Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.08        Currency; Calculation of Amounts. For purposes of any determination under Section 6.01, Section 6.02, Section 6.04 or Section 6.05 or under Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rates in effect on the date of such determination (with such currency exchange rates being determined by the Issuer in good faith); provided that no Default shall arise as a result of any limitation set forth in Section 6.01, Section 6.02, Section 6.04 or Section 6.05 being exceeded solely as a result of changes in currency exchange rates from the currency exchange rates applicable at the time or times the applicable transaction was initially consummated in reliance on the applicable exception to the limitation set forth in such Section.

Section 1.09        Interests Rates. The Noteholder Representative does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Noteholder Representative and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer.  The Noteholder Representative may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Issuer, any Noteholder or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10        Basket Usage. Notwithstanding anything in this Agreement to the contrary, for purposes of testing availability under any basket or dollar-based threshold set forth in this Agreement or any other Note Document (including baskets measured as a percentage of Consolidated EBITDA) (an “NPA Basket”) that corresponds to a basket or dollar-based threshold under the First Lien Credit Agreement or corresponding First Lien Loan Document as of the date hereof (a “Corresponding Credit Agreement Basket”), the Note Parties shall be deemed to have utilized such NPA Basket as of the Closing Date in an amount equal to the amount by which the Corresponding Credit Agreement Basket has been utilized as of the Closing Date (including as a result of the issuance of the Notes and other actions after the original date of the First Lien Credit Agreement and on or prior to the date hereof), such that the amount available to be incurred under such NPA Basket as of the Closing Date shall be equal to the amount available under the Corresponding Credit Agreement Basket as of the Closing Date.

ARTICLE II

THE NOTES

Section 2.01        Notes; Notice of Issuance; Disbursement of Funds.

(a)         Subject to the terms and conditions set forth in Section 4.01 hereof, the Issuer shall issue to the respective Noteholders, and each of the Noteholders shall purchase from the Issuer, Notes in the aggregate principal amount set forth next to such Noteholder’s name on Schedule 2.02. The parties hereto intend that, solely for U.S. federal (and applicable state, local and non-U.S.) income tax purposes, the Notes be treated as debt.

(b)        The Issuer shall give the Noteholder Representative one (1) Business Day prior written notice in the form of Exhibit J of the Notes to be issued hereunder. The written notice (each a “Notice of Issuance”) shall be irrevocable and shall be given by the Issuer in a form specifying (i) the aggregate principal amount of the Notes to be issued pursuant to the issuance, (ii) the date of such issuance (which shall be a Business Day) and (iii) to which account of the Issuer the proceeds of the such Notes are to be deposited. Following receipt of a Notice of Issuance, the Noteholder Representative shall promptly notify each Noteholder of the amount of its share of the applicable Notes. Each Noteholder shall make the amount of its Note available to the Noteholder Representative in immediately available funds at the Noteholder Representative’s account no later than 1:00 p.m., New York city time on the Business Day specified in the applicable Notice of Issuance. Upon receipt of all requested funds and subject to the terms and conditions set forth in Section 4.01 hereof, the Noteholder Representative shall make all funds so received available to the Issuer in like funds as received by the Noteholder Representative by wire transfer of such funds in accordance with the instructions provided on the Notice of Issuance. Unless Issuer has notified the Noteholder Representative in writing (which notification may be by email) by not later than 5:00 p.m., New York City time on the issuance date that it has not received the aggregate principal amount of the Notes to be issued pursuant to the Note of Issuance and the funds flow, Noteholder Representative shall deem the Notes purchased and make the appropriate recordations in the Register.

Section 2.02        Evidence of Debt; Repayment of Notes.

(a)       The Issuer hereby unconditionally promises to pay to the Noteholder Representative for the account of each Noteholder the principal amount of each Note of such Noteholder made to the Issuer as set forth in Section 2.09.

(b)        Each Noteholder shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Issuer to such Noteholder resulting from each Note purchased by the Issuer from such Noteholder from time to time, including the amounts of principal and interest payable and paid to such Noteholder from time to time under this Agreement.

(c)        The Noteholder Representative shall maintain accounts in which it will record (i) the amount of each Issuance made hereunder and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Issuer to each Noteholder hereunder and (iii) the amount of any sum received by the Noteholder Representative hereunder from or on behalf of the Issuer or any Subsidiary Guarantor and each Noteholder’s share thereof.

(d)         The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that (i) in the event of any inconsistency between any account maintained pursuant to clause (b) above and any account maintained pursuant to clause (c) above, the account maintained pursuant to clause (c) above shall be conclusive absent manifest error and (ii) the failure of any Noteholder or the Noteholder Representative to maintain such accounts or any error therein shall not in any manner affect the obligations of the Issuer to repay the Notes issued by it in accordance with their terms; provided, further in the event of a conflict between such accounts of the Noteholder Representative and the Register, the Register shall control.

(e)         (i) The Issuer shall deliver to each Noteholder on the Closing Date a promissory note in the aggregate principal amount set forth opposite such Noteholder’s name on Schedule 2.02 under the heading “Commitment” and (ii) the Issuer, upon request by any Noteholder and the delivery to the Issuer of such Noteholder’s existing promissory notes, shall deliver to each Noteholder replacement promissory notes representing such Noteholder’s pro rata share of the outstanding principal balance of the promissory notes from time to time. Upon receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of any promissory notes, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement in form and substance reasonably satisfactory to the Issuer, or, in the case of any such mutilation, upon surrender and cancellation of the mutilated promissory notes, as the case may be, the Issuer will issue a new promissory notes of like tenor, in lieu of such lost, stolen, destroyed or mutilated promissory notes.

Section 2.03        Fees.

(a)       The Issuer agrees to pay to the Noteholder Representative (i) for its own account, an annual agency fee (the “Noteholder Representative Fees”) as separately agreed to in the Noteholder Representative Fee Letter and (ii) for the account of each Noteholder, a fee (the “Noteholder Fee”) as separately agreed to in the Noteholder Fee Letter.

(b)        All Fees shall be paid on the dates due, in immediately available funds, to the Noteholder Representative for distribution, if and as appropriate, among the applicable Noteholders.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.04        Interest on Notes.

(a)        Subject to the provisions of Section 2.05, the Notes shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal to the Applicable Rate.  Interest shall accrue (i) from and including the date of purchase of the Note to but excluding the first Interest Payment Date, and thereafter (ii) from the Interest Payment Date to but excluding the next succeeding Interest Payment Date.

(b)       Interest on each Note shall be payable to the Noteholder Representative for the benefit of the Noteholders on the applicable Interest Payment Dates.  The Adjusted Term SOFR for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Noteholder Representative, and such determination shall be conclusive absent manifest error.

Section 2.05        Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Section 7.01, upon the election of the Required Noteholders and notification of the same to the Issuer (or automatically in the case of the occurrence and continuance of any Event of Default under Section 7.01(b) or Section 7.01(c) or, solely with respect to the Issuer, Section 7.01(g) or Section 7.01(h)), the interest rate applicable in respect of the Notes shall increase to the rate applicable pursuant to Section 2.04 plus 4.00% per annum; provided that the Required Noteholders may impose such rate retroactively to the occurrence of such Event of Default.  If any Obligation including fees, costs and expenses payable hereunder) is not paid when due (giving effect to any applicable grace period) under any applicable Note Document, the amount thereof shall accrue interest at the rate set forth in the preceding sentence.

Section 2.06        Inability to Determine Rates.  Subject to Section 2.20, if, on or prior to the first day of any Interest Period:

(a)       the Noteholder Representative determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)         the Required Noteholders determine that for any reason in connection with an Issuance or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Noteholders holding such Notes, and the Required Noteholders have provided notice of such determination to the Noteholder Representative, then, in each case, the Noteholder Representative will promptly so notify the Issuer and each Noteholder, and the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer shall endeavor to establish an alternate rate of interest to Adjusted Term SOFR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Noteholder Representative shall have posted such proposed amendment to all Noteholders and the Issuer unless, prior to such time, Noteholders comprising the Required Noteholders have delivered to the Noteholder Representative written notice that such Required Noteholders object to such amendment.

Section 2.07       Termination of Commitments.  The Note Commitment shall automatically terminate on the Closing Date upon the issuance of the Notes pursuant to Section 2.01.

Section 2.08        [Reserved].

Section 2.09        Repayment of Notes.

(a)         The Issuer shall purchase (each a “Mandatory Redemption”) from the Noteholders on a pro rata basis, on the last Business Day of each calendar quarter (commencing with the fiscal quarter ending December 31, 2023) (each such date being called a “Mandatory Redemption Date”), an aggregate principal amount of the Notes equal to $687,500, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment (the “Mandatory Redemption Amount”).

(b)        To the extent not previously paid, all Notes and all other Obligations shall be due and payable on the Maturity Date, including accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

Section 2.10        Optional Redemptions.

(a)         The Issuer shall have the right at any time and from time to time to redeem any Note issued by the Issuer that was issued by it to the applicable Noteholders, in whole or in part, upon at least three (3) Business Days’ prior written notice to the Noteholder Representative before 12:00 (noon), New York City time, on the relevant date; provided, however, that each partial redemption shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or if less, the entire remaining principal amount of Notes then outstanding).

(b)       Optional redemptions of Notes shall be allocated pro rata among the Noteholders and shall be applied against the remaining scheduled installments of principal due in respect of such Notes as directed by the Issuer (and absent such direction, in direct order of maturity).

(c)        Each such notice of redemption shall specify the redemption date and principal amount of Notes to be optionally redeemed and shall be irrevocable (provided, that such redemption may be conditioned upon the occurrence of certain events and revocable in the event that such events do not occur on the applicable date or dates) and shall commit the Issuer to redeem by the amount stated therein on the date stated therein.  All redemptions under this Section 2.10 shall be accompanied by accrued and unpaid interest on the principal amount to be redeemed to but excluding the date of redemption and any Redemption Premium.

Section 2.11        Mandatory Redemptions.

(a)        Not later than the fifth Business Day following the deemed receipt (pursuant to the definition of “Net Cash Proceeds”) of Net Cash Proceeds in respect of any Prepayment Event (including by or on behalf of the Note Representative as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Issuer shall apply an amount equal to 100% of such Net Cash Proceeds to redeem outstanding Notes (including payment of applicable Redemption Premium), subject to and in accordance with Section 2.11(d); provided, however, that (x) so long as no Event of Default under Section 7.01(b) or Section 7.01(c) or, solely with respect to the Issuer, Section 7.01(g) or Section 7.01(h) has occurred or is continuing and (y) in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” (with respect to clause (a), in the event of any such event occurring (i) prior to the Covenant Termination Date, with respect to Net Cash Proceeds not to exceed $50,000,000 in the aggregate or (ii) following the Covenant Termination Date, with respect to Net Cash Proceeds in an amount not to exceed 50% of the aggregate Net Cash Proceeds in respect of such event), if a Financial Officer of the Issuer shall, on or prior to the date of the required redemption, deliver to the Noteholder Representative a certificate of a Financial Officer to the effect that the Issuer intends to cause the Net Cash Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Cash Proceeds to be reinvested in the business of the Issuer or its Subsidiaries, or to enter into an acquisition permitted by this Agreement, then no redemption shall be required pursuant to this paragraph in respect of the Net Cash Proceeds in respect of such event (or the portion of such Net Cash Proceeds specified in such certificate, if applicable) except to the extent of any such Net Cash Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Issuer or one or more Subsidiaries shall have committed to invest such proceeds), at which time a redemption shall be required in an amount equal to such Net Cash Proceeds that have not been so applied.

(b)       In the event that the Issuer or any Subsidiary shall receive Net Cash Proceeds from the issuance of Indebtedness for money borrowed (other than Indebtedness for money borrowed permitted pursuant to Section 6.01 (other than Refinancing Indebtedness incurred to refinance any Notes hereunder)), the Issuer shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by the Issuer or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to redeem outstanding Notes in accordance with Section 2.11(d).

(c)         [Reserved].

(d)         Subject to Section 2.11(e), mandatory redemptions of outstanding Notes under this Agreement shall be applied as directed by the Issuer (or, in the absence of such direction, first, ratably among the Notes and applied in direct order of maturity to the scheduled installments of principal due in respect of the Notes); provided, however, each Noteholder shall have the right to elect, by written notice to the Noteholder Representative no later than 12:00 (noon), New York City time, one (1) Business Day prior to date of the mandatory redemption of the outstanding Notes, to decline all (but not a portion) of its pro rata share of such redemption other than with respect to a redemption pursuant to clause (d) above (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be retained by the Issuer and its Subsidiaries, subject, in any event, to the prepayment terms of the First Lien Credit Agreement.

(e)         The Issuer shall (i) give prior written notice to the Noteholder Representative of any redemption required under this Section 2.11 no later than 12:00 (noon), New York City time, three (3) Business Days prior to the date of redemption, and (ii) deliver to the Noteholder Representative, at the time of the making of each such redemption, a certificate signed by a Financial Officer of the Issuer setting forth in reasonable detail the calculation of the amount of such redemption. Each notice of redemption shall specify the redemption date and the principal amount of each Note (or portion thereof) to be redeemed.

(f)         Notwithstanding anything in this Section 2.11 to the contrary, if at the time that any redemption would be required under clause (a) above, the Issuer is required to (or to offer to) repurchase or prepay any other Indebtedness (including any First Lien Term Loans or Alternative Incremental Facility Debt) secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with Net Cash Proceeds (such Indebtedness required to be offered to be so repurchased or prepaid, the “Other Applicable Indebtedness”), then the Issuer may apply such amount on a pro rata basis to the redemption of the Notes and to the repurchase, redemption or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of such Notes and Other Applicable Indebtedness at such time); provided that the portion of such prepayment, redemption or repurchase allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, thereof shall be allocated to the Notes in accordance with the terms hereof, and the amount required to be used to make prepayments or redemptions hereunder shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Notes in accordance with the terms hereof.

(g)       Notwithstanding any other provisions of Section 2.11(a), (A) to the extent that any of or all the Net Cash Proceeds of any Prepayment Event by a Foreign Subsidiary of the Issuer giving rise to a prepayment pursuant to Section 2.11(a) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the Issuer, the portion of such Net Cash Proceeds so affected will not be required to be taken into account in determining the amount to be applied to redeem outstanding Notes at the times provided in Section 2.11(a), and such amounts may be retained by such Subsidiary, and once the Issuer has determined in good faith that such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, then the amount of such Net Cash Proceeds will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the redemption of the Notes pursuant to Section 2.11(a), (B) to the extent that and for so long as the Issuer has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would have a material adverse tax consequence with respect to such Net Cash Proceeds, the amount of Net Cash Proceeds so affected will not be required to be taken into account in determining the amount to be applied to redeem outstanding Notes at the times provided in Section 2.11(a), and such amounts may be retained by such Subsidiary; provided that when the Issuer determines in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would no longer have a material adverse tax consequence with respect to such Net Cash Proceeds, such Net Cash Proceeds shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the redemption of the Notes pursuant to Section 2.11(a), and (C) to the extent that and for so long as the Issuer has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would give rise to liability (or a material risk of liability) for the directors of such Subsidiary, the Net Cash Proceeds so affected will not be required to be taken into account in determining the amount to be applied to redeem outstanding Notes at the times provided in Section 2.11(a), and such amounts may be retained by such Subsidiary; provided that when the Issuer determines in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would no longer give rise to liability for the directors of such Subsidiary, such Net Cash Proceeds shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the redemption of the Notes pursuant to Section 2.11(a).

(h)       All redemptions under this Section 2.11 shall be accompanied by accrued and unpaid interest on the principal amount to be redeemed to but excluding the date of redemption and the Redemption Premium.

Section 2.12        Requirements; Change in Circumstances.

(a)        Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Noteholder (except any such reserve requirement which is reflected in the Adjusted Term SOFR), subject any Noteholder to any Tax (other than Indemnified Taxes and or Excluded Taxes) or shall impose on such Noteholder or the Term SOFR market any other condition affecting this Agreement or the Notes purchased by such Noteholder due to the Adjusted Term SOFR, and the result of any of the foregoing shall be to increase the cost to such Noteholder of making or maintaining any Note or to reduce the amount of any sum received or receivable by such Noteholder hereunder (whether of principal, interest or otherwise), then the Issuer will pay to such Noteholder upon demand such additional amount or amounts as will compensate such Noteholder for such additional costs incurred or reduction suffered.

(b)        If any Noteholder shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Noteholder’s capital or on the capital of such Noteholder’s holding company, if any, as a consequence of this Agreement or the Notes purchased by such Noteholder pursuant hereto to a level below that which such Noteholder or such Noteholder’s holding company could have achieved but for such Change in Law (taking into consideration such Noteholder’s policies and the policies of such Noteholder’s holding company with respect to capital adequacy or liquidity), then from time to time the Issuers shall pay to such Noteholder such additional amount or amounts as will compensate such Noteholder or such Noteholder’s holding company for any such reduction suffered.

(c)       A certificate of a Noteholder setting forth the amount or amounts necessary to compensate such Noteholder or its holding company, as applicable, as specified in clause (a) or (b) above shall be delivered to the Issuer and shall be conclusive absent manifest error.  The Issuer shall pay such Noteholder the amount shown as due on any such certificate delivered by it within thirty (30) days after its receipt of the same.

(d)         Failure or delay on the part of any Noteholder to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Noteholder’s right to demand such compensation; provided, however, that the Issuer shall not be under any obligation to compensate any Noteholder under clause (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is one hundred eighty (180) days prior to such request if such Noteholder knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.  The protection of this Section 2.12 shall be available to each Noteholder regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(e)         For the avoidance of doubt, for purposes of this Section 2.12, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities pursuant to Basel III shall, be deemed to be a Change in Law regardless of the date adopted, issued, promulgated or implemented.

(f)        Notwithstanding any other provision of this Section, no Noteholder shall demand compensation for any increased cost or reduction pursuant to this Section 2.12 if (i) it shall not at the time be the general policy or practice of such Noteholder to demand such compensation in similar circumstances under comparable provisions of other note purchase agreements and (ii) such increased cost or reduction is due to market disruption, unless such circumstances generally affect the private placement market when the Required Noteholders have made such a request.

Section 2.13        Change in Legality.

(a)         Notwithstanding any other provision of this Agreement but subject to Section 1.09, which shall control in the event of a conflict (as reasonably determined by the Noteholder Representative and the Issuer) between this Section 2.13 and Section 1.09, if any Change in Law shall make it unlawful for any Noteholder to make or maintain any Note at the Adjusted Term SOFR or to give effect to its obligations as contemplated hereby with respect to the Adjusted Term SOFR, then, by written notice to the Issuer and to the Noteholder Representative:

(i)          such Noteholder may declare that the Adjusted Term SOFR will not thereafter (for the duration of such unlawfulness) be a constituent rate in the calculation of interest hereunder; and

(ii)        The Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer shall in good faith negotiate an alternative constituent rate to be used to calculate interest hereunder.

(b)        For purposes of this Section 2.13, a notice to the Issuer by any Noteholder shall be effective as to each Notes made by such Noteholder, if lawful, on the last day of the Interest Period then applicable to such Notes; in all other cases such notice shall be effective on the date of receipt by the Issuer in accordance with this Agreement.

(c)        Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof (or, with respect to any Noteholder, such later date on which such Noteholder becomes a party to this Agreement) the adoption of or any change in any Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Noteholder or its lending office to hold the Notes (and, in the opinion of such Noteholder, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Noteholder), then such Noteholder shall promptly notify the Issuer thereof, following which if such Law shall so mandate, the Notes shall be prepaid by the Issuer on or before such date as shall be mandated by such Law in accordance with Section 2.10.

Section 2.14        Indemnity.  The Issuer shall indemnify each Noteholder against any actual loss (other than loss of margin) or expense that such Noteholder may sustain or incur as a consequence of:

(a)      any event, other than a default by such Noteholder in the performance of its obligations hereunder, which results in such Noteholder receiving any amount on account of the principal of any Note prior to the last day of the Interest Period in effect therefor (a “Breakage Event”) or

(b)         any default in the making of any payment or redemption required to be made hereunder.

In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Noteholder, of (i) its cost of obtaining funds for its Note that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Note over (ii) the amount of interest likely to be realized by such Noteholder in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Noteholder setting forth any amount or amounts which such Noteholder is entitled to receive pursuant to this Section 2.14 shall be delivered to the Issuer and shall be conclusive absent manifest error.

Section 2.15       Pro Rata Treatment.  Except as required under Section 2.13, and as otherwise provided in this Agreement, each Issuance, each payment of interest on the Notes and each reduction of the Note Commitments shall be allocated pro rata among the Noteholders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Notes).  Each Noteholder agrees that in computing such Noteholder’s portion of any Issuance to be made hereunder, the Noteholder Representative may, in its discretion, round each Noteholder’s percentage of such Issuance to the next higher or lower whole dollar amount; provided that this Section 2.15 shall not be construed to apply to any payment obtained by a Noteholder as consideration for the assignment or sale of a participation in any of its portion of any Note or Commitment to any assignee or participant.

Section 2.16         Sharing of Setoffs.  Each Noteholder agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Issuer or any other Note Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Noteholder under any applicable bankruptcy, insolvency or other similar law or otherwise, or shall by other means, obtain payment (voluntary or involuntary) in respect of any Note as a result of which the unpaid portion of its Notes shall be proportionately less than the unpaid portion of the Notes of any other Noteholder, it shall be deemed simultaneously to have purchased from such other Noteholder at face value, and shall promptly pay to such other Noteholder the purchase price for, a participation in the Notes of such other Noteholder, so that the aggregate unpaid amount of the Notes and participations in Notes held by each Noteholder shall be in the same proportion to the aggregate unpaid amount of all Notes then outstanding as the amount of its Notes prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the amount of all Notes outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.  The Issuer expressly consents to the foregoing arrangements and agree that, subject to applicable Law, any Noteholder holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Issuer to such Noteholder by reason thereof as fully as if such Noteholder had purchased a Note directly from the Issuer in the amount of such participation.

Section 2.17        Payments.

(a)         The Issuer shall make each payment (including principal of or interest on any Issuance or any Fees or other amounts) hereunder and under any other Note Document not later than 1:00 p.m., New York City time (or such later time as the Noteholder Representative may agree), on the date when due in immediately available funds, without setoff, defense or counterclaim, in Dollars.  Each such payment shall be made to the Noteholder Representative.  Any payments received after 1:00 p.m. may, in the Noteholder Representative’s sole discretion, be deemed received on the immediately succeeding Business Day.

(b)         Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Issuance or any Fees or other amounts) hereunder or under any other Note Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)         Unless the Noteholder Representative shall have received notice from the Issuer prior to the date on which any payment is due to the Noteholder Representative for the account of the Noteholders hereunder that the Issuer will not make such payment, the Noteholder Representative may assume that the Issuer has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Noteholders the amount due.  In such event, if the Issuer does not in fact make such payment, then the Noteholders severally agree to repay to the Noteholder Representative forthwith on demand the amount so distributed to such Noteholder in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Noteholder Representative, at a rate determined by the Noteholder Representative to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

Section 2.18        Taxes.

(a)       All payments by or on account of any obligation of the Issuer or any other Note Party hereunder or under any other Note Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax in respect of any such payment, the applicable withholding agent shall be entitled to make such deductions or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. If such Tax is an Indemnified Tax, the sum payable by the applicable Note Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.18), each Noteholder (or, in the case of payments made to the Noteholder Representative for its own account, the Noteholder Representative) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)       Without duplication of the prior subsection (a), the Note Parties shall jointly and severally timely pay all Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Noteholder Representative, timely reimburse it for the payment of any Other Taxes.

(c)        The Note Parties shall jointly and severally indemnify and hold the Noteholder Representative and each Noteholder harmless, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes paid or payable by the Noteholder Representative or such Noteholder, as the case may be, (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Issuer by a Noteholder, or by the Noteholder Representative on its behalf or on behalf of a Noteholder, shall be conclusive absent manifest error.

(d)        Each Noteholder shall, and does hereby, severally indemnify and hold the Noteholder Representative harmless and shall make payment in respect thereof within ten (10) days after demand therefor, (i) against any Indemnified Taxes attributable to such Noteholder (but only to the extent that any Note Party has not already indemnified the Noteholder Representative for such Indemnified Taxes and without limiting the obligation of the Note Parties to do so), (ii) against any Taxes attributable to such Noteholder’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) against any Excluded Taxes attributable to such Noteholder, in each case, that are payable or paid by the Noteholder Representative in connection with any Note Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Noteholder by the Noteholder Representative shall be conclusive absent manifest error.   Each Noteholder hereby authorizes the Noteholder Representative to set off and apply any and all amounts at any time owing to such Noteholder under this Agreement or any other Note Document against any amount due the Noteholder Representative under this paragraph.

(e)        As soon as practicable after any payment of any Taxes by the Issuer or any other Note Party to a Governmental Authority pursuant to this Section 2.18, the Issuer shall deliver to the Noteholder Representative the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Noteholder Representative.

(f)          Status of Noteholders.

(i)           Any Noteholder that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Note Document shall deliver to the Issuer and the Noteholder Representative, at the time or times reasonably requested by the Issuer or the Noteholder Representative, such properly completed and executed documentation as the Issuer or the Noteholder Representative may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Noteholder, if reasonably requested by the Issuer or the Noteholder Representative, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Issuer or the Noteholder Representative as will enable the Issuer or the Noteholder Representative to determine whether or not such Noteholder is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the immediately preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.18(f)(ii)(A), (B) and (D)) shall not be required if in the Noteholder’s reasonable judgment such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder.

(ii)          Without limiting the generality of the foregoing,

(A)        each Noteholder that is not a Foreign Noteholder shall deliver to the Issuer and the Noteholder Representative on or prior to the date on which such Noteholder becomes a Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Noteholder Representative), executed copies of IRS Form W-9 certifying that such Noteholder is exempt from U.S. federal backup withholding tax;

(B)      each Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Noteholder Representative on or prior to the date on which such Foreign Noteholder becomes a Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Noteholder Representative), whichever of the following is applicable:

(1)          in the case of any Foreign Noteholder claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Note Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Note Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          two executed copies of IRS Form W-8ECI;

(3)        in the case of any Foreign Noteholder claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x)  executed copies of a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Noteholder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Noteholder are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)         to the extent any Foreign Noteholder is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2, Exhibit H-3 or Exhibit H-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Noteholder is a partnership (and not a participating Noteholder) and one or more direct or indirect partners of such Foreign Noteholder are claiming the portfolio interest exemption, such Foreign Noteholder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-3 on behalf of each such direct or indirect partner;

(C)      each Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Noteholder Representative on or prior to the date on which such Foreign Noteholder becomes a Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Noteholder Representative), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Issuer or the Noteholder Representative to determine the withholding or deduction required to be made;  and

(D)        if a payment made to any Noteholder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Noteholder shall deliver to the Issuer and the Noteholder Representative at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Issuer or the Noteholder Representative such documentation as is prescribed by applicable requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Issuer and the Noteholder Representative to comply with their obligations under FATCA, to determine whether such Noteholder has complied with such Noteholder’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 2.18(f)(ii)(D), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement and the term “Noteholder” shall include the Noteholder Representative.

(E)        if the Noteholder Representative is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Person”), it shall provide the Issuer, on or prior to the date that it becomes a party to this Agreement, with an executed copy of IRS Form W-9 or (2) if the Noteholder Representative is not a U.S. Person, then it shall provide the Issuer with an executed copy of IRS Form W-8ECI with respect to fees received on its own behalf and any such other documentation prescribed by applicable Law and reasonably requested by the Issuer that would allow the applicable Issuer to make payments to the Noteholder Representative with respect to such fees without deduction or withholding of any U.S. federal withholding Taxes.  If the Noteholder Representative is not a U.S. Person, such Noteholder Representative shall provide the Issuer, on or prior to the date that it becomes a party to this Agreement, with a duly completed copy of IRS Form W-8IMY (or successor form) certifying that it is either (i) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others or (ii) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the U.S. and that it is using such form as evidence of its agreement with the Issuer to be treated as a United States person with respect to such payments (and the Issuer and the Noteholder Representative agree to so treat the Noteholder Representative as a United States person with respect to such payments as contemplated by U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Issuer can make payments to the Noteholder Representative without deduction or withholding of any Taxes imposed by the United States.

Each Noteholder agrees that if any documentation it previously delivered pursuant to this Section 2.18(f) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Issuer and the Noteholder Representative in writing of its legal inability to do so.  Each Noteholder hereby authorizes the Noteholder Representative to deliver to the Note Parties and to any successor Noteholder Representative any documentation provided by such Noteholder to the Noteholder Representative pursuant to this Section 2.18(f).

(g)      If the Noteholder Representative or any Noteholder determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Issuer or any other Note Party or with respect to which such other Note Party has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Issuer or such Note Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer or such Note Party under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Noteholder Representative or such Noteholder (including Taxes), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) to the extent that the payment thereof would place the indemnified party in a less favorable net after-Tax position than the position that the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Issuer, any other Note Party or any other person.

(h)         Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Noteholder Representative or any assignment of rights by, or the replacement of, a Noteholder, the termination of the Note Documents, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Note Document.

Section 2.19        Assignment of Commitments Under Certain Circumstances.

(a)         In the event (i) the Issuer or any other Note Party is required to pay any additional amount to or indemnify any Noteholder or any Governmental Authority on account of any Noteholder pursuant to Section 2.12 or Section 2.18, (ii) any Noteholder has become a Defaulting Noteholder or (iii) any Noteholder refuses to consent to any amendment, consent, waiver or other modification of any Note Document requested by the Issuer that requires the consent of all Noteholders, all affected Noteholders or a greater percentage of the Noteholders than the Required Noteholders and such amendment, consent, waiver or other modification is consented to by the Required Noteholders, the Issuer may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Noteholder and the Noteholder Representative, require such Noteholder to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (ii) above, all of its interests, rights and obligations with respect to the Commitments that is the subject of the related consent, amendment, waiver or other modification) to an assignee that shall assume such assigned obligations (which assignee may be another Noteholder, if a Noteholder accepts such assignment); provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Issuer shall have received the prior written consent of the Noteholder Representative, which consent shall not unreasonably be withheld (it being acknowledged and agreed that (A) the consent of the Noteholder Representative shall not be required under this clause (y) in the case of an assignment of a Note to a Noteholder or an Affiliate or Related Fund of a Noteholder and (B) the consent of any person that would otherwise be required under this clause (y) shall not be required if such person is the Noteholder required to make any such transfer and assignment hereunder), and (z) the Issuer or such assignee shall have paid to the applicable Noteholder in immediately available funds an amount equal to the sum of the principal of, and interest accrued to the date of such payment on, the outstanding Notes of such Noteholder plus all Fees and other amounts accrued for the account of such Noteholder hereunder (including any Redemption Premium); provided further, that, no such transfer and assignment shall be required if prior to any such transfer and assignment, the circumstances or event that resulted in the amounts paid pursuant to Section 2.18 cease to result in amounts being payable under Section 2.18 (including as a result of any action taken by such Noteholder pursuant to clause (b) below).  Each Noteholder hereby grants to the Noteholder Representative an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Noteholder as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Noteholder’s interests hereunder in the circumstances contemplated by this Section 2.19(a).

(b)       If the Issuer or any other Note Party is required to pay any additional amount to or indemnify any Noteholder or any Governmental Authority on account of any Noteholder, pursuant to Section 2.18, then such Noteholder shall use reasonable efforts (which shall not require such Noteholder to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Issuer or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future.

Section 2.20        Benchmark Replacement Setting.

(a)         Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Note Document, upon the occurrence of a Benchmark Transition Event, the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Noteholder Representative has posted such proposed amendment to all affected Noteholders and the Issuer.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)       Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Noteholder Representative (acting at the direction of the Required Noteholders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Note Document.

(c)        Notices; Standards for Decisions and Determinations.  The Noteholder Representative will promptly notify the Issuer and the Noteholders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Noteholder Representative will notify the Issuer of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (v) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Noteholder Representative or, if applicable, any Noteholder (or group of Noteholders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Note Document, except, in each case, as expressly required pursuant to this Section 2.20.

(d)         [Reserved].

(e)       Benchmark Unavailability Period.  Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer may revoke any pending Issuance of, conversion to or continuation of Notes to be made, converted or continued during any Benchmark Unavailability Period.

Section 2.21        Defaulting Noteholders.

(a)         Notwithstanding anything to the contrary contained in this Agreement, if any Noteholder becomes a Defaulting Noteholder, then, until such time as such Noteholder is no longer a Defaulting Noteholder, to the extent permitted by applicable Law:

(i)        Such Defaulting Noteholder’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Noteholders”.

(ii)         Any payment of principal, interest, fees or other amounts received by the Noteholder Representative for the account of such Defaulting Noteholder (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise) or received by the Noteholder Representative from a Defaulting Noteholder pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Noteholder Representative as follows: first, to the payment of any amounts owing by such Defaulting Noteholder to the Noteholder Representative hereunder; second, as the Issuer may request (so long as no Default or Event of Default exists), to the funding of any Note in respect of which such Defaulting Noteholder has failed to fund as required by this Agreement, as determined by the Noteholder Representative; third, if so determined by the Noteholder Representative and the Issuer, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Noteholder’s potential future funding obligations with respect to Notes under this Agreement; fourth, to the payment of any amounts owing to the Noteholders as a result of any judgment of a court of competent jurisdiction obtained by any Noteholder against such Defaulting Noteholder as a result of such Defaulting Noteholder’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Issuer against such Defaulting Noteholder as a result of such Defaulting Noteholder’s breach of its obligations under this Agreement; and sixth, to such Defaulting Noteholder or as otherwise directed by a court of competent jurisdiction.  Any payments, redemptions or other amounts paid or payable to a Defaulting Noteholder that are applied (or held) to pay amounts owed by a Defaulting Noteholder shall be deemed paid to and redirected by such Defaulting Noteholder, and each Noteholder irrevocably consents hereto.

(b)       If the Issuer and the Noteholder Representative agree in writing that a Noteholder is no longer a Defaulting Noteholder, the Noteholder Representative will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Noteholder will, to the extent applicable, purchase at par that portion of outstanding Notes of the other Noteholders or take such other actions as the Noteholder Representative may determine to be necessary to cause the Notes to be held pro rata by the Noteholders in accordance with the Note Commitments under the applicable facility, whereupon such Noteholder will cease to be a Defaulting Noteholder; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while that Noteholder was a Defaulting Noteholder; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Noteholder to Noteholder will constitute a waiver or release of any claim of any party hereunder arising from that Noteholder’s having been a Defaulting Noteholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Issuer (with respect to itself and, where applicable, its Subsidiaries) represents and warrants to the Noteholder Representative and the Noteholders, after giving effect to this Agreement, at the time of Issuance:

Section 3.01       Organization; Powers.  Each of the Issuer and its Subsidiaries (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization (except, in the case of any Subsidiary, to the extent the failure to be so could not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect), (b) has the corporate or other organizational power and authority to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and each other Note Document and (c) except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept exists in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

Section 3.02        Authorization; Due Execution and Delivery; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes, and each other Note Document to which any Note Party is to be a party, when executed and delivered by such Note Party, will constitute, a legal, valid and binding obligation of the Issuer or such Note Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03        Governmental Approvals; No Conflicts.  The execution, delivery and performance by each Note Party of each Note Document to which it is a party (a) as of the date such Note Document is executed, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to perfect Liens created under the Note Documents or (ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Law applicable to the Issuer or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Issuer or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Issuer or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration under this clause (c) or clause (b) above that would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of the Issuer or any Subsidiary, except Liens created under the Note Documents or permitted by Section 6.02.

Section 3.04        Financial Condition; No Material Adverse Change.

(a)        The Audited Financial Statements and the Unaudited Financial Statements present fairly, in all material respects, the financial position of the Issuer and the Subsidiaries on a combined consolidated basis as of such dates and their results of operations and cash flows for the period covered thereby, and were prepared in accordance with GAAP consistently applied throughout the period covered thereby except as otherwise expressly noted therein, subject to normal year-end audit adjustments and, in the case of the Unaudited Financial Statements, the absence of footnotes.

(b)        Since December 31, 2022, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

Section 3.05        Properties.

(a)       Each of the Issuer and its Subsidiaries has good title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property necessary for the conduct of its business (including the Mortgaged Properties), (i) free and clear of Liens, other than Liens expressly permitted by Section 6.02 and (ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         Each of the Issuer and its Subsidiaries owns free and clear of all Liens (other than Liens expressly permitted under Section 6.02), or has, to the knowledge of the Issuer and its Subsidiaries, a valid and enforceable right to use, any and all trademarks, service marks, trade names, corporate names, logos, domain names, URLs, copyrights (including published and unpublished works of authorship, website and mobile content, data and other compilations of information, and any moral rights therein or thereto), rights in software, patents, patent rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all common law rights, registrations and applications for registrations, renewals, extensions, reissuances and divisionals therefor (collectively, “IP Rights”) that are used in or necessary for its business as currently conducted, and the use of such IP Rights by the Issuer and each Subsidiary does not infringe upon, misappropriate or otherwise violate the rights of any other Person, except, in each case, for any such failures to own or have rights to use, or any such infringements, misappropriations or other violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No claim or litigation regarding any IP Rights owned (including with respect to the validity or enforceability of such owned IP Rights) or used by the Issuer or any Subsidiary is pending or, to the knowledge of the Issuer or any Subsidiary, threatened against the Issuer or any Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 3.06        Litigation and Environmental Matters.

(a)       There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened in writing against or affecting the Issuer or any Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)         Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Issuer or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or, to the knowledge of the Issuer or any Subsidiary, there is a reasonable basis for any such Environmental Liability, (iii) has received notice of any notice or claim with respect to any Environmental Liability, or (iv) is reasonably expected to incur any Environmental Liability with respect to any Release on any real property now or previously owned, leased or operated by it or on any third party property.

Section 3.07        Compliance with Laws.  Each of the Issuer and its Subsidiaries is in compliance with all Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08        Sanctions; Anti-Corruption Laws.

(a)        The Issuer has implemented and maintains in effect policies and procedures designed to promote compliance by the Issuer, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Issuer and its Subsidiaries and their respective officers and employees (when acting in their role as officers and employees).

(b)        To the knowledge of the Issuer, the respective directors of the Issuer and its Subsidiaries (when acting in their role as directors) and agents (in their capacity as such) are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Issuer being designated as a Sanctioned Person.

(c)         None of the Issuer, any Subsidiary or any of their respective directors, officers or employees is a Sanctioned Person.  None of the Issuer or any Subsidiary is operating, organized or resident in any Sanctioned Country.

Section 3.09       Investment Company Status.  None of the Issuer or any other Note Party is required to register as an “investment company” under the Investment Company Act.

Section 3.10        Federal Reserve Regulations.

(a)         None of the Issuer or any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock.

(b)       No part of the proceeds of the Notes will be used, directly or indirectly, for any purpose that violates the provisions of Regulations U or X of the Board of Governors.

Section 3.11        Taxes.  Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each of the Issuer and each Subsidiary (a) has timely filed or caused to be timely filed all Tax returns and reports required to have been filed by it and (b) has timely paid or caused to be timely paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings, if the Issuer or such Subsidiary, as applicable, has set aside on its books adequate reserves therefor in accordance with GAAP.

Section 3.12        ERISA.

(a)        Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b)         Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Laws applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of the Issuer, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Issuer or any Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Noteholders in respect of any unfunded liabilities in accordance with GAAP.

Section 3.13       Disclosure. As of the Closing Date, no reports, financial statements, certificates or other written information furnished by or on behalf of the Issuer or any Subsidiary to the Noteholder Representative Agent or any Noteholder on or before the Closing Date in connection with the negotiation of this Agreement or any other Note Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Issuer represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood and agreed that (i) such projected financial information is merely a prediction as to future events and are not to be viewed as facts, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Issuer or any of its Subsidiaries and (iii) no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

Section 3.14       Subsidiaries.  As of the Closing Date, Schedule 3.14 sets forth the name of, and the ownership interest of the Issuer and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Note Party, after giving effect to the Transactions.

Section 3.15       Solvency.  As of the Closing Date, after giving effect to the Transactions, (a) the fair value of the assets of the Issuer and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Issuer and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Issuer and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Issuer and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted.  For purposes of this Section, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.16        Collateral Matters.

(a)         Each Security Document, is effective to create (to the extent described therein) in favor of the Noteholder Representative for the benefit of the Secured Parties a legal, valid, enforceable security interest in the Collateral to the extent intended to be created thereby and (x) when all financing statements and other appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and filings and recordation with the United States Patent and Trademark Office and the United States Copyright Office (which filings or recordings shall be made to the extent required by the applicable Security Document) and (y) when the taking of possession by the Noteholder Representative (or the First Lien Term Agent as bailee for the Noteholder Representative in accordance with the terms of the Intercreditor Agreement) of such Collateral with respect to which a security interest may be perfected by possession (which possession shall be given to the Noteholder Representative (or the First Lien Term Agent as bailee for the Noteholder Representative in accordance with the terms of the Intercreditor Agreement) to the extent possession by the Noteholder Representative is required by the applicable Security Document) occurs, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, then the security interests created by the Security Documents shall constitute so far as possible under relevant law fully perfected Liens on, and security interests in (in each case with respect to such Liens and security interests, to the extent intended to be created thereby and required to be perfected under the Note Documents) all right, title and interest of the Note Parties in such Collateral in each case prior and superior in right to any other Person, subject to Liens permitted under Section 6.02.

(b)         Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Noteholder Representative, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c)         Upon the recordation of the Collateral Agreement (or short-form intellectual property security agreements in form and substance substantially similar to the Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the Collateral Agreement)) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Note Parties in the Intellectual Property (as defined in the Collateral Agreement) described therein in which a security interest may be perfected by such filing of such documents in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary pursuant to Section 4.05(e) of the Collateral Agreement, or to perfect a security interest in such Intellectual Property acquired by the Note Parties after the Closing Date).

Section 3.17       Use of Proceeds.  The Issuer will use the proceeds of the Notes for the Refinancing and to pay fees and expenses in connection herewith and therewith.

Section 3.18        Labor Matters.  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date: (a) there are no strikes, lockouts or slowdowns against the Issuer or any Subsidiary pending or, to the knowledge of the Issuer, threatened, (b) the hours worked by and payments made to employees of the Issuer and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign Law dealing with such matters and (c) all payments due from the Issuer or any Subsidiary, or for which any claim may be made against the Issuer or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Issuer or such Subsidiary.

Section 3.19        PATRIOT Act and Other Regulations.

(a)        The Issuer and each of the Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act and other applicable anti-terrorism and anti-money laundering laws; and

(b)        no part of the proceeds of the Notes will be used, directly or to the knowledge of the Issuer indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.20       Insurance. The Issuer and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are required under Section 5.07.

Section 3.21       Location of Real Property. Schedule 3.20 lists completely and correctly as of the Closing Date all Material Real Property owned by the Issuer and its Subsidiaries and the addresses thereof.

Section 3.22        The Notes.

(a)         The Notes have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

(b)         Assuming that the representations and warranties of the Noteholders contained in Section 9.23 are true and correct and that each Noteholder complies with its agreements contained in Section 9.23, it is not necessary in connection with the issuance, offer and sale of the Notes to register the Notes under the Securities Act or to qualify this Agreement or the Notes under the Trust Indenture Act of 1939, as amended.  The issuance, offer and sale of the Notes is exempt from the registration requirements under the “blue sky” laws of any applicable jurisdiction.

(c)        Each of the Notes issued under this Agreement are eligible for resale under Rule 144A. The Notes are not of the same class as securities of the Issuer listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-deal quotation system (in each case, if any).

(d)         Neither the Issuer nor any agent acting on the Issuer’s behalf has, directly or indirectly, offered the Notes or any similar security for sale to, or solicited any offers to buy the Notes or any similar security from, or otherwise approached or negotiated with respect thereto with, any Person other than the Noteholders, and neither the Issuer nor any agent acting on the Issuer’s behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration requirements of any securities or state securities laws of any applicable jurisdiction. In the case of each offer or sale of the Notes, no form of general solicitation or general advertising was used by the Issuer or any agent acting on the Issuer’s behalf, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No similar securities have been issued and sold by the Issuer within the six-month period immediately prior to the Closing Date.

Section 3.23       Beneficial Ownership Certification.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

ARTICLE IV

CONDITIONS OF ISSUANCE ON CLOSING DATE

Section 4.01       Closing Date Issuance.  The obligations of the Noteholders to purchase a Note are subject to the satisfaction or waiver by each Noteholder of the following conditions:

(a)         The Noteholder Representative and the Noteholders shall have received from each party hereto and thereto a counterpart of this Agreement and the other Note Documents signed on behalf of such party.

(b)       The Noteholder Representative and the Noteholders shall have received, on behalf of itself and the Noteholders, customary written opinions of (i) Gibson, Dunn & Crutcher LLP, external counsel for the Note Parties, (ii) Day Pitney LLP, external Connecticut counsel for the Note Parties, and (iii) Julie Solomon, internal counsel to the Note Parties, in each case, dated the Closing Date, addressed to the Noteholder Representative and the Noteholders as of the Closing Date, and in form and substance satisfactory to the Noteholder Representative and the Noteholders. The Issuer hereby requests such counsels to deliver such opinions.

(c)         The Noteholders and the Noteholder Representative shall have received, at least five (5) Business Days prior to the Closing Date (a) all documentation and other information about the Issuer and the Subsidiary Guarantors as has been reasonably requested at least ten (10) calendar days prior to the Closing Date by the Noteholder Representative or any Noteholder that the Noteholder Representative or such Noteholder reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and (b) to the extent requested by any Noteholder or the Noteholder Representative at least ten (10) calendar days prior to the Closing Date, a Beneficial Ownership Certification.

(d)        The Noteholder Representative and the Noteholders shall have received (i) a copy of the certificate or articles of incorporation, memorandum of association, certificate of limited partnership or certificate of formation (or other similar formation document), as in effect on the Closing Date, of each Note Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and, if applicable, a certificate as to the good standing of each Note Party as of a recent date, from such Secretary of State (or other similar official); (ii) a certificate of a Responsible Officer (including, for this purpose, for the avoidance of doubt, any secretary or assistant secretary) of each Note Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, partnership agreement, limited liability company agreement (or other equivalent governing documents) of such Note Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent governing body) of such Note Party authorizing the execution, delivery and performance of the Note Documents to which such person is a party and, in the case of the Issuer, the issuances hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other similar formation document) of such Note Party has not been amended since the date of the last amendment thereto shown on the certified formation document furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Note Document or any other document delivered in connection herewith on behalf of such Note Party and (iii) a certificate of another officer, to the extent such an officer exists, as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above.

(e)        The Noteholder Representative and the Noteholders shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Issuer, confirming compliance with the conditions precedent set forth in clauses (i) and (k) of this Section 4.01.

(f)         The Noteholder Representative and the Noteholders shall have received payment of all fees required to be paid on the Closing Date pursuant to the Noteholder Fee Letter, the Noteholder Representative Fee Letter and expenses (including the fees, charges and disbursements of Sullivan & Cromwell LLP, as counsel to the Noteholders and Holland & Knight LLP, as counsel to the Noteholder Representative) required to be paid hereunder, under any other Note Document or under any other agreement entered into by any of the Noteholder Representative and the Noteholders, on the one hand, and any of the Note Parties, on the other hand, which such amounts may be offset against the proceeds of the Issuance made on the Closing Date; provided that in the case of payment of expenses, such expenses are invoiced at least one (1) Business Day prior to the Closing Date.

(g)        Each Security Document listed on Schedule 4.01 shall have been duly executed by the Issuer and the other Note Parties party thereto on the Closing Date and delivered to the Noteholder Representative on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each such Security Document and, in connection therewith, the Note Parties shall have delivered to the Noteholder Representative (or the First Lien Term Agent as bailee for the Noteholder Representative in accordance with the terms of the Intercreditor Agreement) (i) all of the Collateral consisting of certificated Equity Interests and promissory notes, if any, referred to therein and then owned by such Note Party, (x) endorsed in blank and (y) together with executed and undated endorsements for transfer in the case of any such promissory notes and stock powers for transfer in the case of any such certificated Equity Interests, (ii) the filing of short form security agreements with the United States Patent and Trademark Office or the United States Copyright Office and (iii) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Collateral Agreement.

(h)         The Intercreditor Agreement shall have been duly executed by the Noteholder Representative and the First Lien Term Agent.

(i)          Since December 31, 2022, there shall not have occurred any Material Adverse Effect.

(j)         The Noteholder Representative and the Noteholders shall have received a certificate in substantially the form of Exhibit G from a Financial Officer of the Issuer certifying that the Issuer and its Subsidiaries, on a consolidated basis after giving effect to the Issuance to occur on or prior to the Closing Date, are Solvent.

(k)         The representations and warranties set forth in Article III hereof and in each other Note Document shall be true and correct in all material respects (other than any such representations and warranties which are qualified by materiality, material adverse effect or similar language, which representations and warranties shall be true and correct in all respects after giving effect to such qualification).

(l)          Immediately after giving effect to the issuance of the Notes, no Event of Default shall have occurred and be continuing.

(m)       The Noteholder Representative and the Noteholders shall have received evidence that the insurance required by Section 5.07(a) and the Security Documents is in effect; provided that to the extent that, notwithstanding its use of commercially reasonable efforts in respect thereof, the Issuer is unable to comply with Section 5.07(a), such compliance shall not constitute a condition precedent under this Section but shall instead be required within thirty (30) days following the Closing Date (or such longer period as the Noteholders Representative may agree in its sole discretion).

(n)       The Noteholder Representative shall have received an executed counterpart of the Noteholder Representative Fee Letter, duly executed and delivered by the Issuer.

(o)       The Noteholder Representative and the Noteholders shall have received a fully completed Perfection Certificate in form and substance reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders), dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Issuer. All documents and agreements required to be appended to the Perfection Certificate, shall be in form and substance reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders), shall have been executed and delivered by the requisite parties and shall be in full force and effect.

(p)        The Notes, substantially in the form attached hereto as Exhibit C, shall have been duly executed and delivered to each Noteholder by a duly authorized officer of the Issuer and shall have been validly issued by the Issuer.

(q)       The Noteholders shall be satisfied with the arrangements for the application of the net proceeds (net of fees and expenses permitted to be paid pursuant to Section 5.10) of the Purchase of the Notes on the Closing Date, to the Refinancing.

(r)          The Noteholder Representative and the Noteholders shall have received an executed copy of the Global Intercompany Note, duly executed and delivered by the Issuer and its Subsidiaries required to become a party thereto.

(s)          The Noteholder Representative and the Noteholders shall have received an executed copy of the Notice of Issuance.

ARTICLE V

AFFIRMATIVE COVENANTS

The Issuer covenants and agrees with the Noteholder Representative and each Noteholder that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Note, all Fees and all other expenses or amounts payable under any Note Document and all other Obligations (other than contingent indemnification obligations for which no claim or demand has been made) shall have been paid in full in cash (such date, the “Termination Date”), unless the Required Noteholders shall otherwise consent in writing, Issuer and each of the other Note Parties shall, and shall cause each of their Subsidiaries to:

Section 5.01        Financial Statements and Other Information.  Furnish the following to the Noteholder Representative and each Noteholder:

(a)        within one hundred (100) days after the end of each fiscal year of the Issuer (or such later date as Form 10-K of the Issuer is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Issuer gives the Noteholder Representative notice of any such extension), its audited consolidated balance sheet and audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted auditing standards and reported on by an independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit, but may contain a “going concern” or like qualification that is due to (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in any future period) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Issuer and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Issuer and its consolidated Subsidiaries;

(b)         within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer (or such later date as Form 10-Q of the Issuer is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Issuer gives the Noteholder Representative notice of any such extension), its unaudited consolidated balance sheet and unaudited consolidated statements of income, comprehensive income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Issuer as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Issuer and its consolidated Subsidiaries;

(c)        concurrently with each delivery of financial statements under clause (a) or (b) above (or otherwise within five Business Days thereof), a certificate, substantially in the form of Exhibit I, of a Financial Officer of the Issuer certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d)         within ninety (90) days after the end of each fiscal year of the Issuer (or such longer period as permitted under Section 5.01(a)), a detailed consolidated budget for the current fiscal year (including selected balance sheet items and consolidated statements of projected income and free cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(e)         concurrently with each delivery of financial statements under clause (a) above (or otherwise within five Business Days thereof), a certificate, substantially in the form of Exhibit I, of a Financial Officer or legal officer of the Issuer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 5.01(e);

(f)         promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Issuer or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Issuer to the holders of its Equity Interests generally, as applicable; and

(g)       promptly following any request therefor, but subject to the limitations set forth in Section 5.08 and Section 9.16, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Issuer or any Subsidiary, or compliance with the terms of this Agreement or any other Note Document, as the Noteholder Representative or any Noteholder, may reasonably request; provided that none of the Issuer or any Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Issuer or any Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Noteholder Representative or any Noteholder (or any of their respective representatives) is prohibited by applicable Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Issuer or any Subsidiary (not created in contemplation thereof); provided, further, that if any information is withheld pursuant to clause (i), (ii), or (iii) above, the Issuer or any Subsidiary shall promptly notify the Noteholder Representative of such withholding of information and the basis therefor.

Information required to be furnished pursuant to clause (a), (b), (f) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov.

The Issuer shall conduct a quarterly meeting (which may be a telephonic meeting) that the Noteholders may attend to discuss the financial condition and results of operations of the Issuer for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), at a date and time within sixty (60) days of the end of such fiscal quarter (but in any event, no earlier than the date financial statements of the Issuer are delivered pursuant to pursuant to Section 5.01(a) or (b)) to be determined by the Issuer with reasonable advance notice to the Noteholder Representative; provided that the Issuer may satisfy the foregoing obligation with respect to any fiscal quarter if a quarterly public earnings call is held with respect to such fiscal quarter.

At any time, the Noteholder Representative or any Noteholder may provide notice to the Issuer that it no longer wishes to receive material non-public information (within the meaning of foreign and United States federal and state securities laws) with respect to the Issuer or its Affiliates, or the respective securities of any of the foregoing (such notice, a “No MNPI Notice”). Upon receipt of a No MNPI Notice, the Issuer shall cease providing material non-public information to such Noteholder Representative and/or Noteholder pursuant to this Section 5.01. If at any time following delivery of a No MNPI Notice the Noteholder Representative or Noteholder that delivered such No MNPI Notice provides notice to the Issuer that it has elected to revoke such No MNPI Notice, then the Issuer shall again provide material non-public information to the extent provided for in this Section 5.01 and, upon request from the applicable Noteholder Representative or Noteholder, shall provide any material non-public information previously delivered to Noteholders while such No MNPI Notice was in effect.

Section 5.02       Notices of Material Events.  Furnish to the Noteholder Representative and each Noteholder, promptly (and in any event, within five (5) Business Days) after a Responsible Officer of the Issuer acquires knowledge thereof, written notice of the following:

(a)          the occurrence of any Default or Event of Default;

(b)         to the extent permitted by the Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Issuer or any Subsidiary, affecting the Issuer or any Subsidiary, that in each case would reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any Environmental Liability or ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; and

(d)       any other any development, circumstance, or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Note Purchase Agreement dated as of July 31, 2023” and (iii) shall be accompanied by a written statement of a Financial Officer or other executive officer of the Issuer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03        Information Regarding Collateral.  Furnish to the Noteholder Representative prompt written notice of any change (i) in any Note Party’s legal name, as set forth in such Note Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Note Party, (iii) in the form of organization of any Note Party or (iv) in any Note Party’s organizational identification number (or the equivalent thereof in each applicable jurisdiction), if any, or, with respect to a Note Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement (or the equivalent thereof in any Specified Foreign Jurisdiction, to the extent applicable), the Federal Taxpayer Identification Number (or the equivalent thereof in the applicable jurisdiction of a Note Party that is a Specified Foreign Subsidiary) of such Note Party.

Section 5.04       Existence; Conduct of Business.  Do or cause to be done all things necessary to maintain, preserve, protect, enforce, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and IP Rights in each case to the extent necessary for the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (ii) the Issuer and each Subsidiary from allowing registered or applied-for IP Rights to lapse, expire, become abandoned or otherwise terminate in the ordinary course of business or where, in its reasonable business judgment, the lapse, expiration, abandonment or termination would not materially interfere with the business of the Issuer or any Subsidiary, as applicable.

Section 5.05        Payment of Taxes.  The Issuer will, and will cause each of its Subsidiaries to, pay its Tax liabilities before the same become due and payable, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Issuer or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06       Maintenance of Properties.  Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, the Issuer will, and will cause each of its Subsidiaries to, (i) keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted; and (ii) maintain, preserve, and protect, as applicable, the confidentiality, validity and enforceability of the Material Intellectual Property.

Section 5.07        Insurance.

(a)         Maintain, with financially sound and reputable insurance companies (or, to the extent consistent with past practices of the Note Parties or otherwise in accordance with applicable laws and good business practices, self-insurance), insurance in such amounts (with no greater risk retention) and against such risks as are consistent with the past practices of the Note Parties or otherwise as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  The Issuer shall (a) cause the main property and liability policies maintained by or on behalf of the Issuer to name the Noteholder Representative, on behalf of the Secured Parties, as an additional insured thereunder and (b) use commercially reasonable efforts to cause the main property and liability policies maintained by or on behalf of the Issuer contain a loss payable clause or endorsement that names the Noteholder Representative, on behalf of the Secured Parties, as the loss payee thereunder.

(b)         With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Note Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under the Flood Insurance Laws. The Issuer will furnish to the Noteholders, upon reasonable request of the Noteholder Representative (acting at the direction of the Required Noteholders), information in reasonable detail with respect to such insurance; provided that no Note Party shall be required to deliver original copies of any insurance policies.

Section 5.08      Books and Records; Inspection and Audit Rights.  Keep proper books of record and accounts in which full, true and correct entries, in conformity with GAAP and all Laws are made of all dealings and transactions in relation to its business and activities.  The Issuer will, and will cause each of its Subsidiaries to, permit any representatives designated by the Noteholder Representative or any Noteholder, upon at least three (3) Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants; provided that, unless an Event of Default shall have occurred and be continuing, the Issuer shall be provided an opportunity to participate in any such discussions with such accountants, all at such reasonable times during regular office hours but no more often than one (1) time during any calendar year absent the existence of an Event of Default; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Noteholder Representative on behalf of the Noteholders may exercise visitation and inspection rights of the Noteholder Representative and the Noteholders under this Section; provided, further that none of the Issuer or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Noteholder Representative or any Noteholder (or their respective representatives or contractors) is prohibited by Law or any binding agreement (not created in contemplation thereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.09       Compliance with Laws.  Comply with all Laws (including ERISA, Environmental Laws and the USA PATRIOT Act) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.10      Use of Proceeds.  The proceeds of the Notes, together with cash on hand, will be used solely for (i) the payment of fees and expenses payable in connection with the Transactions and (ii) the Refinancing.

Section 5.11         Additional Subsidiaries.

(a)        If any additional Subsidiary (other than any Excluded Subsidiary) is formed or acquired or if any Subsidiary ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary, in each case after the Closing Date, the Issuer will, as promptly as practicable and, in any event, within ninety (90) days (or such longer period as the Noteholder Representative (acting at the direction of the Required Noteholders) may agree to in writing (including electronic mail)) after such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary, notify the Noteholder Representative thereof and, to the extent applicable, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (and any Material Real Property owned by such Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Note Party and such other documents, certificates and opinions consistent with those delivered pursuant to Sections 4.01(b) and (c) that the Noteholder Representative (acting at the direction of the Required Noteholders) may reasonably request with respect to such Subsidiary.

(b)         The Issuer may designate by writing to the Noteholder Representative any wholly‑owned subsidiary that is a U.S. Subsidiary or a Designated Foreign Subsidiary and otherwise an Excluded Subsidiary as a Designated Subsidiary (each such Subsidiary, a “Designated Subsidiary”).

Section 5.12        Further Assurances.

(a)        The Issuer will, and will cause each of its Subsidiaries that is a Note Party to, execute any and all further documents, financing statements, agreements, joinders (including a joinder to the Intercreditor Agreement, if required) and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Noteholder Representative or the Required Noteholders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Note Parties.  Notwithstanding anything contained in this Agreement, no Mortgage shall be executed and delivered to the Noteholder Representative with respect to any real property located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws unless and until each Noteholder has received, at least 30 calendar days prior to such execution and delivery, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Issuer and each applicable mortgagor relating thereto); provided, that in no event shall the Issuer be required to deliver more than one flood determination to the Noteholders as a whole) and each such noteholder has confirmed to the Noteholder Representative that flood insurance due diligence and flood insurance compliance has been  completed to its reasonable satisfaction (such written confirmation not to be unreasonably withheld or delayed; provided however that the time period for execution and delivery of any such Mortgage (and any related documents pursuant to the Collateral and Guarantee Requirement) by the applicable Note Party shall, to the extent necessary, be automatically extended to the date on which the Noteholder Representative is permitted under this Section to enter into such Mortgage.

(b)        If any material assets (other than Excluded Property) including any Material Real Property, or any IP Rights (other than Excluded Property) are acquired by a Note Party after the Closing Date (other than assets constituting Collateral under the applicable Security Document that become subject to the Lien created by such Security Document upon acquisition thereof), the Issuer will notify the Noteholder Representative and the Noteholders thereof, and, if requested by the Noteholder Representative or the Required Noteholders, the Issuer will cause such assets to be subjected to a Lien securing the Obligations and will, subject to the Collateral and Guarantee Requirement, take, and cause the Note Parties to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in paragraph (a) of this Section, and otherwise cause the Collateral and Guarantee Requirement to be satisfied, all at the expense of the Note Parties.

(c)         Notwithstanding anything herein to the contrary, with respect to pledges of, or grants of security interests in, assets acquired by a Note Party after the Closing Date (including Equity Interests of newly-acquired Subsidiaries) or that cease to be Excluded Property after the Closing Date, the Note Parties shall have the timeframe set forth in the definition of “Collateral and Guarantee Requirement”, or provided for in the Collateral Agreement or other applicable Security Document, or if no timeframe is so provided, ninety (90) days (or such longer period as agreed by the Noteholder Representative (acting at the direction of the Required Noteholders)) after the date of such acquisition (or after the date such assets cease to be Excluded Property) to comply with the requirements of clauses (a) and (b) above.

(d)        To the extent any Specified Foreign Subsidiary is to be added on or after the Closing Date as a Note Party, the Issuer and each Note Party shall enter into such amendments as reasonably requested by the Noteholder Representative so that such Specified Foreign Subsidiary can become a Note Party on substantially equivalent terms as Note Parties that are Domestic Subsidiaries (in each case taking into consideration any local law prohibitions, requirements and limitations as well as any relevant customary practices with respect to such Specified Foreign Jurisdiction, as reasonably agreed between the Noteholder Representative (acting at the direction of the Required Noteholders) and the Issuer).

Section 5.13       Post-Closing Date Matters. As promptly as practicable, and in any event within the time period specified in Schedule 5.13 (or such longer period as the Noteholder Representative (acting at the direction of the Required Noteholders), may agree to in writing), after the Closing Date, (i) the Issuer shall, and shall cause each of its subsidiaries that is a Note Party to, deliver all Mortgages that are required to be delivered pursuant to, and otherwise satisfy, the Collateral and Guarantee Requirement (if any), except to the extent otherwise agreed by the Noteholder Representative (acting at the direction of the Required Noteholders) pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement” and (ii) the Issuer shall deliver, or cause to be delivered, the items specified in Schedule 5.13 hereof or complete such undertakings described on Schedule 5.13 hereof, if any, on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Noteholder Representative (acting at the direction of the Required Noteholders).

Section 5.14       Controlled Account.  The Issuer shall cause all proceeds of the Notes received by it (other than amounts designated to pay fees and expenses permitted to be paid pursuant to Section 5.10, as reflected in the Closing Date funds flow document agreed among the Issuer, the Noteholder Representative and the Noteholders) to be held in the Controlled Account. The Issuer shall not be permitted to withdraw funds from the Controlled Account (other than amounts representing interest earned on amounts on deposit in the Controlled Account) unless such funds are being applied for purposes of the Refinancing.

ARTICLE VI

NEGATIVE COVENANTS

The Issuer covenants and agrees with each Noteholder that from the Closing Date until the Termination Date, the Issuer and each of the other Note Parties shall not, and shall not cause or permit any of their Subsidiaries to:

Section 6.01        Indebtedness; Certain Equity Securities.

(a)          Create, incur, assume or permit to exist any Indebtedness, except:

(i)          Indebtedness created hereunder and under the other Note Documents;

(ii)       Indebtedness under the First Lien Credit Agreement in an aggregate principal amount outstanding at any time not in excess of (A) $1,300,000,000 plus (B) the aggregate principal amount of any Incremental Facilities (as defined in the First Lien Credit Agreement as in effect on the date hereof) permitted in accordance with the provisions of the First Lien Credit Agreement as in effect on the date hereof (for the avoidance of doubt, after giving effect to the issuance of the Notes); provided the agent or other applicable representative thereof is a party to the Intercreditor Agreement; provided further that any such Incremental Facilities under this clause (ii) (w) shall not be on terms (other than with respect to fees, call premium and interest rate and amortization meeting the requirements for the relevant type of Incremental Facility in accordance with the provisions of the First Lien Credit Agreement as in effect on the date hereof) more favorable to the lenders or purchasers thereof (when taken as a whole) than those provided for in the Note Documents (as determined reasonably and in good faith by Issuer) (or such terms are added to the Notes), (x) shall not have guarantors or obligors that are not guarantors or obligors of the Notes, (y) shall not have collateral (other than cash collateralization of letters of credit issued under a revolving credit facility thereunder pursuant to customary requirements therein as permitted pursuant to Section 6.02(xix)) that does not constitute Collateral, and (z) if secured, shall be secured on a pari passu or junior basis with the Notes;

(iii)        the Existing Senior Notes;

(iv)      Indebtedness (and Guarantees thereof) existing on the First Lien Credit Agreement Closing Date (other than Indebtedness permitted pursuant to clauses (a)(i), (ii) and (iii)) and, to the extent having a principal amount in excess of $10,000,000 individually or $25,000,000 in the aggregate set forth in Schedule 6.01 (in each case, except for intercompany Indebtedness) and any intercompany Indebtedness existing on the First Lien Credit Agreement Closing Date;

(v)       Indebtedness of the Issuer to any Subsidiary and of any Subsidiary to the Issuer or any other Subsidiary which is permitted pursuant to Section 6.04 so long as such Indebtedness of the Issuer or any other Note Party owing to any Subsidiary that is not a Note Party shall be subordinated in right of payment to the Obligations on the terms set forth in the Global Intercompany Note (or any other promissory note or agreement with substantially similar terms of subordination reasonably satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders); provided such Indebtedness owed by a Note Party to a Restricted Subsidiary that is not a Note Party shall not be required to become subject to the Global Intercompany Note (or any other promissory note or agreement referred to above in this clause providing for such subordination) until the 60th day after the later of (x) the date such Person becomes a Subsidiary and (y) the date such Subsidiary becomes the obligor or lender in respect of intercompany Indebtedness owed by or to a Note Party (or, in each case, such longer period as agreed by the Noteholder Representative (acting at the direction of the Required Noteholders));

(vi)       Guarantees by the Issuer of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Issuer or any other Subsidiary (other than Indebtedness incurred pursuant to clause (a)(iv) or (a)(viii) of this Section); provided that (A) the Indebtedness so Guaranteed is permitted by this Section, (B) Guarantees by the Issuer or any other Note Party of Indebtedness of any Subsidiary that is not a Note Party shall be subject to Section 6.04, (C) Guarantees permitted under this clause (vi) shall be subordinated to the Obligations of the applicable Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations (if such Indebtedness is subordinated to the Obligations) and (D) none of the Existing Senior Notes or any Refinancing Indebtedness in respect thereof shall be Guaranteed by any Subsidiary unless such Subsidiary is a Note Party;

(vii)      Indebtedness of the Issuer or any Subsidiary incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by Issuer or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement; provided further that at the time of incurrence thereof, the aggregate principal amount of Indebtedness outstanding under this clause (vii) at any time shall not exceed the greater of (x) $140,000,000 and (y) 30.0% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b);

(viii)     Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the First Lien Credit Agreement Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in an acquisition permitted by Section 6.04; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired; provided that (x) the Indebtedness outstanding in reliance on this clause (viii) shall not exceed, in the aggregate at the time of incurrence thereof, the greater of (A) $50,000,000 and (B) 15.0% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b) and (y) the Indebtedness of Subsidiaries that are not Note Parties outstanding in reliance on this clause (vii) shall not exceed, at the time of incurrence thereof and in the aggregate, the Non-Guarantor Debt Basket;

(ix)       Indebtedness (which, if constituting Indebtedness for borrowed money, must be unsecured) in an aggregate principal amount outstanding under this clause (ix) at any time not exceeding, the greater of (x) $45,000,000 and (y) 12.5% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b);

(x)         [reserved];

(xi)       Indebtedness and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(xii)       Indebtedness in respect of Hedging Agreements permitted by Section 6.07;

(xiii)   Indebtedness in respect of any overdraft facilities, employee credit card programs, netting services, automated clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business; provided, that such Indebtedness is repaid in full within ten (10) Business Days of incurrence or the date due to be repaid in the case of credit cards or similar Indebtedness;

(xiv)     Indebtedness in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under this Agreement;

(xv)       [reserved];

(xvi)      Alternative Incremental Facility Debt, provided that the (A) aggregate principal amount of such Alternative Incremental Facility Debt shall not exceed the amount permitted under Section 2.21 of the First Lien Credit Agreement as in effect on the date hereof (for the avoidance of doubt, after giving effect to the issuance of the Notes) and (B) if any such Alternative Incremental Facility Debt (1) is secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations or (2) is secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations, such Alternative Incremental Facility shall be subject to an Acceptable Intercreditor Agreement;

(xvii)    Indebtedness representing deferred compensation to directors, officers, consultants or employees of the Issuer and its Subsidiaries incurred in the ordinary course of business;

(xviii)   Indebtedness consisting of promissory notes issued by any Note Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer permitted by Section 6.08;

(xix)      [reserved];

(xx)     (x) Indebtedness of The Pitney Bowes Bank, Inc. and its subsidiaries and (y) working capital and other similar Indebtedness of other Subsidiaries that are not Note Parties incurred in the ordinary course of business, which Indebtedness in each case is not secured by the Collateral; provided that at the time such Indebtedness is incurred under this clause (xx) and after giving effect thereto, such incurrence shall not cause the Non-Guarantor Debt Basket to be exceeded;

(xxi)      other Indebtedness of the Issuer or any other Note Party so long as (A) after giving thereto on a Pro Forma Basis (1) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu to the Liens securing the Obligations, the First Lien Leverage Ratio does not exceed 2.50 to 1.00 (or, following the Covenant Termination Date, 2.75 to 1.00), (2) in the case of Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Consolidated Secured Leverage Ratio does not exceed 3.75 to 1.00 and (3) in the case of any Indebtedness that is unsecured, the Consolidated Interest Coverage Ratio is no less than 2.00 to 1.00, (B) such Indebtedness shall not mature or require any scheduled amortization or require scheduled payments of principal (except, in the case of Indebtedness referred to in clause (1) above, amortization not in excess of 1.00% per annum) and shall not be subject to any other mandatory redemption, repurchase, repayment or sinking fund obligation (except, in each case, upon the occurrence of an event of default, asset sale (so long as the Notes are permitted to be redeemed with the relevant net proceeds (x) on a pro rata basis (together with other permitted pari passu secured Indebtedness as applicable) in the case of Indebtedness secured on a pari passu basis with the Obligations or (y) prior to such other Indebtedness in the case of Indebtedness secured on a junior basis to the Obligations or unsecured Indebtedness) or change in control), in each case, prior to the Maturity Date as of such date (or, in the case of Indebtedness secured on a junior basis to the Obligations or unsecured Indebtedness, the date that is ninety (90) days after the Maturity Date as of such date), and shall have a weighted average life to maturity not shorter than the remaining weighted average life to maturity of the then outstanding Notes, (C) no Default or Event of Default shall exist or shall result therefrom (it being understood that if the proceeds of the relevant Indebtedness will be applied to finance a Limited Condition Transaction and the Issuer has made an LCT Election, no Event of Default shall exist and be continuing as of the LCT Test Date), (D) such Indebtedness has terms and conditions (other than with respect to fees, call premium and interest rate) that in the reasonable and good faith determination of the Issuer are no less favorable to the Issuer (when taken as a whole) to the terms and conditions of the Note Documents (when taken as a whole), (E) such Indebtedness is not guaranteed by any Subsidiaries other than the Note Parties, (F) such Indebtedness is not secured by collateral that does not constitute Collateral and (G) if any such Indebtedness (1) is secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations or (2) is secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement;

(xxii)    Indebtedness constituting obligations arising in respect of Cash Management Services incurred or undertaken in the ordinary course of business on arm’s length commercial terms;

(xxiii)    [reserved];

(xxiv)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxv)     Refinancing Indebtedness in respect of Indebtedness permitted under clauses (ii), (iii), (iv), (vii), (viii), (ix), (xvi), (xx) and (xxi) of this Section 6.01(a) (it being understood and agreed that to the extent that any Indebtedness incurred under clauses (ii), (vii), (viii), (ix), (xvi) and (xx) of this Section 6.01(a) is refinanced with Refinancing Indebtedness under this clause (xxv), then the aggregate outstanding principal amount of such Refinancing Indebtedness shall also be deemed to utilize the related basket (including, for the avoidance of doubt, the Non-Guarantor Debt Basket, as applicable) under the applicable clause of this Section 6.01(a) on a dollar-for-dollar basis (it being further understood an agreed that a Default shall be deemed not to have occurred solely to the extent that the incurrence of Refinancing Indebtedness would cause the permitted amount under such clause of this Section 6.01(a) to be exceeded and such excess shall be permitted hereunder to the extent contemplated by the definition of Refinancing Indebtedness));

(xxvi)   Indebtedness incurred by a Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a non-recourse basis;

(xxvii)   Indebtedness incurred by the Issuer or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;

(xxviii)  (x) Indebtedness in respect of obligations of the Issuer or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of the Issuer or any Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(xxix)    [reserved];

(xxx)   tenant improvement loans and allowances in the ordinary course of business and (y) to the extent constituting Indebtedness, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Issuer and any Subsidiary; and

(xxxi)   all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

(b)         For purposes of determining compliance with this Section, in the event that an item of Indebtedness at any time, whether at the time of Incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories (other than ratio-based baskets) of Section 6.01(a), the Issuer and its Subsidiaries shall, in their sole discretion, divide, classify such item of Indebtedness solely between and among such categories; provided that Indebtedness incurred hereunder shall only be classified as incurred under Section 6.01(a)(i), the Indebtedness under the First Lien Credit Agreement outstanding or committed as of the Closing Date (and Indebtedness under the First Lien Credit Agreement otherwise constituting term loans or revolving credit secured by the Collateral on a pari passu basis with the Obligations) shall only be classified as incurred under Section 6.01(a)(ii) (or, as applicable, incurred under Section 6.01(a)(xxv) in respect of Indebtedness originally incurred under Section 6.01(a)(ii)) and the Existing Senior Notes shall only be classified as incurred under Section 6.01(a)(iii). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

(c)         For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (at the Issuer’s election), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus the aggregate amount of premiums (including reasonable tender premiums), defeasance costs and fees, discounts and expenses in connection therewith).

(d)        Notwithstanding anything herein to the contrary, no Foreign Subsidiary shall Guarantee any Material Indebtedness of the Issuer or any U.S. Subsidiary that is a Note Party unless substantially contemporaneously with the incurrence of such Guarantee such Foreign Subsidiary shall Guarantee the Obligations pursuant to documentation reasonably acceptable to the Noteholder Representative (acting at the direction of the Required Noteholders).

Section 6.02        Liens.

(a)          Create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i)          Liens created under the Note Documents;

(ii)         Permitted Encumbrances;

(iii)       any Lien on any asset of the Issuer or any Subsidiary existing on the First Lien Credit Agreement Closing Date and to the extent securing Indebtedness or obligations (other than intercompany Indebtedness or obligations) having a principal amount in excess of $10,000,000 individually or $25,000,000 in the aggregate, as set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Issuer or any Subsidiary (other than assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien or financed by Indebtedness permitted under Section 6.01(a)(iv) or Refinancing Indebtedness in respect thereof) and (B) such Lien shall secure only those obligations that it secures on the First Lien Credit Agreement Closing Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(xxv) as Refinancing Indebtedness in respect of Indebtedness permitted under Section 6.01(a)(iv);

(iv)        any Lien existing on any asset prior to the acquisition thereof by the Issuer or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the First Lien Credit Agreement Closing Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Issuer or any Subsidiary (other than (x) assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien or financed by Indebtedness permitted under Section 6.01(a)(viii) or otherwise required to be pledged pursuant to the provisions governing such Indebtedness as of the time of the relevant acquisition by the Issuer or any Subsidiary and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(xxv) as Refinancing Indebtedness in respect of Indebtedness permitted under Section 6.01(a)(viii);

(v)        Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Issuer or any Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement and permitted by Section 6.01(a)(vii) or any Refinancing Indebtedness in respect thereof permitted by Section 6.01(a)(xxv), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement; provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by Section 6.01(a)(xxv) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(vii) at any time outstanding and (D) such Liens shall not apply to any other property or assets of the Issuer or any Subsidiary (except assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien or financed by Indebtedness permitted under Section 6.01(a)(vii));

(vi)        customary rights and restrictions contained in agreements relating to any sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05;

(vii)       customary encumbrances or restrictions (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(viii)      Liens on any cash advances or cash earnest money deposits, escrow arrangements or similar arrangements made by the Issuer or any Subsidiary in connection with any letter of intent or purchase agreement for an acquisition, disposition or other transaction permitted hereunder;

(ix)      Liens on Collateral securing Indebtedness under the First Lien Credit Agreement permitted pursuant to Section 6.01(a)(ii) (or any Refinancing Indebtedness in respect thereof permitted pursuant to Section 6.01(a)(xxv)); provided that such Liens are subject to the Intercreditor Agreement (or in the case of such Liens which would be junior to the Liens securing the Obligations, subject to the terms of an Acceptable Intercreditor Agreement);

(x)       Liens granted by a Subsidiary that is not a Note Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01(xx);

(xi)        Liens not otherwise permitted by this Section and not securing Indebtedness for borrowed money to the extent that the aggregate outstanding principal amount of the obligations secured thereby outstanding under this clause (xi) at any time does not exceed the greater of (x) $45,000,000 and (y) 12.5% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b) (or, in the case of any such Liens securing obligations constituting Refinancing Indebtedness permitted under Section 6.01(a)(xxv) in respect of Indebtedness originally incurred Section 6.01(a)(ix), such greater principal amount that is permitted in respect thereof under Section 6.01(a)(xxv));

(xii)      Liens securing Indebtedness incurred as secured Indebtedness under Section 6.01(a)(xvi) or (xxi) (or incurred as secured Refinancing Indebtedness in respect thereof permitted pursuant to clause Section 6.01(a)(xxv) so long as such Liens are subject to an Acceptable Intercreditor Agreement);

(xiii)     Liens on cash and Permitted Investments granted in favor of The Pitney Bowes Bank, Inc. or one of its Subsidiaries which secure “credit transactions” with an “affiliate” of The Pitney Bowes Bank, Inc. which constitute or may constitute “covered transactions” pursuant to Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the Federal Reserve Board (12 CFR part 223);

(xiv)      Liens on property or other assets of any Subsidiary that is not a Note Party, which Liens secure Indebtedness or other obligations of such Subsidiary or another Subsidiary that is not a Note Party, in each case permitted under Section 6.01(a) (if applicable);

(xv)     Liens on Collateral securing obligations in respect of Hedging Agreements permitted by Section 6.07 and Cash Management Services secured pursuant to the First Lien Loan Documents and permitted by Section 6.01(a)(xxii), in each case, in accordance with the First Lien Credit Agreement;

(xvi)    Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xvii)     [reserved];

(xviii)   Liens on cash, Permitted Investments or other marketable securities securing letters of credit and other credit support obligations in the ordinary course of business; and

(xix)     any Liens on cash or deposits granted in favor of any issuing bank under the First Lien Credit Agreement to cash collateralize defaulting lenders’ participation in letters of credit or other obligations in respect of letters of credit issued under the First Lien Credit Agreement, in each case as contemplated by the First Lien Credit Agreement.

provided that the expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section.  For purposes of determining compliance with this Section, (x) a Lien need not be incurred solely by reference to one category of Liens described in this Section but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories hereof, the Issuer and its Subsidiaries shall, in their sole discretion, classify such Lien (or any portion thereof) solely between and among such categories.

Notwithstanding the foregoing, (i) the Issuer will not, nor will the Issuer permit any of its Subsidiaries that are Note Parties to suffer to exist any Lien on any Indenture Restricted Property to secure Indebtedness for borrowed money without equally and ratably securing the Obligations hereunder and (ii) the Issuer will not permit any of its Subsidiaries that are not Note Parties to suffer to exist any Lien on any U.S. IP Rights of any of such Subsidiaries to secure Indebtedness for borrowed money.

Section 6.03        Fundamental Changes.

(a)         Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, divide or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (which, for the avoidance of doubt, shall not restrict the change in organizational form), except that:

(i)        any Subsidiary may merge into or consolidate with (A) the Issuer so long as the Issuer shall be the continuing or surviving Person (and continues to be organized under the laws of the same jurisdiction), (B) [reserved] and (C) any other Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger or consolidation is a Note Party, either (x) the continuing or surviving entity is a Note Party and (y) the acquisition of such Note Party by such continuing or surviving Person is otherwise permitted under 6.04; provided, that, after giving effect to any such activities under this Section, the Note Parties are in compliance with the Collateral and Guarantee Requirement to the extent required by Section 5.11 and Section 5.12;

(ii)         any Subsidiary may dispose of all or any of its properties and assets in a transaction permitted pursuant to Section 6.04 and Section 6.05, so long as such disposition does not constitute a disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole;

(iii)        any Subsidiary may liquidate or dissolve; provided that in the case of any dissolution or liquidation of a Subsidiary that is a Note Party, such Subsidiary shall at or before the time of such dissolution or liquidation transfer its assets to another Note Party unless such disposition of assets is permitted under Section 6.05;

(iv)       any Subsidiary may engage in a merger, consolidation, dissolution or liquidation, the purpose of which is to effect an Investment permitted pursuant to Section 6.04 or a disposition permitted pursuant to Section 6.05; and

(v)         so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, the Issuer may merge or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) the Issuer shall be the continuing or surviving Person or (B) if (x) the Person formed by or surviving any such merger or consolidation is not the Issuer (y) the Issuer is not the Person into which the Issuer has been liquidated or (z) in connection with a Disposition of all or substantially all of the Issuer’s assets, the Person that is the transferee of such assets is not the Issuer (any such Person, a “Successor Issuer”), (1) the Successor Issuer shall be an entity organized or existing under the laws of the United States, (2) the Successor Issuer shall expressly assume all the obligations of the Issuer under this Agreement and the other Note Documents to which the Issuer is a party pursuant to a supplement, amendment or restatement hereto or thereto in form satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders), (3) if requested by the Noteholder Representative (acting at the direction of the Required Noteholders), the Issuer shall have delivered to the Noteholder Representative an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement, amendment or restatement to this Agreement or any Note Document comply with this Agreement and (4) if requested by the Noteholder Representative or any Noteholder, the Successor Issuer shall have delivered to the Noteholder Representative all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and to the extent the Successor Issuer qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Issuer; provided, further, that if the foregoing are satisfied, the Successor Issuer, will succeed to, and be substituted for, the Issuer under this Agreement and the original Issuer will be released.

(b)        Engage to any material extent in any business other than businesses of the type conducted by the Issuer and its Subsidiaries, taken as a whole, on the Closing Date; provided that businesses reasonably related, incidental or ancillary thereto to the business conducted by the Issuer and its Subsidiaries, taken as a whole, on the Closing Date or reasonable extensions thereof shall be permitted hereunder.

Section 6.04        Investments, Loans, Advances, Guarantees and Acquisitions. Make, incur or permit to exist any Investment, except:

(a)         Permitted Investments and cash;

(b)      investments constituting the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary if, after giving effect thereto on a Pro Forma Basis, the Issuer would be in compliance with Sections 6.12 and 6.13 of the First Lien Credit Agreement as such provisions are in effect on the date hereof; provided that the aggregate amount of cash consideration paid in respect of such investments (including in the form of loans or advances made to Subsidiaries that are not Note Parties) by Note Parties involving the acquisition of Subsidiaries that do not become Note Parties shall not, at the time such investment is made and after giving effect thereto, cause the Non-Guarantor Investment Basket to be exceeded, except, for the avoidance of doubt, to the extent of the available amount under any other basket or ratio incurrence test in another clause of this Section 6.04 (available for Investments by Note Parties in Subsidiaries that are not Note Parties) which is utilized to permit such investment and provided that, to the extent such Subsidiaries do become Note Parties, the aggregate amount outstanding in reliance on this clause (b) shall be reduced by the amount initially utilized;

(c)         loans, leases of equipment and other extensions of credit to customers in the ordinary course of business in connection with the financing business of the Issuer and its Subsidiaries;

(d)        Investments existing on the First Lien Credit Agreement Closing Date and to the extent having a principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate (in each case, other than with respect to intercompany Investments) set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof;

(e)        Investments by the Issuer and its Subsidiaries in Equity Interests of their respective Subsidiaries; provided that (i) any such Equity Interests held by a Note Party in any other Note Party shall be pledged to the extent required by the definition of the term “Collateral and Guarantee Requirement” (and subject to the timeframes set forth in Section 5.11 or Section 5.12 or in the Collateral Agreement or other applicable Security Documents) and (ii) the making of such Investment by any Note Party in any Subsidiary that is not a Note Party shall not, at the time such Investment is made and after giving effect thereto, cause the Non-Guarantor Investment Basket to be exceeded, provided that if any such investment under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (e) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;

(f)       loans or advances made by the Issuer to any Subsidiary and made by any Subsidiary to the Issuer or any other Subsidiary; provided that (i) any such loans and advances made by a Note Party in excess of $20,000,000 shall be evidenced, on and after the Closing Date, by the Global Intercompany Note or other promissory notes reasonably acceptable to the Noteholder Representative (acting at the direction of the Required Noteholders); provided that with respect to loans and advances made after the Closing Date, evidence of such loans and advances by the Global Intercompany Note or other promissory note shall not be required until 60 days after the making of such loans or advances and (ii) the outstanding amount of such loans and advances pursuant to this clause (f) made by Note Parties to Subsidiaries that are not Note Parties at the time such loans or advances are made, and after giving effect thereto, shall not cause the Non-Guarantor Investment Basket to be exceeded, provided that any intercompany loans or advances made by any Note Party to any Subsidiary that is not a Note Party using the proceeds of intercompany loans or advances received from Subsidiaries that are not Note Parties no more than one hundred twenty (120 days prior to making such intercompany loan or advance shall not be taken into account in the calculation of any restriction or basket set forth in this subclause (ii) (including the Non-Guarantor Investment Basket); provided further that if any such loan or advance under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (f) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section, provided further that any loan or advance made by any Note Party to a Subsidiary that is not a Note Party, for the purposes of calculating usage under this subclause (ii) and the Non-Guarantor Investment Basket, shall be reduced dollar-for-dollar by any amounts owed by such Note Party to such Subsidiary that is not a Note Party;

(g)      Guarantees by the Issuer or any Subsidiary in respect of Indebtedness permitted under Section 6.01 and in respect of other obligations not otherwise contemplated by this Section, in each case of the Issuer or any Subsidiary; provided that any such Guarantees of Indebtedness, in each case of Subsidiaries that are not Note Parties by any Note Party shall not, at the time any such Guarantee is provided and after giving effect thereto, cause the Non-Guarantor Investment Basket to be exceeded;

(h)        loans or advances to directors, officers, consultants or employees of the Issuer or any Subsidiary made in the ordinary course of business of the Issuer or such Subsidiary, as applicable, not exceeding $10,000,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);

(i)        payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Issuer or any Subsidiary for accounting purposes and that are made in the ordinary course of business;

(j)        investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, in each case in the ordinary course of business;

(k)         investments in the form of Hedging Agreements permitted by Section 6.07;

(l)         investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Issuer or any Subsidiary so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(m)      investments resulting from pledges or deposits described in clauses (c), (d), (o), (r), (aa) or (dd) of the definition of the term “Permitted Encumbrance” or Section 6.02(a)(viii);

(n)        investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(o)         investments that result solely from the receipt by the Issuer or any Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(p)        receivables or other trade payables owing to the Issuer or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any Subsidiary deems reasonable under the circumstances;

(q)        mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Issuer and Subsidiaries that are wholly‑owned subsidiaries;

(r)         Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the ordinary course of business by the Issuer on behalf of any Subsidiary and made by any Subsidiary on behalf of the Issuer or any other Subsidiary; provided that at the time such letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations are made by Note Parties on behalf of Subsidiaries that are not Note Parties pursuant to this clause (r), and after giving effect thereto, such obligations shall not cause the Non-Guarantor Investment Basket to be exceeded;

(s)         Guarantees by the Issuer or any Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(t)          Investments, so long as, after giving effect thereto, the Consolidated Total Leverage Ratio does not exceed 2.50:1.00;

(u)         other Investments by the Issuer or any Subsidiary (and loans and advances by the Issuer) made in the ordinary course of business of the Issuer or any such Subsidiary and for a bona fide business purposes in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), outstanding under this clause (u) at any time in an aggregate amount not exceeding the sum of (i) the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b) plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such investment was made); provided that, prior to the Covenant Termination Date, after giving effect to the making of any such Investment under this clause (u), the Consolidated Total Leverage Ratio shall not exceed 2.50:1.00; provided, further, that prior to January 1, 2026 (or, if earlier, the Covenant Termination Date), no Investment shall be made under this clause (u);

(v)         Investments consisting of (i) extensions of trade credit and accommodation guarantees in the ordinary course of business and (ii) loans and advances to customers; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) at any time shall not exceed $10,000,000;

(w)        Permitted Bond Hedge Transactions which constitute Investments;

(x)         Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(y)         Investments (i) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (ii) in the form of trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(z)         non-cash Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the security interests of the Noteholders in the Collateral, taken as a whole, would not be impaired;

(aa)       Investments which are customary (as determined in good faith by the Issuer) in connection with Permitted Receivables Facilities;

(bb)      Investments in joint ventures; provided that at the time of any such Investment on a Pro Forma Basis, the aggregate amount at any time outstanding of all such Investments made in reliance on this clause (bb) shall not exceed the greater of $50,000,000 and 15.0% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b);

(cc)       Investments in the form of loans or advances made to distributors and suppliers in the ordinary course of business;

(dd)       to the extent they constitute Investments, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Issuer and any Subsidiary;

(ee)      Investments in any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business and consistent with past practice; and

(ff)      Investments to the extent that payment for such Investments is made solely with the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer.

For purposes of this Section, if any Investment (or a portion thereof) would be permitted pursuant to one or more of the provisions described above and/or one or more of the exceptions contained in this Section, the Issuer and its Subsidiaries may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant.

Section 6.05        Asset Sales. Sell, transfer, lease or otherwise dispose of any asset (other than assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value of $25,000,000 or less), including any Equity Interest owned by it, nor will the Issuer permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Issuer or another Subsidiary), except:

(a)        sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the Issuer and its Subsidiaries (including IP Rights) and (iv) cash and Permitted Investments, in each case in the ordinary course of business;

(b)        sales, transfers, leases and other dispositions to the Issuer or a Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Note Party shall, to the extent applicable, be made in compliance with Section 6.04, Section 6.09 and Section 6.15;

(c)       sales, transfers and other dispositions or forgiveness of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction (including sales to factors and other third parties);

(d)       (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j), (l) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Subsidiary by the Issuer or a Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Subsidiary permitted by Section 6.04(e) or (u);

(e)       leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Issuer or any Subsidiary;

(f)         non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business or other licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Issuer or any Subsidiary;

(g)      dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of the Issuer or any Subsidiary;

(h)        dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)          dispositions permitted by Section 6.02, Section 6.04 and Section 6.08;

(j)          [reserved];

(k)         sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that no Event of Default has occurred and is continuing or would result therefrom;

(l)         sales, transfers or other dispositions of Permitted Receivables Facility Assets in connection with Permitted Receivables Facilities;

(m)       sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Issuer and its Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04;

(n)       sales, transfers or other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(o)         to the extent constituting a disposition governed by this Section, the unwinding or early termination or settlement of any Hedging Agreement or any Permitted Bond Hedge Transaction or Permitted Warrant Transaction or other option, forward or other derivative contract;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a)(iii), (b) and (c)) for a purchase price in excess of $25,000,000 shall be made for fair value (as reasonably determined in good faith by the Issuer), shall be subject to Section 6.15, and at least 75% of the consideration from all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b), (d), (g) or (h)) is in the form of cash or Permitted Investments; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within thirty (30) days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the Issuer’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Issuer or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Issuer and all its Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Issuer or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (x) $50,000,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

Section 6.06        Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly (other than intercompany arrangements between or among the Issuer and any other Note Party or between or among Subsidiaries that are not Note Parties), whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that, for the avoidance of doubt, this covenant shall not prohibit the previously entered into sale and leaseback of the property located at 27 Waterview Drive, Shelton, CT, 06484 or any renewal or extension or replacement of the lease with respect to such property.

Section 6.07       Hedging Agreements. Enter into any Hedging Agreement other than Hedging Agreements that are entered into in the ordinary course of business and not for speculative purposes.

Section 6.08        Restricted Payments; Certain Payments of Junior Indebtedness.

(a)        Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that so long as no Event of Default has occurred and is continuing (or would result therefrom):

(i)         any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably (or on a greater than ratable basis to any Note Party) to the holders of such Equity Interests;

(ii)        (ii) the Issuer may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests or Disqualified Equity Interests permitted hereunder;

(iii)        the Issuer may make Restricted Payments, not exceeding the greater of (A) $35,000,000 and (B) 7.5% of Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered under Section 5.01(a) or (b) (with unused amounts being carried over to the succeeding fiscal years, subject to an aggregate cap of up to $50,000,000 in any fiscal year under this clause (iii)) during any fiscal year, pursuant to and in accordance with stock option plans or other benefit or stock based compensation plans for directors, officers, consultants or employees of the Issuer and its Subsidiaries;

(iv)      so long as no Default or Event of Default has occurred or is continuing (which condition, in the case of a regular quarterly dividend, shall be tested at the time of declaration of such dividend only, so long as the relevant dividend is paid within 60 days after the date of such declaration), the Issuer may declare and pay dividends with respect to or repurchase its Equity Interests in an aggregate amount for all such dividends and repurchases not to exceed $36,000,000 per fiscal year of the Issuer so long as, to the extent such Restricted Payment is made on account of Equity Interests, such Restricted Payment does not result in an annualized dividend yield (measured based on the average of the daily volume weighted average prices of the Issuer’s common equity on the New York Stock Exchange over the period of thirty (30) consecutive trading days ending ten (10) Business Days prior to the declaration date for relevant dividend) greater than 6.25%; provided that amounts used pursuant to Section 6.14 shall reduce the amount available under this Section 6.08(a)(iv); provided further that for the purposes of this clause (iv), each Dollar applied to such repurchases of Equity Interests shall count as $2 for purposes of the calculation of this basket;

(v)       the Issuer may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or settlement of any warrants or other option or forward contract with respect to the Issuer’s capital stock or the conversion or exchange of Convertible Indebtedness or other securities convertible into or exchangeable for Equity Interests in the Issuer;

(vi)        the Issuer may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options (and related redemption or cancellation of shares for payment of taxes or other amounts relating to the exercise under such stock option or other benefit plans);

(vii)     concurrently with any issuance of Qualified Equity Interests, the Issuer may redeem, purchase or retire any Equity Interests of the Issuer using the proceeds of, or convert or exchange any Equity Interests of the Issuer for, such Qualified Equity Interests;

(viii)    (A) any non-cash repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights (for the avoidance of doubt, it being understood that any required withholding or similar tax related thereto may be paid by the Issuer or any Subsidiary in cash), and (B) loans or advances to officers, directors and employees of the Issuer or any Subsidiary in connection with such Person’s purchase of Equity Interests of the Issuer, provided that no cash is actually advanced pursuant to this clause (B) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(ix)        the Issuer may make cash payments in connection with any conversion or exchange of Convertible Indebtedness in an amount equal to the sum of (i) the principal amount of such Convertible Indebtedness and (ii) the proceeds of any payments received by the Issuer or any of its Subsidiaries pursuant to the exercise, settlement or termination of any released Permitted Bond Hedge Transactions; and

(x)        the Issuer may make payments in connection with a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Issuer’s Equity Interests upon net share settlement thereof or (ii) by (A) set off against the related Permitted Bond Hedge Transaction and (B) payment of an early termination amount thereof in common Equity Interests of the Issuer upon any early termination thereof.

(b)       Prepay, redeem, purchase or otherwise satisfy any Indebtedness that is subordinated in right of payment to the Obligations (excluding, for the avoidance of doubt, any subordinated obligations owing to the Issuer or any Subsidiary) (collectively, “Restricted Debt Payments”), except for:

(i)          payments of Indebtedness created under this Agreement or any other Note Document;

(ii)       regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;

(iii)        refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iv)        [reserved];

(v)         [reserved];

(vi)        payments required by the terms of the relevant Indebtedness, which terms are designed to ensure such instrument would not be treated, at issuance, as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code; and

(vii)       the conversion of such Indebtedness to, or exchange of such Indebtedness for, Qualified Equity Interests of the Issuer.

(viii)     For purposes of this Section, if any Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in this Section, the Issuer and its Subsidiaries may divide and classify such Restricted Payment (or a portion thereof) in any manner that complies with this covenant.

Section 6.09        Transactions with Affiliates. The Issuer will not, nor will the Issuer permit any Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions (or series of related transactions) involving aggregate consideration in excess of $20,000,000 with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not less favorable to the Issuer or such Subsidiary, taken as a whole, than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions (A) between or among the Note Parties not involving any other Affiliate or (B) between or among Subsidiaries that are not Note Parties and not including any Note Parties, (iii) Restricted Payments made to the Issuer or any Subsidiary permitted under Section 6.08 and Investments in Subsidiaries permitted under Section 6.04 and any other transaction involving the Issuer and the Subsidiaries permitted under Section 6.03 to the extent such transaction is between the Issuer and one or more Subsidiaries or between two or more Subsidiaries, (iv) the payment of reasonable fees to directors of the Issuer or any Subsidiary who are not employees of the Issuer or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of the Issuer or its Subsidiaries in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Issuer’s board of directors, (vi) employment and severance arrangements entered into in the ordinary course of business between the Issuer or any Subsidiary and any employee thereof and approved by the Issuer’s board of directors, and (vii) payments made to other Subsidiaries arising from or in connection with any customary tax consolidation and grouping arrangements.

Section 6.10        Restrictive Agreements. Enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Issuer or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets that are Collateral or required to be Collateral to secure the Obligations or (b) the ability of any Subsidiary that is not a Note Party to pay dividends or other distributions with respect to any of its Equity Interests, to make or repay loans or advances to the Issuer or any Note Party or to transfer any of its properties or assets to the Issuer or any Note Party; provided that the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or in any Note Document, (B) restrictions and conditions imposed by (i) any document governing any Refinancing Indebtedness, (ii) any document governing Alternative Incremental Facility Debt or any Refinancing Indebtedness in respect thereof, (iii) the Existing Senior Notes Documents as in effect on the Closing Date or any Refinancing Indebtedness in respect thereof, or (iv) the First Lien Loan Documents as in effect on the Closing Date or any Refinancing Indebtedness in respect thereof; provided, in each case, that the restrictions and conditions contained in any such agreement or document taken as a whole are not materially less favorable (as reasonably determined by the Issuer in good faith) to the Noteholders than the restrictions and conditions imposed by the Existing Senior Notes Documents and First Lien Loan Documents, in each case, as in effect on the Closing Date, (C) in the case of any Subsidiary that is not a wholly‑owned subsidiary, customary restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (D) customary restrictions and conditions (as reasonably determined by the Issuer in good faith) contained in agreements relating to the sale of a Subsidiary or any assets of the Issuer or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the First Lien Credit Agreement Closing Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect), (F) restrictions and conditions imposed by any agreement relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by clause (viii) of Section 6.01(a) or to any restrictions in any Indebtedness of a non-Note Party Subsidiary permitted by clause (ix) or (xx) of Section 6.01(a), in each case if such restrictions and conditions apply only to such Subsidiary and its subsidiaries, (G) customary prohibitions, restrictions and conditions (as reasonably determined by the Issuer in good faith) contained in agreements relating to a Permitted Receivables Facility, (H) any encumbrance or restriction under documentation governing other Indebtedness of the Issuer and any Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not impair (as reasonably determined by the Issuer in good faith) (1) the Issuer’s ability to make principal and interest payments hereunder or (2) the ability of the Note Party to provide any Lien upon any of its assets that are Collateral or required to be Collateral, (I) customary provisions in leases, licenses, sublicenses and other contracts (including non-exclusive licenses and sublicenses of intellectual property) restricting the assignment thereof, (J) restrictions imposed by any agreement relating to secured Indebtedness or other Liens permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness or covered by such Liens, (K) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits subject to or constituting Permitted Encumbrances), (L) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (M) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any Subsidiary and (N) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Issuer has reasonably determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer and its Subsidiaries to meet their ongoing obligations.

Section 6.11        Amendment of Material Documents, Etc. Amend, modify, change or waive its certificate of incorporation, bylaws or other organizational documents, if the effect of such amendment, modification or waiver would be materially adverse to the Noteholders without the consent of the Required Noteholders.

Section 6.12        Amendments to Indebtedness.

(a)         Amend or otherwise modify any of the Existing Senior Notes Documents, if the effect of such amendment, modification, change or waiver would be adverse in any material respect to the Noteholders without the consent of the Required Noteholders.

(b)         Amend or otherwise modify any document, agreement or instrument evidencing any Indebtedness that is subordinated in right of payment to the Obligations (excluding any subordinated obligations owing to the Issuer or any Subsidiary) other than amendments, modifications or changes that do not affect the subordination or payment provisions thereof (if any) in a manner adverse in any material respect to the Noteholders.

(c)        Amend or otherwise modify any of the First Lien Loan Documents in a manner adverse in any material respect to the Noteholders (as determined reasonably and in good faith by the Issuer) without the consent of the Required Noteholders.

Section 6.13        Changes in Fiscal Periods. Make any change in fiscal year; provided, however, that the Issuer may, upon written notice to the Noteholder Representative, change its fiscal year to any other fiscal year reasonably acceptable to the Noteholder Representative (acting at the direction of the Required Noteholders), in which case the Issuer and the Noteholder Representative will, and are hereby authorized by the Noteholders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.14      Existing Senior Notes. Notwithstanding anything to the contrary in this Agreement, at any time, directly or indirectly, repay, prepay, exchange, refinance or defease any of the Existing Senior Notes or repurchase, redeem, retire or otherwise acquire any of the Existing Senior Notes other than (a) regularly scheduled payments of interest or fees due under the Existing Senior Notes Documents (as in effect on the date hereof), (b) with cash proceeds of issuances of other unsecured notes that constitute Refinancing Indebtedness with respect to the Existing Senior Notes or (c) with cash proceeds of Equity Interests (other than Disqualified Stock) issued by the Issuer, provided that (i) the Issuer may incur (x)  Indebtedness that is secured by the Collateral on a pari passu basis with the Obligations to refinance the Senior Notes due 2027, so long as, after giving effect thereto, the First Lien Leverage Ratio does not exceed 2.50:1.00 (or, after the Covenant Termination Date, 2.75:1.00), or (y)  Indebtedness that is secured by the Collateral on a junior basis to the Obligations to refinance the Senior Notes due 2027, so long as the Consolidated Secured Leverage Ratio does not exceed 3.75:1.00. Notwithstanding the foregoing, (A) the Issuer may purchase Senior Notes due 2027 at price not to exceed 80% (or 85%, to the extent the Consolidated Total Leverage Ratio is less than 2.50:1.00) of par in an aggregate amount not to exceed $50,000,000, plus (x) to the extent the Consolidated Total Leverage Ratio is less than 3.00:1.00, 50% (or 100% to the extent the Consolidated Total Leverage Ratio is less than 2.50:1.00) of the amount available to be used under Section 6.08(a)(iv) at such time; provided that, to the extent used pursuant to this Section 6.14, such amount shall reduce the amount available under Section 6.08(a)(iv) and (B) Issuer may repay or repurchase Senior Notes due 2027 using proceeds of revolving credit borrowings under its First Lien Credit Agreement or cash, so long as the First Lien Leverage Ratio is less than or equal to 2.50:1.00 (or 2.75:1.00 following the Covenant Termination Date) on a Pro Forma Basis, provided that any cash so applied that is not from a borrowing under the First Lien Credit Agreement shall be treated as an incurrence of a corresponding amount of Consolidated First Lien Debt.

Section 6.15      Material Assets.  Notwithstanding anything in this Agreement to the contrary, Issuer shall not, and shall not permit any of its Subsidiaries to directly or indirectly transfer, by means of contribution, sale, assignment, lease or sublease, license or sublicense, or other disposition of any kind (including, for avoidance of doubt, as an Investment, Restricted Payment or asset sale), any (a) Material Intellectual Property of a Note Party to any person other than a Note Party, (b) Material Intellectual Property of a Subsidiary that is not a Note Party other than to the Issuer or any other Subsidiary or (c) other assets of any Note Party that are material to the business of the Issuer and its Subsidiaries, taken as a whole (“Other Material Business Assets”) to any Subsidiary that is not a Note Party, except in each case, (i) non-exclusive licenses permitted pursuant to clause (v) of the definition of Permitted Encumbrances and the granting of Liens permitted by Section 6.02, in each case, for bona fide business purposes, and (ii) for the avoidance of doubt, as part of the bona fide sale to a third party of the business that uses such IP Rights or Other Material Business Assets in a transaction permitted by Section 6.05 (so long as such IP Rights, if applicable, will not constitute Material Intellectual Property after giving effect to the disposition of such business).

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01        Event of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(a)       any representation or warranty made or deemed made in or in connection with any Note Document or the issuances of Notes hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Note Document, shall prove to have been incorrect or untrue in any material respect when so made, deemed made or furnished;

(b)         default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption thereof or by acceleration thereof or otherwise;

(c)         default shall be made in the payment of any interest on any Note or any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)       default shall be made in the due observance or performance by the Issuer or any Subsidiary of any covenant, condition or agreement contained in Section 5.02(a), Section 5.04 (with respect to the existence of the Issuer), Section 5.11, Section 5.13, Section 5.14 or Article VI;

(e)       default shall be made in the due observance or performance by the Issuer or any Subsidiary of any covenant, condition or agreement contained in any Note Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of thirty (30) days from the earlier of (x) the date on which a Responsible Officer of the Issuer or such Subsidiary obtains knowledge thereof or (y) written notice thereof from the Noteholder Representative or any Noteholder to the Issuer;

(f)        (i) the Issuer or any Subsidiary shall fail to make any payment, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable after any grace or cure period, or (ii) (x) any other event or condition occurs that results in any Material Indebtedness becoming due or being terminated prior to its scheduled maturity, (y) any other event or condition occurs that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty,  to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that an event of default under Section 6.12 or Section 6.13 of the First Lien Credit Agreement as in effect on the date hereof shall not constitute an Event of Default with respect to the Notes unless and until the lenders thereunder have declared the First Lien Debt then outstanding to be immediately due and payable and the First Lien Credit Agreement to be terminated, in each case in accordance with the First Lien Credit Agreement, and such declaration has not been rescinded on or before such date; provided, further, that (x) clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) so long as such Indebtedness is repaid in accordance with its terms (including as such terms may be modified or waived in connection with such sale or transfer), (B) any Indebtedness permitted by this Agreement that becomes due or required to be repurchased or offered to be repurchased as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of assets of the Issuer and its Subsidiaries pursuant to customary asset sale offer or asset sale prepayment provisions applicable to such Indebtedness (so long as the relevant sale, transfer or other disposition is not prohibited under this Agreement or under the agreement governing such other Indebtedness and the requirements of Section 2.11(a) have been or are being satisfied in connection therewith), (C) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01, (E) any conversion of, or trigger of conversion rights with respect to, any Convertible Indebtedness in accordance with its terms (whether or not such conversion is to be settled in cash or capital stock or a combination thereof) unless such conversion results from any event of default thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder; provided that the Issuer has the right to settle any such Indebtedness into Equity Interests of the Issuer (and (1) nominal cash payments in respect of fractional shares and cash payments in respect of accrued and unpaid interest in accordance with the terms or conditions thereof and (2) cash payments in an amount not to exceed the principal amount of such Convertible Indebtedness that would be payable as a result of a mandatory redemption or maturity of such Convertible Indebtedness) or (E) termination events or similar events occurring under any Hedging Agreement (other than a termination event or similar event as to which the Issuer or any of its Subsidiaries is the defaulting party) that constitutes Material Indebtedness (it being understood that paragraph (f)(i) of this Section will apply to any failure to make any payment required as a result of such termination or similar event) and (y) clauses (i) and (ii) shall not apply to any Indebtedness if any such breach or default is (I) remedied by the Issuer or the applicable Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Notes pursuant to this Section 7.01;

(g)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Issuer or any Subsidiary, or of a substantial part of the property or assets of the Issuer or any Subsidiary, under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law for the winding-up, administration, dissolution or reorganization of the Issuer or any Subsidiary, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for the Issuer or any Subsidiary or for a substantial part of the property or assets of the Issuer or any Subsidiary, or (C) the winding-up or liquidation of the Issuer or any Subsidiary; and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)       the Issuer or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law for the winding-up, administration, dissolution or reorganization of the Issuer or any Subsidiary, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for the Issuer or any Subsidiary or for a substantial part of the property or assets of the Issuer or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or otherwise becomes insolvent;

(i)        one or more judgments shall be rendered against the Issuer or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon any material assets or properties of the Issuer or any Subsidiary to enforce any such judgment and such judgment or judgments is or are for the payment of money in an aggregate amount in excess of $75,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer);

(j)          any Note Document for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Note Party shall deny in writing that it has any further liability under any Note Document (other than as a result of the discharge of such Note Party in accordance with the terms thereof);

(k)        (x) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Note Party not to be, a valid, perfected, first priority security interest in any material portion of the Collateral covered thereby, except (i) to the extent that any such loss is covered by a lender’s title insurance policy and the related insurer shall not have declined that such loss is covered by such title insurance policy, (ii) as a result of permission under any Note Document (including the sale or other disposition of the applicable Collateral in a transaction permitted under the Note Documents) or (iii) the release thereof as provided in Section 9.20 or (y) the Obligations shall cease to constitute “Equal Priority Obligations” under the Intercreditor Agreement or, in any case, such intercreditor provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

(l)        an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing and remain uncured, would reasonably be expected to result in a Material Adverse Effect;

(m)        any Guarantee purported to be created under any Note Document shall cease to be or shall be asserted by any Note Party not to be, in full force and effect, except in accordance with the terms of the Note Documents; or

(n)         there shall have occurred a Change of Control;

then, and in every such event (other than an event with respect to the Issuer described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Noteholder Representative may, and at the request of the Required Noteholders shall, by notice to the Issuer, take the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Notes then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and the Redemption Premium and all other liabilities and Obligations of the Issuer accrued hereunder and under any other Note Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding; and in any event with respect to the Issuer or any Note Party described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Notes then outstanding, together with accrued interest thereon and any unpaid accrued Fees and the Redemption Premium and all other liabilities of the Issuer accrued hereunder and under any other Note Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding; and (iii) exercise any and all of its other rights and remedies under applicable Law (including the UCC) or at equity, hereunder and under the other Note Documents.

Section 7.02       Payment of Redemption Premium.  Notwithstanding anything in this Agreement to the contrary, the Redemption Premium (if any) shall automatically be due and payable at any time the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof as though such Indebtedness was optionally redeemed and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, or upon the giving of notice to the Issuer, as may be required under Section 7.01), by operation of law or otherwise (including on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Noteholders or profits lost by the Noteholders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Noteholders as a result thereof.  Any Redemption Premium payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Noteholder as the result of the early termination, acceleration or redemption, and the Issuer agrees that any such Redemption Premium is reasonable under the circumstances currently existing.  The Redemption Premium (if any) shall also become due and payable under this Agreement in the event the Obligations (and/or this Agreement) are satisfied or released, in each case, by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or any other means.  If any Redemption Premium becomes due and payable pursuant to this Agreement, such Redemption Premium shall be deemed to be principal of the Notes and Obligations under this Agreement (other than for income Tax purposes), and interest shall accrue on the full principal amount of the Notes (including such Redemption Premium) from and after the applicable triggering event in the definition of “Redemption Premium” or in this Section 7.02.  In the event a Redemption Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite such a triggering event in the definition of “Redemption Premium” or in this Section 7.02 having occurred, such Redemption Premium shall nonetheless constitute Obligations under this Agreement for all purposes hereunder.  THE ISSUER HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REDEMPTION PREMIUM (IF ANY) AND ANY DEFENSE TO PAYMENT (OTHER THAN THE DEFENSE OF PRIOR PAYMENT), WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE.  The Issuer, the Noteholder Representative and the Noteholders acknowledge and agree that any Redemption Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise.  The Issuer further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.  The Issuer expressly agrees that (i) the Redemption Premium (if applicable) is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Redemption Premium (if applicable) shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Noteholders and the Issuer giving specific consideration in this transaction for such agreement to pay the Redemption Premium (if applicable), (iv) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this Section 7.02, (v) the Issuer’s agreement to pay the Redemption Premium (if and when applicable) is a material inducement to the Noteholders to purchase the Notes and (vi) the Redemption Premium (if applicable) represents a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Noteholders, and it would be impractical and extremely difficult to ascertain the actual amount of damages to the Noteholders or profits lost by the Noteholder as a result of such event.

Section 7.03        Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (g) or (h) of Section 7.01, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in such paragraph that (x) is not a Loan Party, (y) is not a Material Subsidiary and (z) does not own any Material Intellectual Property or other assets material to the business of the Issuer and its Subsidiaries taken as a whole; provided that (i) if it is necessary to exclude more than one Subsidiary from clause (g) or (h) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate consolidated assets of all such excluded Subsidiaries as of such last day may not exceed 5.0% of the Consolidated Total Assets of the Issuer and the Subsidiaries and the aggregate consolidated revenues of all such excluded Subsidiaries for such four fiscal quarter period may not exceed 5.0% of the consolidated revenues of the Issuer and the Subsidiaries and (ii) in no circumstance shall the Issuer be excluded from clause (g) of (h) of Section 7.01.

Section 7.04        Application of Funds. After the exercise of remedies provided for in Section 7.02, including without limitation, the acceleration of the Notes, all payments and proceeds in respect of any of the Obligations received by Noteholder Representative or any Noteholder under any Note Document, including any proceeds of any sale of, or other realization upon, all or any part of the Collateral, shall be applied by the Noteholder Representative in accordance with Section 5.02 of the Collateral Agreement.

ARTICLE VIII

THE NOTEHOLDER REPRESENTATIVE

Section 8.01        Duties, Agreements and Acknowledgments, etc.

Each of the Noteholders hereby irrevocably appoints the Noteholder Representative as its agent and authorizes the Noteholder Representative to take such actions on its behalf and to exercise such powers as are delegated to the Noteholder Representative by the terms of the Note Documents, together with such actions and powers as are reasonably incidental thereto.  Each Noteholder also irrevocably authorizes the Noteholder Representative to execute and deliver the Intercreditor Agreement and to take such action, and to exercise the powers, rights and remedies granted to the Noteholder Representative thereunder and with respect thereto.  Without limiting the generality of the foregoing, the Noteholder Representative is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, that are consistent with the provisions of, or relate to transactions permitted by, this Agreement and the Security Documents.

The person serving as the Noteholder Representative hereunder shall have the same rights and powers in its capacity as a Noteholder (if it is a Noteholder) as any other Noteholder and may exercise the same as though it were not the Noteholder Representative, and the term “Noteholder” or “Noteholders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such person is in fact not a Noteholder, include each person serving as Noteholder Representative hereunder in its individual capacity.  Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Note Party or any subsidiary of a Note Party or other Affiliate thereof as if it were not the Noteholder Representative hereunder.  The Noteholders acknowledge that, pursuant to such activities, the Noteholder Representative or its Affiliates may receive information regarding any Note Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Note Party or such Affiliate) and acknowledge that the Noteholder Representative shall not be under any obligation to provide such information to them.

The Noteholder Representative shall not have any duties or obligations except those expressly set forth in the Note Documents.  Without limiting the generality of the foregoing, (a) the Noteholder Representative shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing or an Event of Default exists, and the use of the term “agent” herein and in the other Note Documents with reference to the Noteholder Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any applicable Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Noteholder Representative shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Note Documents that the Noteholder Representative is required to exercise in writing by the Required Noteholders (or such other number or percentage of the Noteholders as shall be necessary under the circumstances as provided in Section 9.08; provided that the Noteholder Representative shall not be required to take any action (i) that, in its opinion or the opinion of its counsel, may expose the Noteholder Representative to liability or that is contrary to any Note Document or applicable Law and (ii) unless, upon demand, of the Noteholder Representative, it receives an indemnification satisfactory to it from the Noteholders against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Noteholder Representative), and (c) except as expressly set forth in the Note Documents, the Noteholder Representative shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Issuer or any Subsidiary that is communicated to or obtained by the person serving as the Noteholder Representative or any of its Affiliates in any capacity.  The Noteholder Representative shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Noteholders (or such other number or percentage of the Noteholders as is necessary or as the Noteholder Representative believes in good faith shall be necessary under the circumstances as provided in Section 9.08); provided that, any action taken or not taken by the Noteholder Representative at the direction of the Required Noteholders (or such other number or percentage of the Noteholders as is necessary or as the Noteholder Representative believes in good faith shall be necessary under the circumstances as provided in Section 9.08) shall not constitute gross negligence or willful misconduct, or in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  The Noteholder Representative shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice (conspicuously labelled as a ‘notice of default’ and describing such Default or Event of Default) thereof is given to the Noteholder Representative by the Issuer or a Noteholder, and the Noteholder Representative shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Note Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Note Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Note Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Noteholder Representative pursuant to any Note Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Note Document, other than to confirm receipt of items expressly required to be delivered to the Noteholder Representative or (vii) any property, book or record of any Note Party or any Affiliate thereof.  Notwithstanding anything contained herein to the contrary, the Noteholder Representative shall not have liability to any Noteholder arising from confirmation of the amount of outstanding Notes or the component amounts thereof.

The Noteholder Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person.  The Noteholder Representative may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  The Noteholder Representative may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Noteholder Representative may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it (including without limitation the Noteholder Representative’s officers, directors, agents, employees and affiliates).  The Noteholder Representative and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The Noteholder Representative shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Noteholder Representative acted with gross negligence or willful misconduct in the selection of such sub-agent  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Noteholder Representative and any such sub-agent, and shall apply to their respective activities in connection with the issuance of the Notes provided for herein as well as activities as the Noteholder Representative.

The Noteholder Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet, or intranet website posting or other distribution), believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  In determining compliance with any condition hereunder to the issuance of a Note, that by its terms must be fulfilled to the satisfaction of a Noteholder, the Noteholder Representative may presume that such condition is satisfactory to such Noteholder unless the Noteholder Representative has received notice to the contrary from such Noteholder prior to the issuance of such Note.

The Noteholder Representative may resign at any time, on thirty (30) days’ notice, by notifying the Noteholders and the Issuer.  Upon any such resignation, the Required Noteholders shall have the right to appoint a successor.  If no successor shall have been so appointed by the Required Noteholders and shall have accepted such appointment within thirty (30) days after the retiring Noteholder Representative gives notice of its resignation, then the retiring Noteholder Representative may (but shall not be obligated to), on behalf of the Noteholders, appoint a successor Noteholder Representative. In either case, the successor shall be approved by the Issuer (which approval shall not be unreasonably withheld or delayed and shall not be required if an Event of Default shall have occurred and be continuing).  If no successor agent has accepted appointment as the Noteholder Representative by the date which is thirty (30) days following the retiring or removed Noteholder Representative’s notice of resignation or removal, the retiring or removed Noteholder Representative’s resignation or removal, as applicable, shall nevertheless thereupon become effective and the Noteholders shall perform all of the duties of the Noteholder Representative hereunder until such time, if any, as the Issuer or the Required Noteholders, as applicable, appoint a successor agent as provided for below (except that in the case of any collateral security held by the Noteholder Representative on behalf of the Noteholders under any of the Note Documents, the retiring or removed Noteholder Representative shall, as gratuitous bailee, continue to hold such collateral security until such time as a successor Noteholder Representative is appointed).  In addition to the foregoing, if the person serving as the Noteholder Representative is a Defaulting Noteholder, the Issuer (so long as no Event of Default has occurred and is continuing) may, to the extent permitted by applicable Law, by notice in writing to such person, remove such person as the Noteholder Representative.  Upon any such removal by the Issuer, the Issuer shall have the right, with the consent of the Required Noteholders (not to be unreasonably withheld or delayed), to appoint a successor Noteholder Representative meeting the qualifications set forth above.  With respect to any resignation or removal of a person acting as the Noteholder Representative, upon the acceptance of its appointment as the Noteholder Representative hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Noteholder Representative (other than any rights to indemnity payments owed to the retiring Noteholder Representative), as applicable, and the retiring or removed Noteholder Representative, as the case may be, shall (to the extent not already discharged as provided above) be discharged from its duties and obligations hereunder (other than its duty of confidentiality).  The fees payable by the Issuer to a successor Noteholder Representative shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor.  After the Noteholder Representative’s resignation or removal hereunder, as the case may be, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring or removed Noteholder Representative, as applicable, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as the Noteholder Representative.

Each Noteholder acknowledges that it has, independently and without reliance upon the Noteholder Representative or any other Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Noteholder also acknowledges that it will, independently and without reliance upon the Noteholder Representative or any other Noteholder and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Note Document, any related agreement or any document furnished hereunder or thereunder.  Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Noteholder Representative herein, the Noteholder Representative shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Note Parties or any of their respective Affiliates which may come into the possession of the Noteholder Representative or any of its Related Parties, and the Noteholder Representative shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Noteholders.

Each Noteholder acknowledges and agrees that neither such Noteholder, nor any of its Affiliates, participants or assignees, may rely on the Noteholder Representative to comply with such Noteholder’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121.

In case of the pendency of any proceeding with respect to any Note Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Noteholder Representative (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Noteholder Representative shall have made any demand on the Issuer) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Noteholders, and the Noteholder Representative allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Noteholder Representative and, in the event that the Noteholder Representative shall consent to the making of such payments directly to the Noteholders or the other Secured Parties, to pay to the Noteholder Representative any amount due to it, in its capacity as the Noteholder Representative, under the Note Documents. Nothing contained herein shall be deemed to authorize the Noteholder Representative to authorize or consent to, or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or to authorize the Noteholder Representative to vote in respect of the claim of any Noteholder in any such proceeding.

Each Noteholder agrees that it will not take any enforcement action hereunder or under any other Note Document, accelerate the Obligations under any Note Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Noteholder may (a) take action to preserve or enforce its rights against a Note Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Noteholder, including the filing of proofs of claim in a case under the Bankruptcy Code or (b) exercise such Noteholder’s setoff rights in accordance with Section 9.06.

Notwithstanding anything to the contrary contained herein or in any of the other Note Documents, the Issuer, the Noteholder Representative and each Secured Party agrees that no Secured Party (other than the Noteholder Representative) shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee under the Guarantee Agreement, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Noteholder Representative on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Note Documents may be exercised solely by the Noteholder Representative.

In the event of a foreclosure by the Noteholder Representative on any of the Collateral pursuant to a public or private sale or in the event of any other disposition (including pursuant to Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Note Party is subject), (a) the Noteholder Representative as agent for and representative of the Secured Parties, shall be entitled, at the direction of the Required Noteholders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Noteholder Representative at such sale or other disposition and (b) the Noteholder Representative or any Noteholder may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Noteholder Representative at the direction of the Required Noteholders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid, (i) the Noteholder Representative shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Noteholder Representative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles; provided that any actions by the Noteholder Representative with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Noteholders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Noteholders contained in Section 9.08 of this Agreement), (iv) the Noteholder Representative on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the applicable Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Noteholder Representative may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.02        Erroneous Payment.

(a)     Each Noteholder hereby agrees that (i) if the Noteholder Representative notifies such Noteholder that the Noteholder Representative has determined in its sole discretion that any funds received by such Noteholder from the Noteholder Representative or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Noteholder (whether or not known to such Noteholder)  (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof); provided that, without limiting any other rights or remedies (whether at law or in equity), the Noteholder Representative may not make any such demand under this clause (a) with respect to any Erroneous Payment unless such demand is made within ninety (90) days of the date of receipt of such Erroneous Payment by such Noteholder, such Noteholder shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Noteholder Representative may agree), return to the Noteholder Representative the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived by the Noteholder Representative) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Noteholder to the date such amount is repaid to the Noteholder Representative in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Noteholder Representative in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Noteholder shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Noteholder Representative for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Noteholder Representative to any Noteholder under this clause (a) shall be conclusive, absent manifest error.

(b)         Without limiting immediately preceding clause (a), each Noteholder hereby further agrees that if it receives a payment from the Noteholder Representative (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or a notice of payment sent by the Noteholder Representative with respect to such payment, (y) that was not preceded or accompanied by notice of payment, or (z) that such Noteholder otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Noteholder is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Noteholder shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Noteholder Representative for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine.  Each Noteholder agrees that, in each such case, it shall promptly (and, in all events, within two (2) Business Days of its knowledge (or deemed knowledge) of such error) notify the Noteholder Representative of such occurrence and, upon demand from the Noteholder Representative, it shall promptly, but in all events no later than one Business Day thereafter, return to the Noteholder Representative the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Noteholder to the date such amount is repaid to the Noteholder Representative in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Noteholder Representative in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)       The Issuer and each other Note Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Noteholder that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Noteholder Representative’s rights and remedies under this Section 8.02), the Noteholder Representative shall be subrogated to all the rights of such Noteholder with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Issuer or any other Note Party.

(d)         In addition to any rights and remedies of the Noteholder Representative provided by law, Noteholder Representative shall have the right, without prior notice to any Noteholder, any such notice being expressly waived by such Noteholder to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 8.02 and which has not been returned to the Noteholder Representative, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Noteholder Representative or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Noteholder.  Noteholder Representative agrees promptly to notify the Noteholder after any such setoff and application made by Noteholder Representative; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(e)         Each party’s obligations under this Section 8.02 shall survive the resignation or replacement of the Noteholder Representative, the termination of the Note Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Note Document.

ARTICLE IX

MISCELLANEOUS

Section 9.01       Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or by email (including as a “.pdf”, “.tiff” or similar attachment), as follows:

(a)          if to the Issuer, to:

Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926
Attention: Geoffrey Kupferschmid
Email: Geoff.Kupferschmid@pb.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
 New York, NY 10166
Attention: Darius Mehraban
Email: DMehraban@gibsondunn.com

(b)          if to the Noteholder Representative, to:

Alter Domus (US) LLC
225 W. Washington Street, 9th Floor
Chicago, IL 60606
Attention: Legal Department – Agency, Emily Ergang Pappas and Samuel Buhler
Email: legal_agency@alterdomus.com; emily.ergangpappas@alterdomus.com;
Samuel.Buhler@alterdomus.com; Bryan.Rideaux@alterdomus.com

and a copy to (which shall not constitute notice):

Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, IL 60606
Attention: Joshua M. Spencer
Email: joshua.spencer@hklaw.com and alterdomus@hklaw.com

(c)          if to the Oaktree Noteholders, to:

Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Fl.
Attention: David Nicoll; Jordan Mikes
Email: dnicoll@oaktreecapital.com; jmikes@oaktreecapital.com and a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention: Ari Blaut
Email: blauta@sullcrom.com

(d)        if to a Noteholder, to it at its address (email or fax number) set forth on Schedule 2.02 or in the Assignment and Acceptance pursuant to which such Noteholder shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Issuer, the Noteholder Representative and the applicable Noteholders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Issuer hereby agrees, unless directed otherwise by the Noteholder Representative, that it will, or will cause the Subsidiaries to, provide to the Noteholder Representative all information, documents and other materials that it is obligated to furnish to the Noteholder Representative pursuant to the Note Documents or to the Noteholders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) [reserved], (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Note Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Issuance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Noteholder Representative to an electronic mail address as directed by the Noteholder Representative.

Section 9.02      Survival of Agreement.  All covenants, agreements, representations and warranties made by the Issuer herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Noteholders and shall survive the purchase by the Noteholders of the Notes, regardless of any investigation made by the Noteholders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any Fee or any other amount payable under this Agreement or any other Note Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Section 2.18, Article VIII and Section 9.05 shall remain operative and in full force and effect regardless of the resignation or replacement of the Noteholder Representative, expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the expiration of the Commitments, the termination of the Note Documents, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Noteholder Representative or any Noteholder.

Section 9.03      Binding Effect.  This Agreement shall become effective when it shall have been executed by the Issuer and the Noteholder Representative and when the Noteholder Representative shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04        Successors and Assigns.

(a)        Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Issuer, the Noteholder Representative or the Noteholders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)         Each Noteholder may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Notes at the time owing to it) to any Eligible Transferee; provided that, unless an Event of Default under clause (b), (c), (g) or (h) of Section 7.01 has occurred and is then continuing, (i) if, following such assignment, Oaktree Noteholders would not constitute Required Noteholders and no other Noteholder, together with its Affiliates and Related Funds that are, or are simultaneously becoming, Noteholders, would constitute Required Noteholders, such assignment shall require the prior written consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) to the extent that, following such assignment, the proposed assignee, together with its Affiliates and Related Funds that are, or are simultaneously becoming, Noteholders, would constitute Required Noteholders, such assignment shall require the prior written consent of the Issuer (provided that the Issuer shall be deemed to have consented to such assignment unless it shall have delivered written notice to the assigning Noteholder and the Noteholder Representative of its rejection of such assignment within five (5) Business Days of receiving notice thereof) unless such assignment is made to a Noteholder or an Affiliate or Related Fund of a Noteholder, provided that, in the case of this clause (ii), the Issuer shall have the right to reject only up to two such proposed assignments in the aggregate, after which any assignment in accordance with this clause (ii) (other than to an assignee that has been previously rejected by the Issuer in accordance with this Section 9.04(b) or any Affiliate or Related Fund of such Person) will not require the Issuer’s consent.

(c)         Unless such assignment is made to a Noteholder or an Affiliate or Related Fund of a Noteholder and subject to clause (ii) below, (i) the amount of the Notes or Commitments of the assigning Noteholder subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Noteholder Representative) shall not be less than $1,000,000 in respect of Notes or Commitments (or, if less, the entire remaining amount of such Noteholder’s Notes or Commitments), (ii) the parties to each such assignment shall (A) electronically execute and deliver to the Noteholder Representative an Assignment and Acceptance via an electronic settlement system acceptable to the Noteholder Representative or (B) if no such system shall then be being utilized by the Noteholder Representative, manually execute and deliver to the Noteholder Representative an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (other than in the case of an assignment by a Noteholder to an Affiliate or Related Fund of such Noteholder); provided, that the Noteholder Representative may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (iii) the assignee, if it shall not be a Noteholder, shall deliver to the Noteholder Representative an Administrative Questionnaire, all documentation and other information reasonably determined by the Noteholder Representative to be required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and tax documentation required under Section 2.18(f).  Upon acceptance and recording pursuant to clause (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Noteholder under this Agreement and (B) the assigning Noteholder thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Noteholder’s rights and obligations under this Agreement, such Noteholder shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid).  Any assignment or transfer by a Noteholder of its rights or obligations under this Agreement that does not comply with this Section 9.04(c) shall be treated for purposes of this Agreement as a sale by such Noteholder of a participation in such rights and obligations in accordance with, and to the extent permitted by, Section 9.04(g).

(d)        By executing and delivering an Assignment and Acceptance, the assigning Noteholder thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Noteholder warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Notes, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Noteholder makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Note Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Issuer or any Subsidiary or the performance or observance by the Issuer or any Subsidiary of any of its obligations under this Agreement, any other Note Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Noteholder Representative, such assigning Noteholder or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Noteholder Representative to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Noteholder Representative by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Note Documents are required to be performed by it as a Noteholder and (viii) such assignee represents and warrants that it is an Eligible Transferee and is not a Defaulting Noteholder.

(e)        The Noteholder Representative, acting solely for this purpose as a non-fiduciary agent of the Issuer, shall maintain at one of its offices, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Noteholders, and the Commitment of, and principal amount of (and stated interest on) the Notes owing to, each Noteholder pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Issuer, the Noteholder Representative and the Noteholders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Noteholder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Issuer and, solely with respect to itself or any Noteholder (with respect to such Noteholder’s interest only), at any reasonable time and from time to time upon reasonable prior written notice, or any other person as reasonably necessary to ensure that such Commitment, Note or other obligation is in registered form under Section 5f.103 of the United States Treasury Regulations.  Notwithstanding anything to the contrary contained in this Agreement, the right, title and interest of the Noteholders and their assignees in and to the Notes shall be transferrable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.

(f)       Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Noteholder and an assignee, an Administrative Questionnaire (including all applicable “know your customer” information requested by the Noteholder Representative and tax documentation required under Section 2.18(f)) completed in respect of the assignee (unless the assignee shall already be a Noteholder hereunder), the processing and recordation fee referred to in clause (b) above, if any, and, if required, the written consent of the Issuer and the Noteholder Representative to such assignment, the Noteholder Representative shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuer.  No assignment shall be effective unless it has been recorded in the Register as provided in this clause (e); provided, however, that the failure to promptly provide notice thereof as required under clause (iii) of the immediately preceding sentence shall not in and of itself render any such assignment ineffective.

(g)         Each Noteholder may without the consent of the Issuer or the Noteholder Representative sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Notes owing to it); provided, however, that (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f), it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Noteholder) to the same extent as if they were Noteholders; provided that such participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.12, 2.14, 2.18, or 2.20, with respect to any participation, than its participating Noteholder would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participating bank or other entity acquired the applicable participation and (iv) the Issuer, the Noteholder Representative and the Noteholders shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement, and such Noteholder shall retain the sole right to enforce the obligations of the Issuer relating to the Notes and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder with respect to the Notes or Commitments in which such person participates or the amount of principal of or the rate at which interest is payable on the Notes in which such person participates, extending any scheduled principal payment date or date fixed for the payment of interest on the Notes in which such person participates, increasing or extending the Commitments in which such person participates or releasing all or substantially all of the value of the Guarantees of the Obligations by the Note Parties or all or substantially all of the Collateral).  Each Noteholder that sells a participation pursuant to this Section 9.04(f) shall, acting as a non-fiduciary agent of the Issuer, maintain a register on which it records the name and address of each participant and the principal amounts of (and related interest on) each participant’s participation interest with respect to the Note (each, a “Participant Register”); provided that no Noteholder shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Notes or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Note or other obligations is in registered form under Section 5f.103 of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Noteholder shall treat each person whose name is recorded in the Participant Register as the owner of such participation or granted Note for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Noteholder Representative (in its capacity as Noteholder Representative) shall have no responsibility for maintaining a Participant Register.

(h)        Any Noteholder or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Issuer and its Subsidiaries furnished to such Noteholder by or on behalf of the Issuer and its Subsidiaries; provided, however, that, prior to any such disclosure of information that constitutes Information (as defined in Section 9.16), each such assignee or participant or proposed assignee or participant shall execute an agreement (including through click-through or other customary methods) whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Noteholders pursuant to Section 9.16.

(i)         Any Noteholder may (without the consent of the Issuer or the Noteholder Representative) at any time collaterally assign all or any portion of its rights under this Agreement to secure extensions of credit to such Noteholder or in support of obligations owed by such Noteholder (including, if such Noteholder is a fund that invests in bank loans, to a trustee for holders of obligations owed, or securities issued, by such fund); provided, however, that no such assignment shall release a Noteholder from any of its obligations hereunder or substitute any such assignee for such Noteholder as a party hereto and any foreclosure or exercise of remedies by such assignee or trustee shall be subject to the provisions of this Section 9.04 regarding assignments in all respects.

(j)          [Reserved].

(k)        The Issuer shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Noteholder Representative and each Noteholder, and any attempted assignment without such consent shall be null and void.

(l)         Any attempt to transfer any Note or portion thereof, or any rights or duties thereunder, not in compliance with this Agreement shall be null and void, and neither the Issuer nor the Noteholder Representative shall give any effect to the Register to such attempted transfer.

(m)        [Reserved].

(n)         Subject to compliance with any applicable securities laws and the conditions set forth herein, assignments to the Issuer of Notes pursuant to this Section 9.04 may only be made through customary auction or other procedures pursuant to which offers to Noteholders shall be made on a pro rata basis to Noteholders (but, for the avoidance of doubt, such purchases shall not be required to be consummated on a pro rata basis), in each case as the Issuer may elect, and shall be subject to the following additional conditions:

(i)          immediately following such repurchase, no Event of Default has occurred and is continuing;

(ii)         the consideration for any such proposed purchase is cash; and

(iii)       if the Issuer is the assignee (including through contribution or transfers set forth in clause (ii) above), (A) the principal amount of such Notes, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Issuer shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Notes of the remaining Noteholders shall reflect such cancellation and extinguishment of the Notes then held by such Noteholder and (C) the Issuer shall promptly provide notice to the Noteholder Representative of such contribution, assignment or transfer of such Notes and the Noteholder Representative, upon receipt of such notice, shall reflect the cancellation of the applicable Notes in the Register;

provided, that, notwithstanding anything to the contrary, none of the Issuer or any of its Subsidiaries shall be required to represent that it is not in possession of any material non-public information with respect to the Issuer, their Subsidiaries or their respective securities in connection with any assignment pursuant to this clause (n).

(o)         [Reserved].

(p)         No Note Party may purchase First Lien Obligations in excess of the amounts permitted by the First Lien Loan Documents as in effect on the Closing Date.

Section 9.05        Expenses; Indemnity.

(a)     The Issuer agrees to pay all reasonable, documented and invoiced out-of-pocket expenses incurred by the Noteholder Representative in connection with the issuance of the Notes provided for herein, the due diligence investigation in connection with, structuring and arrangement of the Notes provided herein, the preparation of this Agreement and the other Note Documents (including any post-closing work) and any similar note or credit facility refinancing or replacing, in whole or in part, any of the Notes provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), whether obtained prior to or subsequent to the Closing Date, or incurred by the Noteholder Representative or any Noteholder in connection with the enforcement of its rights in connection with this Agreement and the other Note Documents or in connection with the Notes issued hereunder (and in connection with the protection of such rights), including the reasonable and documented fees, charges and disbursements of Sullivan & Cromwell LLP, counsel to the Noteholders, and Holland & Knight LLP, counsel to the Noteholder Representative, and to the extent reasonably determined by the Noteholder Representative or the Noteholders to be necessary, one local counsel in each appropriate jurisdiction for the Noteholder Representative and the Noteholders, taken as a whole (and, solely in the case of a perceived or actual conflict of interest, one additional local counsel to the conflicted Person, in each appropriate jurisdiction).

(b)        The Issuer agrees to indemnify the Noteholder Representative and each of its Related Parties (the “Noteholder Representative Indemnitees”), each Noteholder and each Related Party of any of the foregoing persons (the “Noteholder Indemnitees”; together with the Noteholder Representative Indemnitees, each an “Indemnitee” and collectively, the “Indemnitees”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, penalties, judgments, charges and disbursements (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (I) one primary outside counsel to the Noteholder Representative Indemnitees, taken as a whole and if necessary or appropriate, of one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to all Noteholder Representative Indemnitees, taken as a whole and (II) one primary outside counsel to the Noteholder Indemnitees, taken as a whole (and, solely in the case of a perceived or actual conflict of interest where the Noteholder Indemnitee affected by such conflict notifies the Issuer of the existence of such conflict and thereafter retains its own counsel, one additional counsel to all similarly situated Noteholder Indemnitees, taken as a whole) and if necessary or appropriate, of one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to all Noteholder Indemnitees, taken as a whole (and, solely in the case of a perceived or actual conflict of interest where the Noteholder Indemnitee affected by such conflict notifies the Issuer of the existence of such conflict and thereafter retains its own counsel, one additional counsel to all similarly situated Noteholder Indemnitees, taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the preparation, execution, enforcement or delivery of this Agreement or any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the issuance and administration of the Notes, (ii) the use of the proceeds of the Notes, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged generation, presence, discharge or Release of Hazardous Materials on any property while currently or formerly owned, leased or operated by the Issuer or any Subsidiary, or any Environmental Liability related in any way to the Issuer or the Subsidiaries; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (and any Indemnitee receiving payment under this Section 9.05(b) shall promptly refund the amount of such payment to the extent that there is a final and nonappealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification in respect of such payment by virtue of such Indemnitee’s gross negligence or willful misconduct), (y) except with respect to the Noteholder Representative Indemnitees, arise out of a claim brought by the Issuer or any Subsidiary against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Note Document or (z) arise out of any dispute solely among the Indemnitees (other than disputes involving claims against the Noteholder Representative in its capacity as such or in a similar agency role).  This Section 9.05(b) shall not apply to Taxes, other than Taxes that represent losses, claims, damages, liabilities or expenses arising from any non-Tax claim.

(c)        Each Noteholder shall indemnify and hold harmless the Noteholder Representative Indemnitees (to the extent not indefeasibly and timely indemnified by or on behalf of the Issuer and without limiting the obligation of the Issuer to do so), based on and to the extent of such Noteholder’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses of one primary outside counsel for the Noteholder Representative Indemnitees, taken as a whole and if necessary or appropriate, of one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to all Noteholder Representative Indemnitees)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Noteholder Representative Indemnitee in any way relating to or arising out of or in connection with this Agreement or any other Note Document or any action taken or omitted to be taken by the Noteholder Representative Indemnitees; provided, however, that such indemnity shall not, as to any Noteholder Representative Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Noteholder Representative Indemnitee. Without limiting the foregoing, each Noteholder shall promptly following written demand therefor, pay or reimburse the Noteholder Representative based on and to the extent of such Noteholder’s pro rata share of all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Note Documents (including all such out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any debtor relief law, and including all respective fees, charges and disbursements of one primary outside counsel for the Noteholder Representative Indemnitees, taken as a whole and if necessary or appropriate, of one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to all Noteholder Representative Indemnitees). For purposes hereof, a Noteholder’s “pro rata share” shall be determined based upon its share of the outstanding Notes and unused Note Commitments at such time (or if such indemnity payment is sought after the date on which the Notes  have been paid in full and the Note Commitments are terminated in accordance with such Noteholder’s pro rata share immediately prior to the date on which the Notes are paid in full and the Note Commitments are terminated). To the extent permitted by applicable Law, no party hereto shall assert, and each hereby waives, any claim against any other party hereto or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby, any Note or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Issuer’s indemnification obligations under Section 9.05(b) to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder.  Except with respect to the Noteholder Representative Indemnitees, the Issuer shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Issuer’s prior written consent or if there is a final and non- appealable judgment by a court of competent jurisdiction in any such proceeding then the Issuer agree to indemnify and hold harmless each Indemnitee in respect thereof pursuant to Section 9.05(b).  If the indemnifying party has reimbursed any Indemnitee for any legal or other expenses in accordance with this Section 9.05 and there is a final and non-appealable judicial determination by a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 9.05, then the Indemnitee shall promptly refund such amount.

(d)        The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the expiration of the Commitments, the termination of the Note Documents, the resignation or replacement of the Noteholder Representative, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Noteholder Representative, any Noteholder, or any Related Party of the foregoing persons.  All amounts due under this Section 9.05 shall be payable within thirty (30) days of written demand therefor.

Section 9.06        Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Noteholder is hereby authorized, subject to the prior consent of the Noteholder Representative (acting at the direction of the Required Noteholders), at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Noteholder to or for the credit or the account of the Issuer against any of and all the obligations of the Issuer now or hereafter existing under this Agreement and other Note Documents held by such Noteholder, irrespective of whether or not such Noteholder shall have made any demand under this Agreement or such other Note Document and although such obligations may be unmatured; provided that in the event that any Defaulting Noteholder shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Noteholder Representative for further application in accordance with the provisions of Section 2.21(a)(ii) and, pending such payment, shall be segregated by such Defaulting Noteholder from its other funds and deemed held in trust for the benefit of the Noteholder Representative and the Noteholders, and (y) the Defaulting Noteholder shall provide promptly to the Noteholder Representative a statement describing in reasonable detail the Obligations owing to such Defaulting Noteholder as to which it exercised such right of setoff.  Each Noteholder agrees to notify the Noteholder Representative and the Issuer promptly after any such setoff and application; provided, the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Noteholder under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Noteholder may have.

Section 9.07     Applicable Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.08        Waivers; Amendment.

(a)        No failure or delay of the Noteholder Representative, any Noteholder in exercising any power or right hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Noteholder Representative and the Noteholders hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Note Document or consent to any departure by the Issuer or any other Note Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Issuer in any case shall entitle the Issuer to any other or further notice or demand in similar or other circumstances.

(b)        Except as expressly set forth herein, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Issuer, the Noteholder Representative and the Required Noteholders; provided, however, that no such agreement shall (1) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest, without the prior written consent of each Noteholder affected thereby (it being understood and agreed that a waiver of any Default or Event of Default will not constitute a reduction in the principal amount of the Notes), (2) increase or extend the Commitment (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment of any Noteholder) or decrease or extend the date for payment of any Fees or any other amount due and payable hereunder to any Noteholder without the prior written consent of such Noteholder, (3) amend or modify the provisions of Section 9.04(j), the provisions of this Section 9.08, or release from the Guarantee Agreement any of the Issuer or all or substantially all of the Subsidiary Guarantors or release all or substantially all of the Collateral (except as otherwise permitted herein or in the other Note Documents), without the prior written consent of each Noteholder directly adversely affected thereby, (4) [reserved], (5) [reserved], (6) reduce the percentage contained in the definition of the term “Required Noteholders” without the prior written consent of each Noteholder (it being understood that with the consent of the Required Noteholders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Noteholders on substantially the same basis as the Commitments on the date hereof unless such extensions of credit are provided for purposes of influencing the voting thresholds under this Agreement), (7) amend or modify the provisions of Section 2.15 or any other provision of the Note Documents requiring the ratable sharing of payments of the Noteholders without the prior written consent of each Noteholder affected thereby, (viii) directly or indirectly (x) subordinate the Obligations in right of payment to any other Indebtedness or (y) subordinate the Liens on all or a material portion of the Collateral securing the Obligations to any other Lien on the Collateral securing any other Indebtedness; provided, further, (A) no such agreement shall amend, modify or otherwise affect the rights, duties, obligations or indemnities of the Noteholder Representative hereunder or under any other Note Document without the prior written consent of the Noteholder Representative and (B) for the avoidance of doubt, the consent of the Required Noteholders shall not be required for any amendment, waiver or modification made pursuant to clauses (i) through (viii) of this paragraph.

(c)       Notwithstanding anything to the contrary contained in this Section 9.08 or otherwise in this Agreement or any other Note Document, (i) this Agreement and any other Note Document may be amended, supplemented or otherwise modified, or any provision thereof waived, with the consent of the Noteholder Representative and the Issuer without the need to obtain the consent of any Noteholder, if such amendment, supplement, modification or waiver is delivered in order to (A) cure ambiguities, omissions, mistakes or defects, to fix incorrect cross references or similar inaccuracies or to effect administrative, technical, immaterial or other similar changes not materially adverse to the Noteholders (as reasonably determined by the Noteholder Representative and the Issuer), (B) cause any Security Document to be consistent with this Agreement and the other Note Documents, (C) make such modifications as are required in connection with the addition of any Foreign Subsidiaries as Note Parties, as provided in Section 5.12(d), (ii) this Agreement and any other Note Document may be amended, supplemented or otherwise modified, or any provision thereof waived, with the consent of the Noteholder Representative and the Issuer without the need to obtain the consent of any Noteholder for technical changes if the Noteholders shall have received at least five Business Days’ prior written notice thereof and the Noteholder Representative shall not have received, within five Business Days following the date of such notice to the Noteholders, a written notice from the Required Noteholders stating that the Required Noteholders object to such amendment, modification, supplement or waiver and (iii) without the consent of any Noteholder, the Issuer and the Noteholder Representative or any other collateral agent may enter into any amendment, supplement or modification of any Note Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest of the Secured Parties in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interests for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Law or this Agreement or in each case to otherwise enhance the rights or benefits of any Noteholder under any Note Document.  The Noteholder Representative shall make available to the Noteholders copies of each such amendment or other modification to this Agreement.

(d)       Notwithstanding anything to the contrary herein, no Defaulting Noteholder shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Noteholders or each affected Noteholder may be effected with the consent of the applicable Noteholders other than Defaulting Noteholders), except that (x) a Defaulting Noteholder shall retain and have all voting rights in Sections 9.08(b)(i) and 9.08(b)(ii), and (y) any waiver, amendment or modification requiring the consent of all Noteholders or each affected Noteholder that by its terms affects any Defaulting Noteholder disproportionately adversely relative to other affected Noteholders shall require the consent of such Defaulting Noteholder.

Section 9.09        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Noteholder holding such Note or participation in accordance with applicable law, the rate of interest payable in respect of such Note or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Note or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Noteholder in respect of other Notes or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Noteholder.

Section 9.10       Entire Agreement.  This Agreement and the other Note Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Note Documents.  Nothing in this Agreement or in the other Note Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Noteholder Representative and the Noteholders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Note Documents.

Section 9.11       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12        Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Note Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13       Counterparts; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart of a signature page of this Agreement in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Noteholder Representative to accept electronic signatures in any form or format without its prior written consent.

Section 9.14        Headings  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15        Jurisdiction; Consent to Service of Process.

(a)         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Note Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that (except as permitted below) all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Noteholder Representative or any Noteholder may otherwise have to bring any action or proceeding in the courts of any jurisdiction solely in connection with the exercise of any rights under any Security Document.

(b)         Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Note Documents in any New York State or Federal court referenced in clause (a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)         Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 or as otherwise required by applicable law.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16     Confidentiality.  Each of the Noteholder Representative and the Noteholders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), in which case (to the extent not legally prohibited) the relevant Note Party shall be informed promptly, except with respect to disclosures to the National Association of Insurance Commissioners or with respect to any audit or examination conducted by bank accountants, credit risk insurers or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case (to the extent not legally prohibited) the relevant Note Party shall be informed promptly, (d) in connection with the exercise of any remedies hereunder or under the other Note Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as or no less restrictive than those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Note Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Issuer or any Subsidiary or any of their respective obligations, (f) with the consent of the Issuer, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16 by such person and (h) to market data collectors, similar service providers to the lending industry, and service providers to the Noteholder Representative and the Noteholders, in each case in connection with the administration, settlement and management of this Agreement and the other Note Documents.  Each of the Noteholder Representative and the Noteholders agrees not to use any Information for any purpose or in any manner other that evaluating the performance of the Issuer and its Subsidiaries hereunder and enforcing the rights, remedies and obligations hereunder and under the other Note Documents.  For the purposes of this Section 9.16, “Information” shall mean all information received from the Issuer and related to the Issuer or its business, other than any such information that was available to the Noteholder Representative or any Noteholder on a nonconfidential basis prior to its disclosure by the Issuer.  Notwithstanding anything contrary provided above in this Section 9.16, the Noteholder Representative may publicize its services and roles as Noteholder Representative in connection with the transactions contemplated hereunder, including, without limitation, issuing a press release and granting interviews with and providing information to the financial press and other media; provided, that, the Noteholder Representative or Noteholder, as applicable, shall consult with the Issuer prior to the dissemination of any such written materials and each such person shall use commercially reasonable efforts to agree upon mutually satisfactory text therefor.

Section 9.17       PATRIOT Act Notice.  Each Noteholder and the Noteholder Representative (for itself and not on behalf of any Noteholder) hereby notifies the Issuer that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Noteholder or the Noteholder Representative, as applicable, to identify the Issuer in accordance with the PATRIOT Act.

Section 9.18       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Note Document), the Issuer acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Noteholder Representative and the Noteholders are arm’s-length commercial transactions between the Issuer and its Affiliates, on the one hand, and the Noteholder Representative and the Noteholders, on the other hand, (ii)  the Issuer has consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate and (iii) the Issuer is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Note Documents; (b) (i) the Noteholder Representative and Noteholder is and has been acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Issuer or any of its Affiliates, or any other person, and (ii) none of the Noteholder Representative or any Noteholder has any obligation to the Issuer or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Note Documents; and (c) the Noteholder Representative, the Noteholders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and its Affiliates and none of the Noteholder Representative or any Noteholder has any obligation to disclose any of such interests to the Issuer or any of its Affiliates.  To the fullest extent permitted by Law, the Issuer hereby waives and releases any claims that it may have against the Noteholder Representative and the Noteholders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

Section 9.19        Intercreditor Agreement.

(a)        Each Noteholder irrevocably authorizes the Noteholder Representative to execute and deliver the Intercreditor Agreement and each other intercreditor agreement contemplated by the terms of this Agreement and to take such action, and to exercise the powers, rights and remedies granted to the Noteholder Representative thereunder and with respect thereto.

(b)        Each Noteholder irrevocably authorizes the Noteholder Representative to execute and deliver other intercreditor documentation (for example and without limitation documentation with respect to intercreditor arrangements for pari passu secured indebtedness envisioned by the debt and Liens covenants herein) in form and substance satisfactory to the Noteholder Representative (acting at the direction of the Required Noteholders) and to take such action, and to exercise the powers, rights and remedies granted to the Noteholder Representative hereunder and with respect thereto.

Section 9.20        Collateral and Guarantee Matters.

Subject to the reinstatement provisions set forth in any applicable Security Document, unless an Event of Default has occurred and is continuing, a Note Party shall automatically be released from its obligations under the Note Documents, and all security interests created by the Security Documents in Collateral owned by such Note Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Note Party ceases to be a Subsidiary or becomes an Excluded Subsidiary (or in case the Note Party elects that any Designated Subsidiary that would otherwise constitute an Excluded Subsidiary cease to be a Designated Subsidiary); provided that, if so required by this Agreement, the Required Noteholders (or if applicable, the Noteholders) shall have consented to such transaction and the terms of such consent shall not have provided otherwise; provided, further, however, that notwithstanding the foregoing, without the consent of the Required Noteholders, no Note Party shall be released from its obligations under the Note Documents if such Note Party either (x) becomes an Excluded Subsidiary as a result of any transaction undertaken by the Issuer or any Subsidiary or (y) ceases to be a Subsidiary but the Issuer or a Subsidiary or an Affiliate thereof retains any direct or indirect Equity Interest in, or otherwise Controls, such Person, unless (a) the transaction pursuant to which such Note Party becomes an Excluded Subsidiary or ceases to be a Subsidiary is entered into for legitimate bona fide business purposes (other than for purposes of releasing guarantees or collateral hereunder) in good faith with an unaffiliated third party (or with a joint venture entity pursuant to a joint venture entered into for legitimate bona fide business purposes with an unaffiliated third party), (b) at the time of such release (and after giving effect thereto), all outstanding Indebtedness and Liens of any such Subsidiary becoming an Excluded Subsidiary, and all Investments previously made in any such Subsidiary or other Person remaining outstanding after giving effect to the relevant transaction, would then be permitted to be incurred or made in accordance with the relevant provisions of Section 6.01, Section 6.02, Section 6.04, and Section 6.08 (for this purpose, with the Issuer being required to reclassify any such items made in reliance upon such Subsidiary or other Person being a Note Party or a wholly-owned Subsidiary on another basis as would be permitted by such applicable Section), and any previous asset sale to such Subsidiary pursuant to Section 6.05 shall be re-characterized and would be permitted at the time of such release, as if the same were made to a Subsidiary that was not a Note Party (and all items described above in this clause (b) shall thereafter be deemed re-characterized as provided above in this clause (b)), (c) such Subsidiary or other Person shall not be (or shall simultaneously be released as) an obligor with respect to any other Indebtedness of the Issuer or any other Subsidiary (other than, in the case of a Subsidiary that becomes an Excluded Subsidiary, Indebtedness of any other Subsidiary becoming an Excluded Subsidiary as part of the same transaction) and (d) such Subsidiary or other Person owns no assets which were previously transferred to it by another Note Party which constituted Collateral or proceeds of Collateral (or the transfer of any such assets to such Subsidiary or other Person by such Note Party would be permitted hereunder immediately following such release). Upon any sale or other transfer by any Note Party (other than to the Issuer or any other Note Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.08, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Note Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Note Party created by the Security Documents shall be automatically released. On the date on which all Obligations have been paid in full in cash (other than contingent indemnification obligations not yet accrued and payable), all obligations under the Note Documents and all security interests under the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, and in connection with any Collateral becoming Excluded Property, the Noteholder Representative shall execute and deliver to any Note Party, at such Note Party’s expense, all documents that such Note Party shall reasonably request to file or register in any office, or to evidence, such termination or release, or, in the case of Collateral becoming Excluded Property, to effect, to file or register in any office, or to evidence the release of any security interest created by the Security Documents in such assets. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Noteholder Representative or the Noteholders. Each of the Secured Parties irrevocably authorizes the Noteholder Representative, at its option and in its discretion, to effect the releases set forth in this Section.

Upon request by the Noteholder Representative at any time, the Required Noteholders will confirm in writing the Noteholder Representative’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its Guarantee under the Guarantee Agreement pursuant to this Section 9.20.  In each case as specified in this Section 9.20, the Noteholder Representative will promptly upon the request of the Issuer (and each Noteholder irrevocably authorizes the Noteholder Representative to), at the Issuer’s expense, execute and deliver to the applicable Note Party such documents as the Issuer may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Subsidiary Guarantor from its Guarantee under the Guarantee Agreement, in each case in accordance with the terms of the Note Documents and this Section 9.20 (and the Noteholder Representative may rely conclusively on a certificate of a Responsible Officer of the Issuer to that effect provided to it by any Note Party upon its reasonable request without further inquiry).  Any execution and delivery of documents pursuant to this Section 9.20 shall be without recourse to or warranty by the Noteholder Representative (other than a representation that the Noteholder Representative has not transferred the security interests granted to the Noteholder Representative in any Collateral to any other person).  Any execution and delivery by the Noteholder Representative pursuant to this Section 9.20 or the release provisions of any Security Document shall be without recourse to or warranty by the Noteholder Representative (other than the absence of any encumbrance created, or transfer made, by it).

Section 9.21       Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Noteholder that is an Affected Financial Institution arising under any Note Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Noteholder that is an Affected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Note Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.22        [Reserved].

Section 9.23      Representations and Warranties of the Noteholders.  Each Noteholder severally and not jointly represents and warrants to, and agrees with, the Issuer as of the Closing Date, and on any date of any assignment pursuant to Section 9.04, that:

(a)         It is either (A) a Qualified Institutional Buyer, (B) an Institutional Accredited Investor or (C) a non-U.S. person (as such term is defined in Regulation S under the Securities Act (“Regulation S”)) and will not acquire the Notes for the account or benefit of any U.S. Person, and it is purchasing the Notes outside the United States in an offshore transaction in accordance with Regulation S;

(b)       It has such knowledge and experience in financial and business matters and investments in general that make it capable of evaluating the merits and risks of the Notes and the transactions contemplated by this Agreement (and has sought such accounting, legal, tax and other advice as it has considered necessary to make an informed investment decision);

(c)         It acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Issuer and its Subsidiaries concerning the merits and risks of investing in the Issuer and its Subsidiaries; (b) access to information about the Issuer and its Subsidiaries, their results of operations, financial condition, and cash flows, and their business generally, in each case sufficient to such Noteholder’s satisfaction to enable such Noteholder to evaluate whether or not to proceed with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (c) the opportunity to obtain such additional information that such Noteholder believes is necessary to make an informed investment decision with respect to the Notes and the consummation of the transactions contemplated by this Agreement;

(d)       It acknowledges and agrees that neither the Issuer nor any of its Subsidiaries is making any representations or warranties whatsoever, express or implied, except for those representations and warranties contained in Article III of this Agreement or in any certificate delivered in connection herewith, and it acknowledges and agrees that, except for such representations and warranties, it is purchasing the Notes on an “as is/where is” basis.  In making the decision to enter into this Agreement and the documents contemplated hereby to which it is a party and to consummate the transactions contemplated hereby, other than reliance on the representations and warranties contained in Article III of this Agreement, such Noteholder acknowledges and agrees that it has relied solely on its own independent investigation, analysis, and evaluation of the Issuer and its Subsidiaries and hereby disclaims reliance on any other representations and warranties;

(e)         It is acquiring the Notes for its own account, for investment purposes only and not with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would not otherwise comply with the Securities Act or the securities laws of any state of the United States;

(f)         It (A) understands that the Notes have not been registered under the Securities Act or the securities laws of any states and that the Notes are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and (B) agrees that neither all nor any part of the Notes may be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws; and

(g)         It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Noteholder) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144A may afford the basis for sales only in limited amounts.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

PITNEY BOWES INC., as the Issuer

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

By:	/s/ Ana Chadwick
Name: Ana Chadwick
Title: Executive Vice President and Chief Financial Officer

PITNEY BOWES PRESORT SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES SHELTON REALTY LLC, as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC, as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

PB EQUIPMENT MANAGEMENT INC., as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES INTERNATIONAL HOLDINGS, INC., as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB PROFESSIONAL SERVICES INC., as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

B. WILLIAMS FUNDING CORP., as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB WORLDWIDE INC., as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

PITNEY BOWES GLOBAL ECOMMERCE INC., as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL LOGISTICS LLC, as a Subsidiary Guarantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

ALTER DOMUS (US) LLC,
as Noteholder Representative

By	/s/ Pinju Chiu
Name: Pinju Chiu
Title: Associate Counsel

OPPS XI PTBW HOLDINGS, L.P., as a Noteholder

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ David Nicoll
Name: David Nicoll
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

EXHIBIT A TO
NOTE PURCHASE AGREEMENT

[FORM OF]
ADMINISTRATIVE QUESTIONNAIRE

[Noteholder Name]
[Noteholder Address]
Tax Payer ID:

Administrative Details

Payment Instructions (account funds will be sent to for interest payments)

USD:	Bank Name:
ABA:
Account Name:
Account Number:
FFC Acct Name:
FFC Acct Number:
Reference:

Call Back Verification Contact:	Name:
Phone:
Fax:
E-mail:

Contacts

Primary Notice Contact:	Name:
Phone:
Fax:
E-mail:

Secondary Notice Contact:	Name:
Phone:
Fax:
E-mail:

[Issuer Name]
[Issuer Address]
Tax Payer ID:

Administrative Details

Payment Instructions (account funds will be sent to for new borrowings or in the event of overpayment) (please include all accounts if payments will be remitted from multiple accts/banks)

USD:	Bank Name:
ABA:
Account Name:
Account Number:
Attn:

Call Back Verification Contact:	Name:
Phone:
Fax:
E-mail:

Contacts

Primary Notice Contact:	Name:
Phone:
Fax:
E-mail:

Secondary Notice Contact:	Name:
Phone:
Fax:
E-mail:

A-2

EXHIBIT B TO
NOTE PURCHASE AGREEMENT

[FORM OF]
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Note Purchase Agreement, as of the Effective Date inserted by the Noteholder Representative as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Noteholder][their respective capacities as Noteholders] under the Note Purchase Agreement, the Assignor’s Notes and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Noteholder)][the respective Assignors (in their respective capacities as Noteholders)] against any person, whether known or unknown, arising under or in connection with the Note Purchase Agreement, any other documents or instruments delivered pursuant thereto or the Note transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

[1]
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

B-1

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is a[n] [Affiliate][Related Fund] of [identify Noteholder]]
3.	Issuer:	PITNEY BOWES INC., a Delaware corporation (the “Issuer”)
4.	Noteholder Representative:	Alter Domus (US) LLC, as the noteholder representative under the Note Purchase Agreement
5.	Note Purchase Agreement:
NOTE PURCHASE AGREEMENT, dated as of July 31, 2023, among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and Alter Domus (US) LLC, as the noteholder representative for the Noteholders (in such capacity, the “Noteholder Representative”).

6.	Assigned Interest[s]:

	Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Notes of all Noteholders	Amount of Notes Assigned	Percentage Assigned of Notes[7]
			$	$	%
			$	$	%
			$	$	%
8.	This Assignment and Acceptance shall incorporate the terms of Sections 9.10, 9.11 and 9.15 of the Note Purchase Agreement mutatis mutandis.
9.
EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY AUTHORIZES, DIRECTS AND INSTRUCTS THE NOTEHOLDER REPRESENTATIVE TO REGISTER FOR RECORDATION IN THE REGISTER THIS ASSIGNMENT, WHICH EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY ACKNOWLEDGES, AGREES, CERTIFIES, CONFIRMS, REPRESENTS AND WARRANTS IS MADE IN ACCORDANCE WITH SECTION 9.04 OF THE NOTE PURCHASE AGREEMENT AND THE INTERCREDITOR AGREEMENT.

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Set forth, to at least 9 decimals, as a percentage of the Notes of all Noteholders thereunder.

Effective Date: ________________, 20___ [TO BE INSERTED BY THE NOTEHOLDER REPRESENTATIVE AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][8]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][9]

[NAME OF ASSIGNEE]

By:
Name:
Title:
[NAME OF ASSIGNEE]

By:
Name:
Title:

[8]	Add additional signature blocks as needed.
[9]	Add additional signature blocks as needed.

[Consented to and]10 Accepted:

ALTER DOMUS (US) LLC,
as Noteholder Representative

By:
Name:
Title:

PITNEY BOWES INC.,
as the Issuer

By:
Name:
Title:][11]

[10]	To be included if required by Section 9.04 of the Note Purchase Agreement.

[11]	To be included if required by Section 9.04 of the Note Purchase Agreement.

ANNEX 1

NOTE PURCHASE AGREEMENT
PITNEY BOWES INC.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.          Representations and Warranties.

1.1        Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Noteholder and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Note Purchase Agreement or any other Note Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Documents or any collateral thereunder, (iii) the financial condition of the Issuer, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Note Document, or (iv) the performance or observance by the Issuer, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Note Document.

1.2.       Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Noteholder under the Note Purchase Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Note Purchase Agreement (subject to such consents, if any, as may be required thereunder)12 and is not a Defaulting Noteholder, (iii) from and after the Effective Date, it shall be bound by the provisions of the Note Purchase Agreement and the other Note Documents as a Noteholder thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Noteholder thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received copies of the Note Purchase Agreement and the Intercreditor Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Noteholder Representative or any other Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Note Purchase Agreement, duly completed and executed by [the][such] Assignee and (viii) if it is not already a Noteholder under the Note Purchase Agreement, attached to the Assignment and Acceptance is a completed Administrative Questionnaire and any “know your customer” documentation reasonably requested by the Noteholder Representative and (b) agrees that (i) it will, independently and without reliance on the Noteholder Representative, [the][any] Assignor or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Documents, (ii) it appoints and authorizes the Noteholder Representative to take such action on its behalf and to exercise such powers and discretion under the Note Purchase Agreement or any other Note Document as are delegated to the Noteholder Representative, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Note Documents are required to be performed by it as a Noteholder.

[12]	By confirming that it meets all the requirements to be an assignee under Section 9.04 of the Note Purchase Agreement, the Assignee(s) is also confirming that it is an Eligible Transferee.

Annex 1 -1

2.          Payments.  From and after the Effective Date, the Noteholder Representative shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Noteholder Representative shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.          General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 -2

EXHIBIT C TO
NOTE PURCHASE AGREEMENT

[FORM OF]
NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WITH RESPECT TO THIS NOTE, PLEASE CONTACT THE BORROWER AT 3001 SUMMER STREET STAMFORD, CT 06926 OR VIA EMAIL AT GEOFF.KUPFERSCHMID@PB.COM

NOTEHOLDER: [●]	[New York, New York]
PRINCIPAL AMOUNT: $[●]	[Date]

FOR VALUE RECEIVED, each of the undersigned hereby promises to pay to the Noteholder set forth above (the “Noteholder”) or its registered assigns, in Dollars (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the NOTE PURCHASE AGREEMENT, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and ALTER DOMUS (US) LLC, as the noteholder representative for the Noteholders (as defined therein)), (i) on the dates set forth in the Note Purchase Agreement, the principal amounts set forth in the Note Purchase Agreement with respect to Notes purchased by the Noteholder from the Issuer pursuant to the Note Purchase Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Note Purchase Agreement on the unpaid principal amount of all Notes purchased by the Noteholders from the Issuer pursuant to the Note Purchase Agreement.

The Issuer hereby promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates, in each case, at the rate or rates provided in the Note Purchase Agreement.

The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All issuances evidenced by this note and all payments and redemptions of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Issuer under this note.

This note is one of the Notes referred to in the Note Purchase Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory redemption of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Note Purchase Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE NOTE PURCHASE AGREEMENT.  TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE NOTEHOLDER REPRESENTATIVE PURSUANT TO THE TERMS OF THE NOTE PURCHASE AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

PITNEY BOWES INC., as the Issuer

By:
Name:
Title:

EXHIBIT D TO
NOTE PURCHASE AGREEMENT

[FORM OF]
COLLATERAL AGREEMENT

COLLATERAL AGREEMENT
dated as of

July 31, 2023

among

PITNEY BOWES INC.,

THE SUBSIDIARY GUARANTORS
IDENTIFIED HEREIN

and

ALTER DOMUS (US) LLC,

as Noteholder Representative

i

TABLE OF CONTENTS

ARTICLE I

Definitions
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

[RESERVED]
ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	5
SECTION 3.02.	Delivery of the Pledged Collateral	5
SECTION 3.03.	Representations and Warranties	6
SECTION 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	8
SECTION 3.05.	Registration in Nominee Name; Denominations	8
SECTION 3.06.	Voting Rights; Dividends and Interest	8

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	10
SECTION 4.02.	Representations and Warranties	12
SECTION 4.03.	Covenants	14
SECTION 4.04.	Other Actions	16
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	17

ARTICLE V

Remedies

SECTION 5.01.	Remedies Upon Default	18
SECTION 5.02.	Application of Proceeds	19
SECTION 5.03.	Grant of License to Use Intellectual Property	20
SECTION 5.04.	Securities Act	21

ARTICLE VI

[Reserved]

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property Schedule
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Collateral Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

COLLATERAL AGREEMENT dated as of July 31, 2023 (this “Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party hereto and Alter Domus (US) LLC, as noteholder representative (the “Noteholder Representative”).

Reference is made to the Note Purchase Agreement, dated as of the date hereof (as it may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative.

WHEREAS, the Issuer has requested that the Noteholders purchase, and the Noteholders have agreed to purchase from the Issuer, the Notes in the aggregate principal amount of $275,000,000 pursuant to the terms and conditions set forth in the Purchase Agreement.  The obligations of the Noteholders to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement.  The Subsidiary Guarantors are Affiliates of the Issuer, will derive substantial benefits from the issuance of the Notes by the Issuer pursuant to the Purchase Agreement and are willing to execute and deliver this Agreement in order to induce the Noteholders to purchase the Notes.

WHEREAS, pursuant to the Guarantee Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), each Grantor party thereto has agreed to unconditionally and irrevocably guarantee to the Noteholder Representative for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations (as defined in the Guarantee Agreement) pursuant to the terms of the Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.          Defined Terms.  (a) Each capitalized term used but not defined herein shall have the meaning specified in the Purchase Agreement, provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)          The rules of construction specified in Section 1.02 of the Purchase Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.          Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of, an Account.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

 “Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any other Person, or that any other Person now or hereafter otherwise has the right to license, and all rights of such Grantor under any such agreement.

“Copyrights” means, with respect to any Person, all of such Person’s right, title and interest in and to the following now owned or hereafter acquired by such Person throughout the world: (a) any and all copyrights, rights and interests in such copyrights, works protectable by copyright, copyright applications and copyright registrations (including registrations, recordings, supplemental registrations and pending applications for registration), in each case whether as author, assignee, transferee or otherwise (including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III), (b) all extensions, renewals and restorations for any of the foregoing, (c) all income, royalties, damages, license fees and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements or other violations for any of the foregoing and (d) the right to sue for past, present, and future infringements or other violations of any of the foregoing.

“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.

“Excluded Personal Property” has the meaning assigned to such term in Section 4.01(d).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

 “Grantors” means the Issuer and each Subsidiary Guarantor.

“Guarantee Agreement” has the meaning assigned to such term in the recitals hereto.

“Intellectual Property” means any and all intellectual property and similar proprietary rights throughout the world, including such rights in any and all inventions, designs, Patents, Copyrights, Trademarks, Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other proprietary data or information, software and databases and all embodiments or fixations thereof and applications therefor, and related documentation and registrations, and all modifications of and improvements to any of the foregoing, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all income, payments, license fees, royalties, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

2

“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).

“Issuer” has the meaning assigned to such term in the recitals hereto.

“License” means any Patent License, Trademark License, Copyright License or other written license or sublicense agreement to which any Person is a party, and including all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof and all rights to sue for past, present and future breaches thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

 “Note Documents” has the meaning assigned to such term in the Purchase Agreement.

 “Paid in Full” and “Payment in Full” shall mean payment in full in cash of all of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been made).

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention under a Patent owned by any Grantor, or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention under a Patent owned by any other Person, or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Patents” means, with respect to any Person, all of such Person’s right, title and interest to the following now owned or hereafter acquired by such Person throughout the world: (a) any and all patents and patent applications, (b) all inventions and improvements claimed therein, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, (c) all reissues, divisions, continuations, renewals, extensions, reexaminations and continuations-in-part thereof, (d) all income, royalties, damages, license fees and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements or other violations for any of the foregoing and (e) the right to sue for past, present, and future infringements or other violations of any of the foregoing.

“Perfection Certificate” means the Perfection Certificate dated the Closing Date delivered by the Issuer to the Noteholder Representative pursuant to Section 4.01(o) of the Purchase Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

3

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Related Parties” has the meaning assigned to such term in the Purchase Agreement.

“Required Noteholders” has the meaning assigned to such term in the Purchase Agreement.

“Secured Obligations” means “Obligations” as such term is defined in the Purchase Agreement.

“Secured Parties” has the meaning assigned to such term in the Purchase Agreement.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Subsidiary Guarantors” has the meaning assigned to such term in the Purchase Agreement.

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Noteholder Representative (acting at the direction of the Required Noteholders).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title and interest in and to the following now owned or hereafter acquired by such Person throughout the world: (a) any and all trademarks, service marks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers and designs, all registrations, applications for registration and recordings thereof and all goodwill associated with or symbolize by any of the foregoing, (b) all extensions and renewals of the foregoing, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, (c) all income, royalties, damages, license fees and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements or other violations for any of the foregoing and (d) the right to sue for past, present, and future infringements or other violations of any of the foregoing.

“UCC” means the New York UCC; provided that, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

4

ARTICLE II

[RESERVED]

ARTICLE III

Pledge of Securities

SECTION 3.01.        Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Noteholder Representative, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Noteholder Representative, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests now directly owned (which such Equity Interests as of the date hereof are set forth opposite the name of such Grantor (as the owner of such Equity Interest) on Schedule II) or at any time hereafter acquired by such Grantor, and (ii) all certificates and any other instruments representing all such Equity Interests (clauses (i) and (ii) collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include Excluded Property (the Equity Interests so excluded being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) any debt securities now owned (which such debt securities as of the date hereof are set forth opposite the name of such Grantor (as the owner of such debt securities) on Schedule II) or at any time hereafter acquired by such Grantor, and (ii) all promissory notes and any other instruments evidencing all such debt securities, other than, in each case, any Excluded Property (collectively, the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and Pledged Debt Securities; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any and all of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

SECTION 3.02.        Delivery of the Pledged Collateral.  (a) Subject to the Intercreditor Agreement, each Grantor agrees promptly to deliver or cause to be delivered to the Noteholder Representative any and all Pledged Securities (i) on the Closing Date (subject to Section 5.13 of the Purchase Agreement), in the case of any such Pledged Securities owned by such Grantor on the Closing Date, and (ii) within the later of (x) 60 days following the acquisition thereof by such Grantor and (y) the next date of delivery of financial statements pursuant to Section 5.01(a) or (b) of the Purchase Agreement, or such longer period as the Noteholder Representative (acting at the direction of the Required Noteholders) may permit in its reasonable discretion, in the case of any such Pledged Securities acquired by such Grantor after the Closing Date.

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(b)          Subject to the Intercreditor Agreement, and within the time period set forth in clause (a) above, each Grantor will cause (i) all Indebtedness for borrowed money of any Grantor by any person constituting Pledged Collateral (other than (i) intercompany indebtedness between or among Note Parties and (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) in excess of $20,000,000, to be evidenced by the Global Intercompany Note or one or more standalone promissory notes, (ii) the Global Intercompany Note to be delivered to the Noteholder Representative pursuant to the terms hereof and (iii) any intercompany Indebtedness constituting Pledged Collateral not evidenced by the Global Intercompany Note but instead evidenced by a separate intercompany promissory note having a principal amount exceeding $20,000,000 that is owing to a Grantor to be delivered to the Noteholder Representative pursuant to the terms hereof along with proper powers and instruments of transfer pursuant to the terms hereof.

(c)          Upon delivery to the Noteholder Representative within the time period set forth in clause (a) above, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by undated stock powers or note powers, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Noteholder Representative and by such other instruments and documents as the Noteholder Representative (acting at the direction of the Required Noteholders) may reasonably request and (ii) all other tangible property comprising part of the Pledged Collateral to be delivered pursuant to this Section 3.02 shall be accompanied by proper undated instruments of assignment duly executed by the applicable Grantor in blank and such other instruments and documents as the Noteholder Representative (acting at the direction of the Required Noteholders) may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied (or promptly followed) by a schedule describing the Pledged Securities so delivered, which schedule shall be deemed to supplement Schedule II and to be attached and made a part hereof, provided that failure to provide any such schedule or any error therein shall not affect the validity of the pledge of any Pledged Securities.

SECTION 3.03.        Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Noteholder Representative, for the benefit of the Secured Parties, that:

(a)          Schedule II sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests owned by such Grantor and (ii) all Pledged Debt Securities owned by such Grantor and all promissory notes and other instruments evidencing such Pledged Debt Securities, other than any Pledged Debt Security, or promissory note or other instrument evidencing any Pledged Debt Security, evidencing a Permitted Investment or Indebtedness of any Person (other than the Issuer or any Subsidiary) in a principal amount not in excess of $20,000,000;

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(b)          as of the Closing Date, the Pledged Equity Interests and Pledged Debt Securities have been issued by the issuers thereof and, in the case of such Pledged Equity Interests and Pledged Debt Securities issued by the Issuer or a Subsidiary, have been duly and validly authorized and (i) in the case of such Pledged Equity Interests, are fully paid and, with respect to Equity Interests constituting capital stock of a corporation, nonassessable and (ii) in the case of such Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)          except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Purchase Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as may be supplemented from time to time pursuant to Section 3.02(c)) as owned by such Grantor, holds the same free and clear of all Liens (other than Liens created or permitted under the Note Documents and Permitted Encumbrances), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Liens created or permitted under the Note Documents, Permitted Encumbrances and transfers made in compliance with the Purchase Agreement) and (iv) subject to the rights of such Grantor under the Note Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Liens created or permitted under the Note Documents and Permitted Encumbrances), however arising, of all Persons whomsoever;

(d)          except as disclosed on Schedule II or any supplemental schedule furnished pursuant to Section 3.02(c), and except for restrictions and limitations imposed by the Note Documents or securities laws generally, and, in the case of clause (ii) below, except for limitations existing as of the First Lien Credit Agreement Closing Date in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary, (i) the Pledged Collateral (other than partnership interests) is and will continue to be freely transferable and assignable, and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Noteholder Representative of rights and remedies hereunder other than under applicable Requirements of Law;

(e)          each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f)          by virtue of the execution and delivery by the Grantors of this Agreement, the Noteholder Representative, for the benefit of the Secured Parties, has a legal and valid security interest in the Pledged Securities securing the payment and performance of the Secured Obligations and when any Pledged Securities are delivered to and subject to continued possession by the Noteholder Representative in accordance with this Agreement, the Noteholder Representative will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations, subject to no prior Lien (other than Liens created under the Note Documents and Permitted Encumbrances).

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SECTION 3.04.        Certification of Limited Liability Company and Limited Partnership Interests.  Each Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or unlimited liability company or limited partnership controlled now or in the future by any Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be at all times hereafter represented by a certificate and shall be at all times hereafter a “security” within the meaning of Article 8 of the UCC and governed by Article 8 of the UCC and (i) to the extent any interest in any limited liability company or unlimited liability company or limited partnership controlled now or in the future by any Grantor and pledged hereunder is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Noteholder Representative of such election and such interest is thereafter represented by a certificate that is delivered to the Noteholder Representative pursuant to Section 3.02 or to the party entitled to receive the same under the Intercreditor Agreement.

SECTION 3.05.        Registration in Nominee Name; Denominations.  The Noteholder Representative, on behalf of the Secured Parties and subject to the Intercreditor Agreement, shall hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Noteholder Representative, for the benefit of the Secured Parties. Following the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, the Noteholder Representative may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Noteholder Representative, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Noteholder Representative or its nominee. Following the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Noteholder Representative copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Following the occurrence and during the continuance of an Event of Default and after prior written notice to the applicable Grantor and subject to the Intercreditor Agreement, the Noteholder Representative shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06.        Voting Rights; Dividends and Interest.  (a) Unless and until an Event of Default shall have occurred and be continuing and the Noteholder Representative (acting at the direction of the Required Noteholders) shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i)          each Grantor shall be entitled to exercise any and all voting and/or other rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose; provided, that such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights and remedies of the Noteholder Representative or any other Secured Party under this Agreement or any other Note Document or the ability of the Secured Parties to exercise the same in respect of the Pledged Collateral;

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(ii)          the Noteholder Representative shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or other rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06; and

(iii)        each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Purchase Agreement, the other Note Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Noteholder Representative hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of, or for and on behalf of, the Noteholder Representative and shall be promptly delivered to the Noteholder Representative in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).

(b)         Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, after the Noteholder Representative (acting at the direction of the Required Noteholders) shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Noteholder Representative, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, that the Noteholder Representative, to the extent directed by the Required Noteholders, shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to receive and retain such amounts.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall, subject to the Intercreditor Agreement, be held in trust for the benefit of, or for and on behalf of, the Noteholder Representative and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Noteholder Representative upon demand in the same form as so received (with any necessary endorsements, stock or note powers or other instruments of transfer). Any and all money and other property paid over to or received by the Noteholder Representative pursuant to the provisions of this paragraph (b) shall be retained by the Noteholder Representative in an account to be established by the Noteholder Representative upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Noteholder Representative a certificate of a Financial Officer of the Issuer to that effect, the Noteholder Representative shall, subject to the Intercreditor Agreement, promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

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(c)          Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, after the Noteholder Representative (acting at the direction of the Required Noteholders) shall have notified the Grantors in writing of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and other rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Noteholder Representative under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Noteholder Representative, which shall have the sole and exclusive right and authority to exercise such voting and other rights and powers; provided that, to the extent directed by the Required Noteholders, the Noteholder Representative shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived and the Issuer has delivered to the Noteholder Representative a certificate of a Financial Officer of the Issuer to that effect, all rights of any Grantors to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall be reinstated.

(d)          Any notice given by the Noteholder Representative (acting at the direction of the Required Noteholders) to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) shall be given in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Noteholder Representative in its discretion acting at the direction of the Required Noteholders) and without waiving or otherwise affecting the Noteholder Representative’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.        Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations and subject to Section 4.01(d), each Grantor hereby grants to the Noteholder Representative, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, but subject to paragraph (d) of this Section, the “Article 9 Collateral”):

(i)           all Accounts;

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(ii)         all Chattel Paper;

(iii)        all cash, cash equivalents and Deposit Accounts;

(iv)        all Documents;

(v)          all Equipment;

(vi)        all General Intangibles, including all Intellectual Property;

(vii)        all Instruments;

(viii)      all Inventory;

(ix)         all other Goods;

(x)          all Investment Property;

(xi)         all Letter-of-Credit Rights;

(xii)        all Commercial Tort Claims specifically described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 4.04(e);

(xiii)      all Fixtures;

(xiv)       all books and records pertaining to the Article 9 Collateral; and

(xv)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)         Each Grantor hereby irrevocably authorizes the Noteholder Representative (or its designee) at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets, whether now owned or at any time hereafter acquired, of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number, if any, issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Noteholder Representative promptly upon request.

The Noteholder Representative (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Noteholder Representative as secured party.

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(c)          The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Noteholder Representative or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d)          Notwithstanding anything herein to the contrary, in no event shall the Article 9 Collateral include or security interest granted hereunder attach to any Excluded Property (any such property so excluded being collectively referred to as the “Excluded Personal Property”); provided that Excluded Personal Property shall not include any Proceeds, substitutions or replacements of any Excluded Personal Property (unless such Proceeds, substitutions or replacements would constitute Excluded Personal Property).

SECTION 4.02.        Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Noteholder Representative for the benefit of the Secured Parties that:

(a)          Each Grantor has good and valid rights in all its Article 9 Collateral with respect to which it has purported to grant the Security Interest, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name, jurisdiction of organization and chief executive office of each Grantor, is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Noteholder Representative based upon the information provided to the Noteholder Representative in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedules 2(a) and 2(b) to the Perfection Certificate (or specified by notice from the Issuer to the Noteholder Representative after the Closing Date in the case of filings, recordings or registrations required by Sections 5.03 or 5.11 of the Purchase Agreement), are substantially all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of substantially all United States registered or applied for Patents, Trademarks and Copyrights and exclusive Copyright Licenses for which the applicable Grantor is the licensee and the licensed work is registered at the United States Copyright Office) that are necessary as of the Closing Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Noteholder Representative, for the benefit of the Secured Parties, in respect of substantially all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration of such documents in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement substantially in the form of Exhibit II hereto, a Trademark Security Agreement substantially in the form of Exhibit III hereto and a Copyright Security Agreement substantially in the form of Exhibit IV hereto (such agreements, collectively, the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of substantially all United States registered or applied for Patents, Trademarks, Copyrights and exclusive Copyright Licenses for which the applicable Grantor is the licensee and the licensed work is registered at the United States Copyright Office, as applicable, and executed by each Grantor owning any such Article 9 Collateral, shall be delivered to the Noteholder Representative for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Noteholder Representative (for the benefit of the Secured Parties) in respect of substantially all Article 9 Collateral consisting of Patents, Trademarks, Copyrights and Copyright Licenses as of the Closing Date in which a security interest may be perfected by such filing, recording or registration of such documents in the above-referenced offices. Notwithstanding anything in this Agreement to the contrary, other than the filing of Uniform Commercial Code financing statements, the IP Security Agreements, filings pursuant to Section 4.05(e) and, as applicable, Supplements, no Grantor shall be obligated to take any other steps or actions in connection with the grant or perfection of the security interest of the Noteholder Representative in any Article 9 Collateral consisting of Intellectual Property.

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(c)          The Article 9 Collateral is owned by the Grantors, or the Grantors have rights in such Article 9 Collateral, free and clear of any Lien, except for the Liens permitted under Section 6.02 of the Purchase Agreement.

(d)          Schedule III hereto sets forth, as of the Closing Date, a true and complete list of all (i) registered and applied for United States Patents, Trademarks and Copyrights owned by any Grantor and (ii) exclusive Copyright Licenses for which a Grantor is the licensee and the licensed work is registered at the United States Copyright Office, in each case of the foregoing clauses (i) and (ii), that are included in the Article 9 Collateral. As of the Closing Date, all material registrations of Intellectual Property listed in Schedule III are unexpired, subsisting and have not been canceled, and to the knowledge of the Grantors, are valid. Schedule III, together with the supplement to Schedule III hereto required by Section 4.05(e), will set forth, as of the date such supplement is delivered pursuant to Section 4.05(e), a true and complete list of all (x) registered and applied for United States Patents, Trademarks and Copyrights owned by any Grantor and (y) exclusive Copyright Licenses for which a Grantor is the licensee and the licensed work is registered at the United States Copyright Office, in each case of the foregoing clauses (x) and (y), that are included in the Article 9 Collateral. As of the date such supplement is delivered pursuant to Section 4.05(e), all material registrations of Intellectual Property included in such supplement will be unexpired, subsisting and not canceled, and to the knowledge of the Grantors, valid.

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(e)          The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under Section 6.02 of the Purchase Agreement.

(f)          Schedule IV hereto sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $5,000,000, including a summary description of such claim.  In the event any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such Supplement.

(g)          No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for any of the foregoing related solely to Liens expressly permitted pursuant to Section 6.02 of the Purchase Agreement.

SECTION 4.03.        Covenants.  (a) Each Grantor agrees to promptly (and in any event within ten (10) Business Days) notify the Noteholder Representative in writing of any change (i) in its legal name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate form, (iv) in its federal taxpayer identification number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Noteholder Representative with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees to make any and all filings under the UCC or otherwise that are required in order for the Noteholder Representative to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Agreement, in all the Article 9 Collateral.

(b)          Subject to the rights of such Grantor under the Note Documents to dispose of Collateral, each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Noteholder Representative in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Purchase Agreement.

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(c)          At any time following the occurrence and continuance of an Event of Default, the Noteholder Representative, at its option, may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Purchase Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Note Documents, and each Grantor jointly and severally agrees to reimburse the Noteholder Representative on demand for any payment made or any reasonable and documented out-of-pocket expense incurred by the Noteholder Representative pursuant to the foregoing authorization, provided that nothing in this Section 4.03(c) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Noteholder Representative or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Note Documents.

(d)          Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(e)          None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral except as not prohibited by the Purchase Agreement or any other Note Document, and except that the Grantors may use, license and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Purchase Agreement or any other Note Document unless and until an Event of Default under the Purchase Agreement shall have occurred and be continuing, and during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral, unless such disposition is not otherwise prohibited by the Purchase Agreement during an Event of Default.

(f)          None of the Grantors will, without the Noteholder Representative’s prior written consent (acting at the direction of the Required Noteholders), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and in accordance with prudent business practices.

(g)          The Grantors, at their own expense, shall maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 5.07 of the Purchase Agreement. Each Grantor irrevocably makes, constitutes and appoints the Noteholder Representative (and all officers, employees or agents designated by the Noteholder Representative) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 5.07 of the Purchase Agreement or to pay any premium in whole or part relating thereto, the Noteholder Representative may (acting at the direction of the Required Noteholders), without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Noteholder Representative (acting at the direction of the Required Noteholders) deems advisable. All sums disbursed by the Noteholder Representative in connection with this paragraph, including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Noteholder Representative and shall be additional Secured Obligations secured hereby.

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(h)          Each Grantor agrees to be bound by the provisions of Section 5.03 of the Purchase Agreement with the same force and effect, and to the same extent, as if each reference therein to the Issuer were a reference to such Grantor, promptly to provide the Noteholder Representative with certified organizational documents reflecting any of the changes described in Section 5.03 of the Purchase Agreement and to be bound by the provisions of Sections 2.18, 5.04, 5.05, 5.06, 5.08, 5.09, 5.12, 5.13 and 9.21 of the Purchase Agreement with the same force and effect, and to the same extent, as if such Grantor were a party to the Purchase Agreement.  Each Grantor agrees promptly (and in any event within five (5) Business Days) to notify the Noteholder Representative if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation.

SECTION 4.04.        Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Noteholder Representative to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)          Instruments.  Subject to the Intercreditor Agreement, if any Grantor shall at any time hold or acquire any Instruments required to be delivered hereunder (other than any instrument with a face amount of less than $5,000,000 and checks to be deposited in the ordinary course of business), such Grantor shall promptly (and in any event no later than the later of (x) 60 days following the acquisition thereof by such Grantor and (y) the next date of delivery of financial statements pursuant to Section 5.01(a) or (b) of the Purchase Agreement, or such longer period as the Noteholder Representative (acting at the direction of the Required Noteholders) may permit in its reasonable discretion) endorse, assign and deliver the same to the Noteholder Representative, accompanied by such instruments of transfer or assignment duly executed in blank as the Noteholder Representative (acting at the direction of the Required Noteholders) may from time to time reasonably request.

(f)          Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (other than any Commercial Tort Claim for which a complaint has not yet been filed in a court of competent jurisdiction) in an amount reasonably estimated to exceed $5,000,000 (or its equivalent in U.S. Dollars), the Grantor shall promptly (and in any event no later than the later of (x) 60 days following the acquisition thereof by such Grantor and (y) the next date of delivery of financial statements pursuant to Section 5.01(a) or (b) of the Purchase Agreement, or such longer period as the Noteholder Representative (acting at the direction of the Required Noteholders) may permit in its reasonable discretion) notify the Noteholder Representative thereof in a writing signed by such Grantor, including an amendment or supplement to Schedule IV, with a summary description of such claim, and grant to the Noteholder Representative a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

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SECTION 4.05.        Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Each Grantor agrees that it shall not knowingly do any act or omit to do to any act whereby any material Intellectual Property included in the Article 9 Collateral may become invalidated or dedicated to the public.

(b)         Subject to Section 4.05(a), each Grantor shall notify the Noteholder Representative promptly if it knows or becomes aware that any material Intellectual Property included in the Article 9 Collateral may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (excluding routine office actions issued in the ordinary course of prosecution) regarding such Grantor’s ownership of such Intellectual Property, including, as applicable, its right to register the same, or its right to keep and maintain the same.

(c)          Each Grantor shall take all commercially reasonable steps that are consistent with such Grantor’s reasonable business judgment (including in any proceeding before the United States Patent and Trademark Office or United States Copyright Office) to maintain any Intellectual Property included in the Article 9 Collateral that is material to the conduct of such Grantor’s business.

(d)          In the event that any Grantor has reason to know that any material Intellectual Property owned by, or exclusively licensed to, such Grantor and included in the Article 9 Collateral has been or may become materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Noteholder Representative and shall take such actions as are appropriate under the circumstances in the reasonable business judgment of such Grantor to protect such Article 9 Collateral.

(e)          If any Grantor, either directly or through any agent, employee, licensee or designee, files an application for registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or United States Copyright Office or otherwise becomes the owner of any Patent, Trademark or Copyright registered or applied for in the United States Patent and Trademark Office or United States Copyright Office or the exclusive licensee under a Copyright License for a Copyright registered at the United States Copyright Office, in each case, that would constitute Article 9 Collateral, such Grantor shall provide the Noteholder Representative with the information required by Schedule III hereto at the time of delivery of the next financial statements pursuant to Section 5.01(a) or (b) of the Purchase Agreement, and, thereafter, upon request of the Noteholder Representative (acting at the direction of the Required Noteholders), such Grantor shall promptly execute and deliver any and all IP Security Agreements or other instruments as the Noteholder Representative may reasonably request (acting at the direction of the Required Noteholders) to evidence and perfect the Noteholder Representative’s security interest in such Intellectual Property.

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(f)          Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to preserve, protect, pursue, renew, enforce, extend or keep in full force and effect, or otherwise allow to lapse, terminate, become invalid or unenforceable or dedicate to the public domain any of its Intellectual Property, to the extent permitted by the Purchase Agreement. For the purposes of this Section 4.05, the definition of “Intellectual Property” shall exclude Licenses.

ARTICLE V

Remedies

SECTION 5.01.        Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default and following notice to the Issuer as provided and to the extent required under Section 7.01 of the Purchase Agreement, each Grantor agrees to deliver each item of Collateral to the Noteholder Representative on demand, and it is agreed that the Noteholder Representative shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, to license or sublicense (subject, in the case of Trademarks, to reasonable quality control obligations and, in the case of trade secrets, to standard confidentiality obligations), whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Noteholder Representative shall determine (other than in violation of any then-existing licensing or other contractual arrangements to the extent that waivers cannot be obtained and subject to Section 5.03), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Noteholder Representative shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Noteholder Representative (acting at the direction of the Required Noteholders) shall deem appropriate. The Noteholder Representative shall be authorized at any such sale of securities (if it deems it advisable to do so (acting at the direction of the Required Noteholders)) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Noteholder Representative (acting at the direction of the Required Noteholders) shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Noteholder Representative shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Noteholder Representative’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Noteholder Representative (acting at the direction of the Required Noteholders) may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Noteholder Representative may (in its sole and absolute discretion (acting at the direction of the Required Noteholders)) determine. The Noteholder Representative shall not be obligated to make any sale of any Collateral if it shall determine (acting at the direction of the Required Noteholders) not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Noteholder Representative may (acting at the direction of the Required Noteholders), without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Noteholder Representative until the sale price is paid by the purchaser or purchasers thereof, but neither the Noteholder Representative nor any other Secured Party shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Noteholder Representative on any of the Collateral pursuant to a public or private sale or other disposition, the Noteholder Representative or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Noteholder Representative, at the direction of the Required Noteholders, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Required Noteholders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Note Document Obligations as a credit on account of the purchase price for any Collateral payable by the Noteholder Representative on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Noteholder Representative shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Noteholder Representative shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations Paid in Full. As an alternative to exercising the power of sale herein conferred upon it, the Noteholder Representative may (acting at the direction of the Required Noteholders) proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.        Application of Proceeds.  The Noteholder Representative shall, subject to the Intercreditor Agreement, after the acceleration of the principal amount of any of the Notes and in accordance with the Purchase Agreement, apply all payments and proceeds in respect of the Secured Obligations received by the Noteholder Representative under any Note Document, including the proceeds of any collection, sale, foreclosure or other realization upon the Collateral, including any Collateral consisting of cash, as follows:

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FIRST, to the payment of all costs and expenses incurred by, and all indemnity and fee obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) owed to, the Noteholder Representative in connection with such collection, sale, foreclosure or other realization or otherwise in connection with this Agreement, any other Note Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Noteholder Representative hereunder or under any other Note Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Note Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Noteholder Representative (acting at the direction of the Required Noteholders) shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Noteholder Representative (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Noteholder Representative or of the officer making the sale shall be a sufficient discharge to the Grantors and the purchaser or purchasers of the Collateral so sold and such Grantors, purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Noteholder Representative or such officer or be answerable in any way for the misapplication thereof.  The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Noteholder Representative or any Secured Party to collect such deficiency.

SECTION 5.03.        Grant of License to Use Intellectual Property.  Solely for the purpose of enabling the Noteholder Representative to exercise rights and remedies under this Agreement at such time as the Noteholder Representative shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Noteholder Representative an irrevocable, nonexclusive, non-transferrable, limited license (exercisable without payment of royalty or other compensation to the Grantors and effective solely upon the occurrence and solely during the continuation of an Event of Default), subject, in the case of Trademarks, to reasonable quality control obligations and, in the case of trade secrets, to standard confidentiality obligations, to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such nonexclusive license and/or sublicense does not violate the express terms of any agreement between a Grantor and a third party, or gives such third party any right of acceleration, modification or cancellation therein. The use of such license by the Noteholder Representative may be exercised, at the option of the Noteholder Representative, solely upon the occurrence and solely during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Noteholder Representative in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.  Each Grantor irrevocably agrees that the Noteholder Representative may (acting at the direction of the Required Noteholders), upon the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including Persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Noteholder Representative’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Noteholder Representative may (acting at the direction of the Required Noteholders) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

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SECTION 5.04.        Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect, the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Noteholder Representative if the Noteholder Representative were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Noteholder Representative in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Noteholder Representative may (acting at the direction of the Required Noteholders), with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Noteholder Representative, in its sole and absolute discretion (acting at the direction of the Required Noteholders), (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Noteholder Representative shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Noteholder Representative, in its sole and absolute discretion (acting at the direction of the Required Noteholders), may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.04 will apply  notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Noteholder Representative sells.

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ARTICLE VI

[Reserved]

ARTICLE VII

Miscellaneous

SECTION 7.01.        Notices.  All communications and notices to the Issuer and the Noteholder Representative hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Purchase Agreement. All communications and notices hereunder to any other Grantor shall be given to it in care of the Issuer as provided in Section 9.01 of the Purchase Agreement.

SECTION 7.02.        Waivers; Amendment.  (a) No failure or delay by any Secured Party in exercising any right or power under any Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Note Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the purchase of any Notes shall not be construed as a waiver of any Default, regardless of whether the Noteholder Representative or any other Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Noteholder Representative and the Grantors with respect to which such waiver, amendment or modification is applicable, subject to any consent required in accordance with Section 9.08 of the Purchase Agreement.

(c)          This Agreement shall be construed as a separate agreement with respect to each Note Party and may be amended, modified, supplemented, waived or released with respect to any Note Party without the approval of any other Note Party and without affecting the obligations of any other Note Party hereunder.

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SECTION 7.03.        Noteholder Representative’s Fees and Expenses.  (a) The Grantors jointly and severally agree to reimburse the Noteholder Representative for its fees and expenses incurred hereunder as provided in Section 9.05 of the Purchase Agreement; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the “Grantors.”

(b)          Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document or any investigation made by or on behalf of the Noteholder Representative or any other Secured Party.

SECTION 7.04.        Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents and the issuance of the Notes, regardless of any investigation made by or on behalf of any Secured Party or any other Person and notwithstanding that any Secured Party or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Note Document is executed and delivered or any credit is extended under the Purchase Agreement, and shall continue in full force and effect until all the Secured Obligations have been Paid in Full.

SECTION 7.05.        Counterparts; Effectiveness, Successors and Assigns.  This Agreement may be executed in counterparts, (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Noteholder Representative and a counterpart hereof shall have been executed on behalf of the Noteholder Representative, and thereafter shall be binding upon such Grantor and the Noteholder Representative and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Noteholder Representative and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer by any Note Party shall be null and void), except as expressly contemplated by this Agreement or the Purchase Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06.        Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 7.07.        Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized, subject to the prior consent of the Noteholder Representative (acting at the direction of the Required Noteholders), at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Issuer against any of and all the obligations of the Issuer now or hereafter existing under this Agreement and other Note Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or such other Note Document and although such obligations may be unmatured; provided that in the event that any Defaulting Noteholder shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Noteholder Representative for further application in accordance with the provisions of Section 2.21(a)(ii) of the Purchase Agreement and, pending such payment, shall be segregated by such Defaulting Noteholder from its other funds and deemed held in trust for the benefit of the Noteholder Representative and the Noteholders, and (y) the Defaulting Noteholder shall provide promptly to the Noteholder Representative a statement describing in reasonable detail the Obligations owing to such Defaulting Noteholder as to which it exercised such right of setoff. Each Secured Party agrees to notify the Noteholder Representative and the Issuer promptly after any such setoff and application; provided, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 7.07 are in addition to other rights and remedies (including other rights of set off) which such Secured Parties may have.

SECTION 7.08.        Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)         Each Grantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Noteholder Representative, any Secured Party or any Related Party of any of the foregoing in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Note Document shall affect any right that the Noteholder Representative or any Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Note Document against any Grantor or any of its properties in the courts of any jurisdiction.

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(c)          Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Note Document in any court referred to in paragraph (b) of this Section 7.08. Each Grantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)          Each Grantor hereby irrevocably designates, appoints and empowers the Issuer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Issuer hereby accepts said designation and appointment.

SECTION 7.09.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10.        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.11.        Security Interest Absolute.  To the extent permitted by law, all rights of the Noteholder Representative hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreement, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Purchase Agreement, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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SECTION 7.12.        Termination or Release.  (a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and/or be released in accordance with Section 9.20 of the Purchase Agreement.

(b)          A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released at the time or times and in the manner set forth in Section 9.20 of the Purchase Agreement. The preceding sentence shall not apply to the Issuer except with respect to the automatic release as set forth in the fourth sentence of Section 9.20 of the Purchase Agreement upon the Payment in Full of all Obligations.

(c)          Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Purchase Agreement (other than a sale or other transfer to a Note Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 or Section 9.20 of the Purchase Agreement, the security interest in such Collateral shall be automatically released.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.12, or in connection with any Collateral becoming Excluded Property, the Noteholder Representative shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release (including Uniform Commercial Code termination statements), and will duly assign and transfer to such Grantor, such of the Pledged Collateral that may be in the possession of the Noteholder Representative. Any execution and delivery of documents pursuant to this Section 7.12 shall be without warranty by the Noteholder Representative, and the Noteholder Representative shall have no liability whatsoever to any other Secured Party as a result of any release of Collateral by it in accordance with (or which the Noteholder Representative in good faith believes to be in accordance with) this Section 7.12.

SECTION 7.13.        Additional Subsidiaries.  Pursuant to the Purchase Agreement, certain Subsidiaries not a party hereto on the Closing Date are required to enter into this Agreement. Upon the execution and delivery by the Noteholder Representative and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Note Party. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Agreement.

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SECTION 7.14.        Noteholder Representative Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Noteholder Representative as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and so long as an Event of Default has occurred and is continuing taking any action and executing any instrument that the Noteholder Representative may deem necessary for the purpose of carrying out the provisions of this Agreement, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law and the Intercreditor Agreement, the Noteholder Representative shall have the right, solely upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Noteholder Representative’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Noteholder Representative; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Noteholder Representative were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Noteholder Representative to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Noteholder Representative, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Noteholder Representative and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

SECTION 7.15.        General Provisions Concerning the Noteholder Representative.

(a)          The provisions of Article VIII of the Purchase Agreement shall inure to the benefit of the Noteholder Representative, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (i) the Noteholder Representative shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Noteholder Representative shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Noteholder Representative is required in writing to exercise by the Required Noteholders (or such other number or percentage of the Noteholders as shall be necessary under the circumstances as provided in Section 9.08 of the Purchase Agreement); provided that the Noteholder Representative shall not be required to take any action that would (as reasonably determined by the Noteholder Representative in consultation with its counsel) expose the Noteholder Representative to liability or that is contrary to any Note Document or applicable Law unless, upon demand of the Noteholder Representative, it receives an indemnification reasonably satisfactory to it from the Noteholders against all liabilities that, by reason of such action or omission would be imposed on, incurred by or asserted against the Noteholder Representative) and (iii) except as expressly set forth in the Note Documents, the Noteholder Representative shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the Noteholder Representative or any of its Affiliates in any capacity. The Noteholder Representative shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Noteholder Representative shall be deemed not to have knowledge of any Event of Default unless and until written notice (conspicuously labelled as a ‘notice of default’ and describing such Default or Event of Default) thereof is given to the Noteholder Representative by the Issuer or a Secured Party.

27

(b)          The Noteholder Representative may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Noteholder Representative and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 7.16 and this Section 7.15 shall apply to any such sub-agent and to the Related Parties of the Noteholder Representative and any such sub-agent.

(c)          For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a contingent Obligation or not, or whether any action has been taken under any Security Document, the Noteholder Representative will be entitled to rely on information from (i) its own records for information as to the Secured Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Noteholder Representative has not obtained such information from its own records, and (iii) the Issuer, to the extent that the Noteholder Representative has not obtained information from the foregoing sources.

(d)          The Noteholder Representative may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Noteholder Representative’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Noteholder Representative to liability (unless the Noteholder Representative shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

SECTION 7.16.        Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Noteholder Representative will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Noteholder Representative will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof.

28

SECTION 7.17.        Benefit of Agreement.  No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including, without limitation, the release or impairment of any Collateral) other than in its capacity as the Noteholder Representative or a Secured Party, as applicable, and, in any such case, only to the extent expressly provided in the Note Documents, including Article VIII of the Purchase Agreement. Each Secured Party not a party to the Purchase Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Noteholder Representative pursuant to the terms of the Purchase Agreement, including under Article VIII of the Purchase Agreement.

SECTION 7.18.        Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Noteholder Representative for the benefit of the Secured Parties pursuant to this Agreement and the exercise of any right or remedy by the Noteholder Representative hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, in each case, are subject to the provisions of the Intercreditor Agreement, if and to the extent applicable and/or in effect and (ii) in the event any Grantor is obligated to physically deliver any Collateral to the Noteholder Representative hereunder and such Grantor is also obligated by separate agreement to deliver such Collateral to one or more representatives of one or more other series of Indebtedness subject to the Intercreditor Agreement then, for so long as the Intercreditor Agreement remains in effect, any such delivery obligation hereunder shall be deemed satisfied if such Grantor delivers the relevant item of Collateral to the representative of the series of Indebtedness entitled to receive the same under the terms of the Intercreditor Agreement.

[Signature Pages Follow]

29

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PITNEY BOWES INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES PRESORT SERVICES, LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES SHELTON REALTY LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB EQUIPMENT MANAGEMENT INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Collateral Agreement]

PITNEY BOWES INTERNATIONAL HOLDINGS, INC.,

By:	/s/ Geoffrey Kupferschmid

Name:	Geoffrey Kupferschmid
Title:	Vice President and Treasurer

PB PROFESSIONAL SERVICES INC.,

By:	/s/ Geoffrey Kupferschmid
Name:	Geoffrey Kupferschmid
Title:	Vice President and Treasurer

B. WILLIAMS FUNDING CORP.,

By:	/s/ Geoffrey Kupferschmid
Name:	Geoffrey Kupferschmid
Title:	Vice President and Treasurer

PB WORLDWIDE INC.,

By:	/s/ Geoffrey Kupferschmid
Name:	Geoffrey Kupferschmid
Title:	Vice President and Treasurer

PITNEY BOWES GLOBAL ECOMMERCE INC.,

By:	/s/ Geoffrey Kupferschmid
Name:	Geoffrey Kupferschmid
Title:	Vice President and Treasurer

[Signature Page to Collateral Agreement]

PITNEY BOWES GLOBAL LOGISTICS LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Collateral Agreement]

Schedule I to
the Collateral Agreement

SUBSIDIARY GUARANTORS

No.	Subsidiary Guarantors	Jurisdiction of Organization
1.	Pitney Bowes Presort Services, LLC	Delaware
2.	Pitney Bowes Shelton Realty LLC	Connecticut
3.	Pitney Bowes Global Financial Services LLC	Delaware
4.	PB Equipment Management Inc.	Delaware
5.	Pitney Bowes International Holdings, Inc.	Delaware
6.	PB Professional Services Inc.	Delaware
7.	B. Williams Funding Corp.	Delaware
8.	PB Worldwide Inc.	Delaware
9.	Pitney Bowes Global Ecommerce Inc.	Delaware
10.	Pitney Bowes Global Logistics LLC	Delaware

Schedule II to
the Collateral Agreement

PLEDGED EQUITY INTERESTS

Issuer	Jurisdiction of Organization	Owner of Equity Interest	Percentage Owned	Number of Shares or Units	Percentage Pledged
PB Professional Services Inc.	Delaware	Pitney Bowes Inc.	4.7619%	50	100%
Pitney Bowes Deutschland GmbH	Germany	Pitney Bowes Inc.	100%	47,300,000	100%
Pitney Bowes Global Financial Services LLC	Delaware	Pitney Bowes Inc.	100%	N/A	100%
Pitney Bowes India Private Limited	India	Pitney Bowes Inc.	.01%	2,475	100%
Pitney Bowes India Private Limited	India	Pitney Bowes International Holdings, Inc.	99.99%	24,749,555	100%
Pitney Bowes International Holdings, Inc.	Delaware	Pitney Bowes Inc.	100%	47.18	100%
Pitney Bowes Presort Services, LLC	Delaware	Pitney Bowes Inc.	100%	N/A	100%
Pitney Bowes Shelton Realty LLC	Connecticut	Pitney Bowes Inc.	100%	N/A	100%
Pitney Bowes Global Ecommerce Inc.	Delaware	Pitney Bowes International Holdings, Inc.	100%	50	100%
PB European UK LLC	Delaware	Pitney Bowes International Holdings, Inc.	100%	N/A	100%
PB Nova Scotia Holdings ULC	Nova Scotia	Pitney Bowes International Holdings, Inc.	100%	436,613	100%
PB Professional Services Inc.	Delaware	Pitney Bowes International Holdings, Inc.	95.2381%	1,000	100%
PB Worldwide Inc.	Delaware	Pitney Bowes International Holdings, Inc.	100%	10	100%
Pitney Bowes (Asia Pacific) Pte Ltd	Singapore	Pitney Bowes International Holdings, Inc.	100%	7,264,667	100%
Pitney Bowes Brasil Equipamentos e Servicos Ltda.	Brazil	Pitney Bowes International Holdings, Inc.	99.98%	23,110,497	100%
Pitney Bowes Brasil Equipamentos e Servicos Ltda.	Brazil	B. Williams Funding Corp.	0.02%	3,361	100%
Pitney Bowes Global Limited	United Kingdom	Pitney Bowes International Holdings, Inc.	100%	23,110.46	65%
Pitney Bowes Japan K.K.	Japan	Pitney Bowes International Holdings, Inc.	100%	199,986	100%
Pitney Bowes New Zealand Limited	New Zealand	Pitney Bowes International Holdings, Inc.	100%	6,070,342	100%
Pitney Bowes Polska Sp. z.o.o.	Poland	Pitney Bowes International Holdings, Inc.	100%	1,000	100%

Schedule II to
the Collateral Agreement

Pitney Bowes Puerto Rico, Inc.	Puerto Rico	Pitney Bowes International Holdings, Inc.	100%	35	100%
MCGW Technology Development Private Limited	India	Pitney Bowes International Holdings, Inc.	99.99%	9,999	100%
B. Williams Funding Corp.	Delaware	PB Professional Services Inc.	100%	10	100%
Pitney Bowes Global Logistics LLC	Delaware	Pitney Bowes Global Ecommerce Inc.	100%	1,000	100%
Pitney Bowes Global Ecommerce (APAC) Co. Ltd.	China	Pitney Bowes Global Ecommerce Inc.	100%	N/A	100%
Pitney Bowes Australia FAS Pty Limited	Australia	Pitney Bowes Inc.	100%	68,385,357	100%
Pitney Bowes UK Funding Limited	United Kingdom	Pitney Bowes Inc.	100%	1	100%
PB Equipment Management Inc.	Delaware	Pitney Bowes Global Financial Services LLC	100%	200	100%

PLEDGED DEBT SECURITIES

None.

Schedule III to
the Collateral Agreement
U.S. COPYRIGHTS

Registered Owner	Title	Registration/Application Number	Date
Pitney Bowes Inc.	458AF copier.	TX0000633438	1980
Pitney Bowes Inc.	5300 series check signing and imprinting kits.	TX0000810020	1981
Pitney Bowes Inc.	6100 series mail processing systems.	TX0000633435	1980
Pitney Bowes Inc.	7700 series electronic embossers.	TX0000670099	1980
Pitney Bowes Inc.	8100 series electronic accounting system.	TX0000670098	1981
Pitney Bowes Inc.	9 reasons why metered mail is a good habit to keep.	TX0001247753	1983
Pitney Bowes Inc.	Announcing a no-strings Pitney Bowes copier loan.	TX0000738725	1981
Pitney Bowes Inc.	Announcing the Free Pitney Bowes crisis prevention service: whereby we help you cope with copier downtime.	TX0000622778	1980
Pitney Bowes Inc.	Can you afford a postage meter?: If you can afford a telephone, calculator, or typewriter, then the answer is yes.	TX0000633446	1980
Pitney Bowes Inc.	Carrier management system application program.	TX0003303491	1992
Pitney Bowes Inc.	Carrier management system application program.	TX0003303492	1991
Pitney Bowes Inc.	Computer output mailing system.	TX0000622776	1980
Pitney Bowes Inc.	Copier branch focus mailing “best yet” folder.	TX0001323557	1983
Pitney Bowes Inc.	Copier branch focus mailing “Mister Pitney, Mister Bowes” folder.	TX0001323558	1983
Pitney Bowes Inc.	CopyKey system for models 9600, 3800, and PBC2 copiers.	TX0001247755	1983
Pitney Bowes Inc.	Do you make these common mistakes in mailing?: Test your postal know-how.	TX0000622779	1980
Pitney Bowes Inc.	EMS-10 electronic mailing scale.	TX0000633437	1980
Pitney Bowes Inc.	EMS-15 electronic mailing scale.	TX0000934901	1982
Pitney Bowes Inc.	Enter a new era of postal convenience and let the nine benefits of metered mail take your mailing operation into the 1980’s-- and beyond.	TX0000633432	1980
Pitney Bowes Inc.	Family portrait.	TX0001247748	1983
Pitney Bowes Inc.	Fast, reliable 5200--from Pitney Bowes, Inc.	TX0000633441	1980
Pitney Bowes Inc.	Five biggest pitfalls in choosing an office copier & how to avoid them.	TX0001113830	1982

Schedule III to
the Collateral Agreement
Registered Owner	Title	Registration/Application Number	Date
Pitney Bowes Inc.	Free ride!	TX0001247750	1983
Pitney Bowes Inc.	Glasses and clock M R R enclosure.	TX0001323559	1984
Pitney Bowes Inc.	Hats off--to the new PBC 2 copier.	TX0000738727	1981
Pitney Bowes Inc.	How small companies can add a “big time” look to their mail.	TX0000934898	1981
Pitney Bowes Inc.	How to address your mail for more efficient processing in the electronic age.	TX0001247752	1983
Pitney Bowes Inc.	How to change the date on your postage meter to greet the new year.	TX0000633430	1980
Pitney Bowes Inc.	How to choose an office copier: 15 questions to ask before you decide.	TX0000645689	1981
Pitney Bowes Inc.	How to cure growing pains in small offices.	TX0000622777	1980
Pitney Bowes Inc.	“How to get started in metered mail” offering book.	TX0001323560	1983
Pitney Bowes Inc.	“How to offset the next rise” brochure.	TX0001323555	1984
Pitney Bowes Inc.	How to save time and money with a hands off approach to mail/paper-handling.	TX0000810026	1981
Pitney Bowes Inc.	How to set up a mail/paper-flow system that pays you dividends.	TX0000738729	1981
Pitney Bowes Inc.	How to speed up your cash flow, with Pitney Bowes’s fastatements system.	TX0000633436	1980
Pitney Bowes Inc.	Insertamate mailing system.	TX0000670100	1981
Pitney Bowes Inc.	Like to have a copier that thinks for itself? Think about our new PBC 2 plain bond copier.	TX0000645692	1981
Pitney Bowes Inc.	Mail it!: high-impact business mail from design to delivery / Alice Powers McElhone and Edward B. Butler.	TX0004293747	1996
Pitney Bowes Inc.	Make a copy of this test pattern on your present copier. Then compare it with the copy made on the fast, reliable, PB 5200 copier.	TX0000645690	1981
Pitney Bowes Inc.	Meet five electronic scales.	TX0001247749	1983
Pitney Bowes Inc.	Model 1225 mailopener.	TX0000633444	1980
Pitney Bowes Inc.	Model 1831 folder with model 3307 inserterette.	TX0000810023	1981
Pitney Bowes Inc.	Model 2000 product folder.	TX0001323564	1984
Pitney Bowes Inc.	Model 2800 product folder.	TX0001323563	1984
Pitney Bowes Inc.	Model 3340 product folder.	TX0001365655	1983

Schedule III to
the Collateral Agreement
Registered Owner	Title	Registration/Application Number	Date
Pitney Bowes Inc.	Model 3800 copier “game” test pattern.	TX0001365656	1983
Pitney Bowes Inc.	Model 3800 plain paper tabletop copier product folder.	TX0001323561	1983
Pitney Bowes Inc.	Model 4371 postage meter mailing machine.	TX0000633434	1980
Pitney Bowes Inc.	Model 5200 plain-paper tabletop copier.	TX0000645691	1981
Pitney Bowes Inc.	Model 5200 plain-paper tabletop copier.	TX0000633431	1980
Pitney Bowes Inc.	Model 5511 mailing machine with R M R S postage meter.	TX0000633445	1980
Pitney Bowes Inc.	Model 5600 mailing machine with R M R S postage meter.	TX0000633440	1980
Pitney Bowes Inc.	Model 5650 shipping machine product folder.	TX0001323562	1983
Pitney Bowes Inc.	Model 5705 touchmatic--model 5830 postage meter-mailing machine.	TX0000633443	1980
Pitney Bowes Inc.	Model 6500 electronic postage meter mailing system.	TX0000810022	1981
Pitney Bowes Inc.	Model 6700 electric plastic card imprinter.	TX0000810021	1981
Pitney Bowes Inc.	Model 706 addresserprinter.	TX0000633442	1980
Pitney Bowes Inc.	Model 7200 desk-top addresserprinter.	TX0000810025	1981
Pitney Bowes Inc.	Model 8180 EJP product folder.	TX0001323565	1984
Pitney Bowes Inc.	Model 9600 plain-paper tabletop copier product folder.	TX0000941443	1982
Pitney Bowes Inc.	New features for the model 9600 plain-paper tabletop copier.	TX0001247754	1983
Pitney Bowes Inc.	Order your 1982 copier supplies now and save up to 30% plus free delivery.	TX0000934899	1981
Pitney Bowes Inc.	Parcelmatic IV electronic parcel/mail processing system.	TX0000810024	1981
Pitney Bowes Inc.	PBC 2 copier.	TX0000645687	1980
Pitney Bowes Inc.	PBC copier supplies.	TX0000622775	1980
Pitney Bowes Inc.	Pitney Bowes addresserprinter systems replace repetition with “system savings.”	TX0000633439	1980
Pitney Bowes Inc.	Pitney Bowes answers your mail/paper-handling problems in the mailroom, and beyond.	TX0000633433	1980
Pitney Bowes Inc.	Pitney Bowes book of paper-handling efficiency: a concise guide to the components that make up the systems that save time and money in business paperflow.	TX0000622774	1980

Schedule III to
the Collateral Agreement
Registered Owner	Title	Registration/Application Number	Date
Pitney Bowes Inc.	Pitney Bowes catalog of postage meter ads: off-the-shelf and do-it-yourself.	TX0000645688	1981
Pitney Bowes Inc.	Pitney Bowes copies your week with flying colors!	TX0000738728	1981
Pitney Bowes Inc.	Pitney Bowes, Inc.: from mail to messaging: the leading provider of informed mail and messaging management / Michael J. Critelli.	TX0005405709	2001
Pitney Bowes Inc.	Pitney Bowes office ergonomics.	PAu002179172	1997
Pitney Bowes Inc.	Pitney Bowes postal education seminar: combat rising postal rates with the basic training course given by the mail-handling veterans--Pitney Bowes: special postal rate increase edition.	TX0000670097	1981
Pitney Bowes Inc.	Pitney Bowes U. S. business systems: customer engineering.	TX0001113829	1982
Pitney Bowes Inc.	Postage meter: a companion to your telephone, typewriter, and dictating machine.	TX0001247757	1983
Pitney Bowes Inc.	“Rent a desktop mailing center” brochure.	TX0001323556	1984
Pitney Bowes Inc.	Save as much as 31% and more on supplies for your Pitney Bowes 458 drytone copier.	TX0000810019	1981
Pitney Bowes Inc.	Season your mail with season’s greetings.	TX0000633429	1980
Pitney Bowes Inc.	Small office guide to offsetting postal increases.	TX0000670101	1981
Pitney Bowes Inc.	Smaller is better with Pitney Bowes’ tabletop copiers.	TX0000738726	1981
Pitney Bowes Inc.	Special introductory offer on genuine Pitney Bowes premium bond copier paper & free calculator.	TX0001247756	1983
Pitney Bowes Inc.	Stock up now and save up to 30% on Pitney Bowes bond copier paper, and a free Rand McNally road atlas.	TX0001247751	1983
Pitney Bowes Inc.	Supplies for your Pitney Bowes office copier.	TX0001113828	1982
Pitney Bowes Inc.	Touchmatic postage meter: model 5830 mailing machine.	TX0000934900	1981
Pitney Bowes Inc.	UPS 70 lb. scale rate PROM.	TXu000522204	1992
Pitney Bowes Inc.	We’ve Got Your BACK.	TX0007948218	2014
Pitney Bowes Inc.	What are you doing to help offset the postal rate increases?	TX0000738730	1981
Pitney Bowes Inc.	What does it take to get into electronic mail-processing?	TX0000934897	1982
Pitney Bowes Inc.	When it’s right to write.	TX0000934896	1982

Schedule III to
the Collateral Agreement
Registered Owner	Title	Registration/Application Number	Date
PITNEY BOWES GLOBAL LOGISTICS LLC	Newgistics SmartLabel documents for Manhattan Associates.	TXu001199670	2004

Schedule III to
the Collateral Agreement
U.S. PATENTS

Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	MAILING MACHINE	US	D602075	29/288292	10/13/2023
Pitney Bowes Inc.	LETTER OPENER	US	D647776	29/327537	11/01/2025
Pitney Bowes Inc.	MAILPIECE TABBER	US	D632733	29/335903	02/15/2025
Pitney Bowes Inc.	MAILING MACHINE	US	D633138	29/344417	02/22/2025
Pitney Bowes Inc.	MAILING MACHINE	US	D631506	29/352247	01/25/2025
Pitney Bowes Inc.	Postage and Shipping Label Printing Device with Integrated Scale	US		29/830299
Pitney Bowes Inc.	TRANSPORT MECHANISM FOR A MAILING MACHINE	US	6820873	10/382394	07/11/2023
Pitney Bowes Inc.	METHOD AND SYSTEM FOR OPTIMIZING REFILL AMOUNT FOR AUTOMATIC REFILL OF A SHARED VIRTUAL POSTAL METER	US	6823321	09/952543	07/12/2023
Pitney Bowes Inc.	UNIVERSAL DESKEW FEEDER FOR A MAILING MACHINE	US	6837492	10/639820	08/13/2023
Pitney Bowes Inc.	SYSTEM AND METHOD FOR WEIGHING ITEMS SUCH AS MAILPIECES IN THE PRESENCE OF EXTERNAL VIBRATION	US	6839694	10/165532	01/01/2023
Pitney Bowes Inc.	ENVELOPE FLAP MOISTENING APPARATUS	US	6913054	10/660240	09/11/2023
Pitney Bowes Inc.	METHOD FOR IMPROVING THE READABILITY OF COMPOSITE IMAGES	US	6948660	10/413877	10/16/2023
Pitney Bowes Inc.	CLOSED LOOP POSTAGE METERING SYSTEM	US	6954742	10/622331	07/18/2023
Pitney Bowes Inc.	DYNAMIC REGISTRATION DEVICE FOR MAILING SYSTEM	US	6966711	10/742305	12/18/2023
Pitney Bowes Inc.	METHOD AND APPARATUS FOR THE SECURE PRINTING OF A DOCUMENT	US	6977745	10/022462	09/05/2023
Pitney Bowes Inc.	METHOD AND SYSTEM FOR SECURE PRINTING OF DOCUMENTS VIA A PRINTER COUPLED TO THE INTERNET	US	6996235	09/972537	02/27/2024

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	METHOD FOR READING INFORMATION THAT HAS BEEN EMBEDDED IN AN IMAGE	US	7013024	10/087492	09/11/2023
Pitney Bowes Inc.	INFORMATION DELIVERY SYSTEM FOR PROVIDING SENDERS WITH A RECIPIENT’S MESSAGING PREFERENCES	US	7058586	09/588763	10/01/2023
Pitney Bowes Inc.	METHOD FOR USING PRINTSTREAM BAR CODE INFORMATION FOR ELECTRONIC DOCUMENT PRESENTMENT	US	7123376	10/124792	06/23/2025
Pitney Bowes Inc.	POSTAGE METER FOR PRINTING NEAR THE TOP EDGE OF AN ENVELOPE	US	7163348	10/955561	02/12/2025
Pitney Bowes Inc.	TAMPER BARRIER FOR ELECTRONIC DEVICE	US	7180008	10/868337	06/27/2025
Pitney Bowes Inc.	SYSTEMS AND METHODS FOR CHARGE-BACK INVOICE GENERATION	US	7209897	10/604500	11/29/2023
Pitney Bowes Inc.	INTERNET ADVERTISEMENT METERING SYSTEM AND METHOD	US	7222105	09/658079	03/29/2024
Pitney Bowes Inc.	SYSTEM AND METHOD FOR FAST WEIGHING OF ITEMS SUCH AS MAILPIECES	US	7247801	10/165161	07/10/2024
Pitney Bowes Inc.	METHOD AND SYSTEM FOR OPTIMIZING THROUGHPUT OF MAILING MACHINES	US	7272581	10/246040	01/30/2025
Pitney Bowes Inc.	CERTIFICATION OF ADDRESS RECORDS FOR USE IN ADDRESS HYGIENE	US	7277898	11/020847	02/13/2026
Pitney Bowes Inc.	METHOD FOR COLLECTING SALES AND/OR USE TAXES ON SALES THAT ARE MADE VIA THE INTERNET AND/OR CATALOG	US	7319982	09/634041	01/07/2025
Pitney Bowes Inc.	METHOD AND SYSTEM FOR PROTECTION AGAINST REPLAY OF AN INDICIUM MESSAGE IN A CLOSED SYSTEM METER	US	7319989	10/378785	01/01/2026
Pitney Bowes Inc.	ADAPTIVE CURRENT CONTROL SYSTEM FOR A STEPPER MOTOR	US	7345447	11/416042	05/02/2026
Pitney Bowes Inc.	METHOD AND SYSTEM FOR TRACING CORPORATE MAIL	US	7349115	10/608962	05/04/2026
Pitney Bowes Inc.	SYSTEM AND METHOD FOR PREVENTING DUPLICATE PRINTING IN A WEB BROWSER	US	7353213	10/707508	08/03/2025
Pitney Bowes Inc.	METHOD AND DEVICE FOR ALIGNING A RECEIVING ENVELOPE IN A MAIL INSERTER	US	7398635	11/329468	04/11/2026
Pitney Bowes Inc.	METHOD AND SYSTEM FOR CUSTOMIZED MAIL PIECE PRODUCTION UTILIZING A DATA CENTER	US	7417752	09/898232	08/26/2025
Pitney Bowes Inc.	METHOD FOR PRINTING TWO DIMENSIONAL BARCODES TO REDUCE READING ERRORS	US	7424975	11/511790	04/14/2027

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	MOISTENING DEVICE FOR SEALING ENVELOPE FLAPS	US	7425244	11/283011	11/23/2025
Pitney Bowes Inc.	PAPER HANDLING SYSTEM MATERIALS EXIT PATH ARRANGEMENT	US	7427059	11/084396	09/16/2026
Pitney Bowes Inc.	MAILING MACHINE INCLUDING METHODS AND SYSTEMS TO REDUCE WEIGHING ERRORS WHEN OPERATING IN A DIFFERENTIAL WEIGHING MODE	US	7437332	10/857993	08/09/2026
Pitney Bowes Inc.	POSTAGE METER WITH IMPROVED PRINTING SLOT	US	7437993	11/234325	10/12/2026
Pitney Bowes Inc.	CONFIGURATION CONTROL MODES FOR MAILPIECE INSERTERS	US	7451014	11/344506	05/05/2027
Pitney Bowes Inc.	DYNAMIC REGISTRATION DEVICE FOR MAILING SYSTEM	US	7475979	11/181558	06/10/2025
Pitney Bowes Inc.	METHOD AND SYSTEM FOR PRINTING SECURE VALUE DOCUMENTS AND NON-SECURE DOCUMENTS UTILIZING THE SAME PRINTING DEVICE	US	7483175	11/228597	01/16/2027
Pitney Bowes Inc.	SYSTEM AND METHOD FOR REDUCING PRINTING ERRORS BY LIMITING THE FIRING FREQUENCY OF A PRINT HEAD	US	7494201	10/974582	08/10/2025
Pitney Bowes Inc.	MULTICOLORED THERMAL PRINTER, RIBBON AND MEDIA	US	7511728	11/541278	04/12/2027
Pitney Bowes Inc.	METHOD AND SYSTEM FOR INCREASING MAILING MACHINE THROUGHPUT BY PRECOMPUTING INDICIA	US	7516105	10/732939	06/14/2026
Pitney Bowes Inc.	METHOD AND SYSTEM FOR CONVEYING FUNDS TO POSTAGE METERS	US	7526454	11/026789	08/12/2026
Pitney Bowes Inc.	CONTROL PANEL LABEL FOR A POSTAGE PRINTING DEVICE	US	7533067	11/172182	04/13/2027
Pitney Bowes Inc.	PAPER HANDLING SYSTEM FEEDER ADJUSTMENT FOR STACK ELEVATOR MECHANISMS	US	7540494	11/118250	09/09/2026
Pitney Bowes Inc.	SYSTEM AND METHOD FOR RELIABLE TRANSFER OF VIRTUAL STAMPS	US	7555467	11/142618	02/16/2027
Pitney Bowes Inc.	METHOD AND SYSTEM FOR AUTOMATICALLY ASSOCIATING A MANUALLY ENTERED POSTAGE AMOUNT TO A CLASS OF SERVICE	US	7558761	10/664674	01/26/2027

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	MAILING MACHINE WITH A REPOSITIONABLE USER CONTROLLER	US	7567431	10/674775	04/19/2027
Pitney Bowes Inc.	METHOD AND SYSTEM FOR CONTROLLING PRINT OPERATIONS IN A MAILPIECE CREATION SYSTEM	US	7581894	11/648101	12/29/2026
Pitney Bowes Inc.	PAPER HANDLING SYSTEM MATERIAL FEED PATH ARRANGEMENT	US	7591454	11/084233	04/05/2027
Pitney Bowes Inc.	PARALLEL PATH WEIGHT MEASUREMENT SYSTEM FOR SHEET HANDLING DEVICES	US	7601923	11/948193	11/30/2027
Pitney Bowes Inc.	DOCUMENT FORMAT AND PRINT STREAM MODIFICATION FOR FABRICATING MAILPIECES	US	7602521	11/343706	08/15/2028
Pitney Bowes Inc.	METHOD AND SYSTEM FOR CORRECTING PRINT IMAGE DISTORTION DUE TO IRREGULAR PRINT IMAGE SPACE TOPOGRAPHY	US	7611216	11/188022	11/03/2026
Pitney Bowes Inc.	SYSTEM AND METHOD FOR IMPROVING PRINT QUALITY ON MAIL PIECES HAVING LOW REFLECTIVITY	US	7611298	11/520909	05/12/2025
Pitney Bowes Inc.	PAPER FOLDER UTILIZING SHEET INVERSION TO DEVELOP AUXILIARY FOLD TYPES	US	7666129	11/786936	05/15/2027
Pitney Bowes Inc.	SYSTEM AND METHOD FOR OBTAINING AND TRACKING UP-TO-THE- MINUTE DELIVERY LOCATIONS OF EMPLOYEES VIA A DATABASE SYSTEM	US	7693839	09/862377	12/23/2026
Pitney Bowes Inc.	METHOD AND SYSTEM FOR CONTROLLING PROCESSING PERFORMED BY A MAILING MACHINE	US	7698232	10/870736	05/09/2028
PITNEY BOWES GLOBAL LOGISTICS LLC	LOCAL RETURNS OF REMOTELY PURCHASED MERCHANDISE WITH RETURN CODE VALIDATION	US	7716091	09/865470	12/01/2026
Pitney Bowes Inc.	METHOD TO ACCOMMODATE A LARGE CAPACITY OF SHEETS IN A FEEDER MECHANISM	US	7753364	11/786877	07/24/2027
Pitney Bowes Inc.	METHOD AND APPARATUS FOR TRANSFERRING POSTAGE METER DATA	US	7769700	10/604783	04/19/2028

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	METHOD AND SYSTEM FOR ADDRESS RECOVERY IN AN ADDRESS PRINTING SYSTEM	US	7773249	11/119690	06/10/2029
Pitney Bowes Inc.	METHOD AND SYSTEM FOR USING A CAMERA CELL PHONE IN TRANSACTIONS	US	7774283	11/064409	01/29/2029
Pitney Bowes Inc.	INGESTION GUIDE ASSEMBLY FOR AUGMENTING SHEET MATERIAL SEPARATION IN A SINGULATING APPARATUS	US	7806398	11/866631	11/20/2028
Pitney Bowes Inc.	ENVELOPE FLAP CLOSING SYSTEM	US	7832444	11/471161	09/14/2029
Pitney Bowes Inc.	METHOD AND SYSTEM FOR REMOTE FEATURE ENABLING AND DISABLING IN A MAILING SYSTEM	US	7844554	10/823032	08/10/2029
Pitney Bowes Inc.	MULTI-FUNCTION LOW PROFILE PRINT INTERFACE FOR A SHEET HANDLING DEVICE	US	7845639	11/731298	05/22/2029
Pitney Bowes Inc.	PRINT INTERFACE SYSTEM FOR A SHEET HANDLING DEVICE	US	7887053	11/731373	12/15/2029
Pitney Bowes Inc.	MAIL PROCESSING SYSTEM INCLUDING DIMENSIONAL RATING WITH TRUE LENGTH SUPPORT	US	7933846	11/788677	02/10/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR FACILITATING REFUNDS OF UNUSED POSTAGE	US	7937333	10/707510	06/17/2028
Pitney Bowes Inc.	METHOD FOR REGENERATING MAILPIECE CONTENT MATERIAL IN A MAILPIECE CREATION SYSTEM	US	7965404	11/647692	04/20/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR SECURING DATABASE RECORDS FROM TAMPERING AND MANAGING AND RECOVERING FROM COMPONENT FAILURE IN DEVICES SUCH AS POSTAGE VALUE DISPENSING SYSTEMS	US	7974928	10/890081	11/23/2030
Pitney Bowes Inc.	DYNAMIC SELECTION OF FOLD-ADDRESS TO MATCH DOCUMENT LAYOUT	US	7983791	11/862564	01/25/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR PROVIDING CONTROLLED ACCESS TO A FUNDS DISPENSING DEVICE FROM EXTERNAL PROCESSORS	US	8015115	11/965339	01/27/2030

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
PITNEY BOWES GLOBAL LOGISTICS LLC	METHOD AND SYSTEM FOR PROCESSING THE LOCAL RETURN OF REMOTELY PURCHASED PRODUCTS	US	8036905	09/796337	12/06/2026
Pitney Bowes Inc.	METHOD AND SYSTEM FOR MITIGATING ERRORS WHEN PROCESSING PRINT STREAM DATA	US	8040539	11/799418	08/17/2030
Pitney Bowes Inc.	METHOD FOR MANAGING INTELLIGENT MAIL TRACKING CODES FOR MULTIPLE MAILERS	US	8047424	12/331080	01/21/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR FUNDS RECOVERY FROM AN INTEGRATED POSTAL SECURITY DEVICE	US	8060453	12/347077	07/17/2030
Pitney Bowes Inc.	METHOD FOR CONTROLLING A FEED RATE OF A PRINTER, AND PRINTER EMPLOYING SAME	US	8098399	12/337764	09/09/2030
Pitney Bowes Inc.	RULES ENGINE FOR MAILPIECE CONTENT MODIFICATION	US	8099444	11/344266	09/16/2029
Pitney Bowes Inc.	METHOD FOR LOADING LARGE XML DOCUMENTS ON DEMAND	US	8112704	11/789385	08/08/2025
Pitney Bowes Inc.	METHOD AND SYSTEM FOR CAPTURING IMAGES MOVING AT HIGH SPEED	US	8131019	11/869877	01/04/2031
Pitney Bowes Inc.	SYSTEM AND METHOD FOR DIMENSIONAL RATING OF MAIL PIECES	US	8131654	12/332482	10/29/2029
Pitney Bowes Inc.	METHOD AND SYSTEM FOR PRODUCING HARD COPIES OF ELECTRONIC INFORMATION EMPLOYING A PORTABLE PERSONAL RECEIVING DEVICE	US	8145265	12/330620	09/20/2030
Pitney Bowes Inc.	MAILING MACHINE TRANSPORT SYSTEM WITH INTEGRAL SCALE FOR WEIGHING MAIL PIECES WHERE THE CONTACT FORCE ON THE TAKE AWAY ROLLERS IS REDUCED TO ELIMINATE OSCILLATIONS OF THE WEIGHING PLATFORM	US	8148650	12/640478	10/13/2030
Pitney Bowes Inc.	PACKAGE SHIPPING SYSTEM AND METHOD, INCLUDING USAGE OF HISTORICAL ANALYTIC DATA	US	8150781	12/885254	10/17/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR DIMENSIONAL RATING USING RFID TECHNOLOGY	US	8159330	11/942752	02/15/2031

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	MAILING MACHINE TRANSPORT SYSTEM	US	8178796	12/640510	10/18/2030
Pitney Bowes Inc.	METHOD FOR COMMITTING MATERIAL TO A MODULE OF AN INSERTING SYSTEM	US	8200365	12/478840	02/05/2030
Pitney Bowes Inc.	CRYPTOGRAPHIC DEVICE HAVING ACTIVE CLEARING OF MEMORY REGARDLESS OF STATE OF EXTERNAL POWER	US	8201267	12/257728	04/08/2030
Pitney Bowes Inc.	METHOD AND SYSTEM FOR SECURING COMMUNICATIONS IN A METERING DEVICE	US	8208633	12/276523	09/12/2030
Pitney Bowes Inc.	METHOD OF SENSING PACK INSERTION AT CREASE LINE OF ENVELOPE	US	8234845	11/787041	07/21/2030
Pitney Bowes Inc.	METHOD OF POSTAL PAYMENT FOR SET OF CUSTOMIZED POSTAGE	US	8239322	12/325463	06/08/2030
Pitney Bowes Inc.	POSTAGE LABEL DISPENSING SYSTEM HAVING A PEELER PLOW FOR DISPENSING APPLICATION READY AND/OR LINED POSTAGE LABELS	US	8251115	12/627435	03/11/2031
Pitney Bowes Inc.	METHOD FOR POSTAGE EVIDENCING FOR THE PAYMENT OF TERMINAL DUES USING RADIO FREQUENCY IDENTIFICATION TAGS	US	8279064	10/673794	01/10/2027
Pitney Bowes Inc.	METHOD AND DEVICE FOR DETERMINING THE DEGREE OF FILLING OF A CONTAINER WITH FILLED ENVELOPES	US	8295976	11/947420	09/30/2030
Pitney Bowes Inc.	METHOD FOR PROVIDING TARGETED ADVERTISING WHILE MAINTAINING PRIVACY OF PERSONAL INFORMATION OF RECIPIENTS	US	8321268	12/127203	05/09/2030
Pitney Bowes Inc.	POSTAL BLUE INK WITH HIGH RELIABILITY	US	8328922	12/344831	08/22/2029
Pitney Bowes Inc.	FRAUD DETECTION MECHANISM ADAPTED FOR INCONSISTENT DATA COLLECTION	US	8332230	10/941539	04/15/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR MANAGING BUSINESS MACHINE ASSETS	US	8332266	10/709230	08/11/2031
PITNEY BOWES GLOBAL LOGISTICS LLC	ON-LINE MERCHANDISE RETURN LABELS	US	8332282	10/751216	01/02/2024

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	SYSTEM AND METHOD FOR SENSING PRESENCE OF MEDIA IN A MAILING MACHINE	US	8344872	12/635331	03/08/2031
Pitney Bowes Inc.	SYSTEM AND METHOD FOR ELECTRONIC BILL PRESENTMENT USING A THIRD PARTY	US	8352365	10/966133	07/08/2029
Pitney Bowes Inc.	SYSTEM AND METHOD FOR PROVIDING CONTROLLED ACCESS TO A FUNDS DISPENSING DEVICE FROM EXTERNAL PROCESSORS	US	8352413	13/223548	12/27/2027
PITNEY BOWES GLOBAL LOGISTICS LLC	ON-LINE RULES-BASED RETURN PROCESSING	US	8380584	10/750935	10/16/2023
PITNEY BOWES GLOBAL LOGISTICS LLC	SYSTEM AND METHOD FOR SINGLE-ACTION RETURNS OF REMOTELY PURCHASED MERCHANDISE	US	8386337	09/817353	10/16/2023
Pitney Bowes Inc.	ADJUSTABLE MEDIA WIDTH SENSOR FOR A MAILING MACHINE	US	8397399	12/643770	11/27/2030
Pitney Bowes Inc.	MAILING MACHINE FLUID LEVEL INDICATOR	US	8397782	12/643791	01/17/2031
Pitney Bowes Inc.	INTELLIGENT INTERACTIVE MAIL OPENING TRACKING METHOD AND SYSTEM	US	8407153	11/959955	01/21/2031
Pitney Bowes Inc.	ON-LINE MAIL PROCESSING SYSTEM AND MOBILE DEVICE APPLICATION THEREFOR	US	8407155	12/636003	12/28/2030
Pitney Bowes Inc.	METHOD OF SECURING POSTAGE DATA RECORDS IN A POSTAGE PRINTING DEVICE	US	8438115	11/234050	01/28/2032
Pitney Bowes Inc.	MAILING MACHINE HAVING OPTICAL SENSORS WITH IMPROVED IMMUNITY TO AMBIENT LIGHT	US	8464855	13/052162	11/02/2031
Pitney Bowes Inc.	METHOD FOR DETECTING FRAUD IN A PRINTED IMAGE	US	8467566	11/245238	01/02/2032
Pitney Bowes Inc.	METHOD AND SYSTEM FOR PRINTING MULTIPLE REGIONS ACROSS A MAIL PIECE	US	8510231	11/083462	05/15/2030
Pitney Bowes Inc.	SYSTEM AND METHOD FOR USER-SELECTABLE SOFT FONT AND PRINT STREAM DATA TEMPLATE CONTROL IN A PRINTER DRIVER	US	8526016	12/275958	07/04/2032
Pitney Bowes Inc.	POSTAGE PRINTING SYSTEM FOR PRINTING BOTH POSTAL AND NON- POSTAL DOCUMENTS	US	8527285	11/476284	06/04/2032

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	SYSTEM AND METHOD FOR MINIMIZING THE CONVEYANCE FEED PATH OF A SHEET MATERIAL HANDLING SYSTEM	US	8540226	13/341821	02/10/2032
Pitney Bowes Inc.	CIRCUIT AND METHOD FOR CONTROLLING CURRENT SUPPLIED TO AN OPTICAL SENSOR	US	8592742	12/971053	01/27/2032
Pitney Bowes Inc.	SYSTEM AND METHOD FOR PROVIDING REDUNDANT CUSTOMER COMMUNICATIONS DELIVERY USING HYBRID DELIVERY CHANNELS	US	8620783	12/650751	09/27/2030
Pitney Bowes Inc.	SYSTEMS AND METHODS FOR SECURE PARCEL DELIVERY	US	8620821	10/604935	09/17/2027
Pitney Bowes Inc.	SYSTEMS AND METHODS FOR CUSTOMIZING DIRECT MARKETING MAIL PIECES	US	8666806	12/195419	01/19/2032
Pitney Bowes Inc.	SYSTEM AND METHOD FOR AUTHENTICATING INDICIA USING IDENTITY- BASED SIGNATURE SCHEME	US	8676715	11/810488	07/28/2030
Pitney Bowes Inc.	METHOD AND SYSTEM FOR SECURING ROUTING INFORMATION OF A COMMUNICATION USING IDENTITY-BASED ENCRYPTION SCHEME	US	8700894	11/873673	07/02/2032
Pitney Bowes Inc.	SIMULTANEOUS VOICE AND DATA SYSTEMS FOR SECURE CATALOG ORDERS	US	8781087	13/423383	07/23/2027
Pitney Bowes Inc.	SYSTEM AND METHOD FOR DELIVERING DIGITIZED MAIL	US	8793196	11/648416	05/18/2030
Pitney Bowes Inc.	PERMIT CREATION AND TRACKING IN A MAILING MACHINE	US	8818911	10/639380	03/31/2037
Pitney Bowes Inc.	PRINT PREVIEW FOR PRINTERS WITH MULTIPLE PRINT HEADS	US	8979405	11/136142	05/26/2033
PITNEY BOWES GLOBAL LOGISTICS LLC	REVERSE MANIFESTING BY RETURNS SERVICE PROVIDER	US	9033230	10/745096	11/19/2029
Pitney Bowes Inc.	SYSTEM AND METHOD TO ENABLE EXTERNAL PROCESSING DEVICE RUNNING A CLOUD APPLICATION TO CONTROL A MAIL PROCESSING MACHINE	US	9065801	13/479751	08/12/2033

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	SYSTEMS AND METHODS FOR PROVIDING SECURE ELECTRONIC DOCUMENT STORAGE, RETRIEVAL AND USE WITH ELECTRONIC USER IDENTITY VERIFICATION	US	9081952	13/341963	04/25/2034
Pitney Bowes Inc.	METHOD AND SYSTEM FOR USING A CAMERA CELL PHONE IN TRANSACTIONS	US	9117209	12/824265	04/10/2028
Pitney Bowes Inc.	INTELLIGENT PHYSICAL MAIL METHOD AND SYSTEM	US	9117317	11/588058	07/05/2033
Pitney Bowes Inc.	LOCATION-BASED SERVICE PROVIDER METHOD AND SYSTEM HAVING A USER CONTROLLED LOCATION PRIVACY MECHANISM	US	9137631	13/727955	08/30/2033
Pitney Bowes Inc.	METHOD AND SYSTEM FOR DETERMINING HIGH PRECISION GEO-FENCING USING BUSINESS PROPERTY BOUNDARIES	US	9179257	13/972241	12/07/2033
Pitney Bowes Inc.	METHOD AND SYSTEM FOR HIGH SPEED PRINTING USING DROP-ON- DEMAND TECHNOLOGY THAT COMPENSATES FOR DROPLET SATELLITES	US	9299196	11/020877	08/21/2034
Pitney Bowes Inc.	MULTI-SHIPPER PACKAGE TAPE DISPENSING AND QUALITY CONTROL SYSTEM	US	9406175	14/561507	12/05/2034
Pitney Bowes Inc.	SYSTEM AND METHOD FOR MATCHING DATA SETS WHILE MAINTAINING PRIVACY OF EACH DATA SET	US	9443092	14/543959	11/18/2034
Pitney Bowes Inc.	POSTAL SERVICES KIOSK HAVING PAYMENT CARD SECURITY	US	9478094	12/648525	08/19/2034
Pitney Bowes Inc.	METHODS AND SYSTEMS FOR USING MULTIPLE PERMANENT POSTAGE RATES IN MAILING MACHINES	US	9536356	11/966335	01/17/2033
Pitney Bowes Inc.	MAIL CREATION SYSTEM WITH IMPROVED CONTROL OF PRINT-DATA DOWNLOADING	US	9652898	11/512527	09/03/2033
Pitney Bowes Inc.	METHOD TO CONTROL THE USE OF CUSTOM IMAGES	US	9898874	11/142619	09/29/2033
Pitney Bowes Inc.	REMOTE POSTAGE PRINTING USING EFFICIENT LOAD BALANCING OF POSTAGE REQUESTS	US	10547671	15/241320	08/19/2036

Schedule III to
the Collateral Agreement
Registered Owner	Title of Patent	Country	Patent Number	Application Number	Expiration Date
Pitney Bowes Inc.	SYSTEMS AND METHODS FOR PROVIDING SECURE DOCUMENT DELIVERY AND MANAGEMENT INCLUDING SCHEDULING	US	10600030	13/341942	04/12/2037
Pitney Bowes Inc.	METHOD AND APPARATUS FOR REAL-TIME DYNAMIC APPLICATION PROGRAMMING INTERFACE (API) TRAFFIC SHAPING AND INFRASTRUCTURE RESOURCE PROTECTION IN A MULTICLIENT NETWORK ENVIRONMENT	US	11693715	17/399181	08/11/2041
Pitney Bowes Inc.	SYSTEM AND METHOD FOR GENERATING POSTAGE	US		17/539610
Pitney Bowes Inc.	Parcel Locker System Having Real-Time Notification of Additional Parcels Pending for Recipient Retrieval	US		17/664904

Schedule III to
the Collateral Agreement
U.S. TRADEMARK/TRADE NAMES

Registered Owner	Mark	Country	Application Number	Registration Number	Expiration Date
Pitney Bowes Inc.	PITNEY BOWES	US	72/300862	899476	29-Sep-2030
Pitney Bowes Inc.	CORPORATE DESIGN	US	72/463333	990825	13-Aug-2024
Pitney Bowes Inc.	CORPORATE DESIGN	US	73/240768	1249531	30-Aug-2023
Pitney Bowes Inc.	PITNEY BOWES	US	73/504028	1382043	11-Feb-2026
Pitney Bowes Inc.	POSTAGE BY PHONE	US	73/687439	1527875	07-Mar-2029
Pitney Bowes Inc.	E-Z SEAL	US	73/692808	1520831	17-Jan-2029
Pitney Bowes Inc.	SOFT-GUARD	US	73/810919	1593361	24-Apr-2030
Pitney Bowes Global Financial Services LLC	ValueMAX	US	74/585837	1954504	06-Feb-2026
Pitney Bowes Inc.	ARRIVAL	US	74/633005	2029198	07-Jan-2027
Pitney Bowes Global Financial Services LLC	PURCHASE POWER design	US	75/104769	2317447	15-Feb-2030
Pitney Bowes Inc.	DocuMatch	US	75/862744	2402084	07-Nov-2030
Pitney Bowes Inc.	EAGLE DESIGN	US	76/105897	2828817	06-Apr-2024
PITNEY BOWES GLOBAL LOGISTICS LLC	NEWGISTICS	US	76/115542	2776146	21-Oct-2023
Pitney Bowes Inc.	EAGLE DESIGN	US	76/371605	2713056	06-May-2033
PITNEY BOWES GLOBAL LOGISTICS LLC	SMARTLABEL	US	76/384420	2801048	30-Dec-2023
Pitney Bowes Inc.	IntelliLink	US	76/394352	2873212	17-Aug-2024
Pitney Bowes Inc.	INVIEW	US	77/636149	3758974	09-Mar-2030
Pitney Bowes Inc.	SendSuite	US	77/676075	3711462	17-Nov-2029
Pitney Bowes Inc.	SendSuite	US	77/678681	3753907	02-Mar-2030
Pitney Bowes Inc.	PBI	US	77/732299	4150491	29-May-2032
Pitney Bowes Inc.	Enroute	US	77/774318	3833659	17-Aug-2030
PITNEY BOWES GLOBAL LOGISTICS LLC	NEWGISTICS & DESIGN	US	77/801681	3766924	30-Mar-2030
Pitney Bowes Inc.	PITNEY BOWES	US	78/095949	2693398	04-Mar-2033
Pitney Bowes Inc.	i-Seal	US	78/116271	2776885	21-Oct-2023
Pitney Bowes Inc.	i-Seal & Design	US	78/116288	2785029	18-Nov-2023
Pitney Bowes Inc.	Secap	US	78/157095	2817069	24-Feb-2024
Pitney Bowes Inc.	EASYPERMITPOSTAGE	US	78/178069	2856867	22-Jun-2024
Pitney Bowes Inc.	FastPac	US	78/302679	2884382	14-Sep-2024
Pitney Bowes Inc.	OFFICERIGHT	US	78/307489	2886676	21-Sep-2024
PITNEY BOWES GLOBAL LOGISTICS LLC	INTELLIGENT RETURNS MANAGEMENT	US	78/309722	2961332	07-Jun-2025
Pitney Bowes Inc.	DM100	US	78/513758	3041046	10-Jan-2026
Pitney Bowes Inc.	WOW	US	78/811155	3510009	30-Sep-2028
Pitney Bowes Inc.	WEIGH-ON-THE-WAY	US	78/811936	3518293	14-Oct-2028
Pitney Bowes Inc.	CONNECT+	US	85/075738	4014823	23-Aug-2031
Pitney Bowes Inc.	IntelliVIEW	US	85/378053	4281417	29-Jan-2033
Pitney Bowes Inc.	TrackMyMail	US	85/438645	4115075	20-Mar-2032

Schedule III to
the Collateral Agreement
Registered Owner	Mark	Country	Application Number	Registration Number	Expiration Date
Pitney Bowes Inc.	Mail & Go	US	85/969231	4599772	09-Sep-2024
PITNEY BOWES GLOBAL LOGISTICS LLC	NEWGISTICS	US	86/024119	4594258	26-Aug-2024
Pitney Bowes Inc.	ConnectRight	US	86/142910	4689786	17-Feb-2025
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501630	5032574	30-Aug-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501723	5069313	25-Oct-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501749	4969743	31-May-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501789	4984331	21-Jun-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501822	4924069	22-Mar-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501861	4994151	05-Jul-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501876	5105619	20-Dec-2026
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/501944	4984332	21-Jun-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/501988	5032576	30-Aug-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502007	5064900	18-Oct-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502049	5105620	20-Dec-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502058	4984333	21-Jun-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502112	4924072	22-Mar-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502123	4984334	21-Jun-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502144	4969744	31-May-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/502157	5407858	20-Feb-2028
Pitney Bowes Inc.	Corporate logo (new)	US	86/502179	4984335	21-Jun-2026
Pitney Bowes Inc.	RELAY	US	86/597891	4989914	28-Jun-2026
Pitney Bowes Inc.	RELAY	US	86/598305	4989916	28-Jun-2026
Pitney Bowes Inc.	PATHWAY	US	86/612268	4846055	03-Nov-2025
PITNEY BOWES GLOBAL LOGISTICS LLC	NCOMMERCE	US	86/629963	5151835	28-Feb-2027
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	86/684850	5046659	20-Sep-2026
Pitney Bowes Inc.	Corporate logo (new)	US	86/684936	5042457	13-Sep-2026
PITNEY BOWES GLOBAL LOGISTICS LLC	FROM DEVICE TO DOORSTEP	US	86/698634	5156942	07-Mar-2027
Pitney Bowes Inc.	ANYWHERE TO EVERYWHERE	US	86/775072	5418667	06-Mar-2028
Pitney Bowes Inc.	PRIMESORT	US	86/794533	5048189	27-Sep-2026
Pitney Bowes Inc.	SENDPRO	US	86/828928	5187516	18-Apr-2027
Pitney Bowes Inc.	CRAFTSMEN OF COMMERCE	US	86/835514	5680926	19-Feb-2029
Pitney Bowes Inc.	CRAFTSMEN OF COMMERCE	US	86/835580	5277134	29-Aug-2027
Pitney Bowes Inc.	CRAFTSMEN OF COMMERCE	US	86/835652	5277135	29-Aug-2027

Schedule III to
the Collateral Agreement
Registered Owner	Mark	Country	Application Number	Registration Number	Expiration Date
Pitney Bowes Inc.	CRAFTSMEN OF COMMERCE	US	86/835699	5277136	29-Aug-2027
Pitney Bowes Inc.	PBSMARTPOSTAGE	US	86/886889	5127091	24-Jan-2027
PITNEY BOWES GLOBAL LOGISTICS LLC	NCOMMERCE A NEWGISTICS SOLUTION & DESIGN	US	87/050854	5242727	11-Jul-2027
Pitney Bowes Inc.	(R)EVOLUTION	US	87/240696	5661992	22-Jan-2029
Pitney Bowes Inc.	MoveWithMe	US	87/287485	5424619	13-Mar-2028
Pitney Bowes Inc.	SendStation	US	87/288688	5424626	13-Mar-2028
Pitney Bowes Inc.	SendPro Stamp Design	US	87/424563	5368548	02-Jan-2028
PITNEY BOWES GLOBAL LOGISTICS LLC	SMARTLABEL+	US	87/452814	5662240	22-Jan-2029
Pitney Bowes Inc.	pitney bowes with Corporate logo (new)	US	87/761935	5545587	21-Aug-2028
Pitney Bowes Inc.	SENDPRO	US	88/426979	5919858	26-Nov-2029
Pitney Bowes Inc.	PURCHASE POWER	US	88/937679	6489175	21-Sep-2031
Pitney Bowes Inc.	BOXPOLL Design	US	90/259393	6467409	31-Aug-2031
Pitney Bowes Inc.	BOXPOLL	US	90/259851	6467412	31-Aug-2031
Pitney Bowes Inc.	BOXSCORE	US	90/364498	6695510	05-Apr-2032
Pitney Bowes Inc.	BOXLAB	US	90/364525	6695511	05-Apr-2032
Pitney Bowes Inc.	BEST ORDER EXPERIENCE	US	90/364532	6668371	08-Mar-2032
Pitney Bowes Inc.	BOXLAB Design	US	90/367650	6668371	01-Mar-2032
Pitney Bowes Inc.	BOXSCORE Design	US	90/367672	6661207	01-Mar-2032
Pitney Bowes Inc.	BOXTOOLS Design	US	97/085354	6884781	25-Oct-2032
Pitney Bowes Inc.	PitneyShip	US	97/185231	6951754	10-Jan-2033
Pitney Bowes Inc.	BOXtools	US	97/247205	6949804	10-Jan-2033
Pitney Bowes Inc.	Ecommerce Logistics. Only Easier.	US	97/313403	7097002	04-Jul-2033
Pitney Bowes Inc.	PITNEYTRACK	US	97/362714	7057488	16-May-2033
Pitney Bowes Inc.	PitneyAnalytics	US	97/384280	7057503	16-May-2033
Pitney Bowes Inc.	PitneyShip	US	97/568927

Schedule IV to
the Collateral Agreement

Commercial Tort Claims

None.

Exhibit I to
the Collateral Agreement

SUPPLEMENT NO. _____ dated as of [ ] (this “Supplement”), to the Collateral Agreement dated as of July 31, 2023 (the “Collateral Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party thereto and Alter Domus (US) LLC, as noteholder representative (in such capacity, the “Noteholder Representative”).

A.          Reference is made to the Purchase Agreement dated as of July 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative.

B.          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement and the Collateral Agreement, as applicable.

C.          The Grantors have entered into the Collateral Agreement in order to induce the Noteholders to purchase the Notes. Section 7.13 of the Collateral Agreement provides that additional Subsidiaries of the Issuer may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Purchase Agreement to become a Subsidiary Guarantor and a Grantor under the Collateral Agreement as consideration for the purchase of Notes previously issued.

Accordingly, the Noteholder Representative and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Guarantor and a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Noteholder Representative, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Guarantor” or a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Noteholder Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Noteholder Representative shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all (i) registered and applied for United States Patents, Trademarks and Copyrights owned by the New Subsidiary as of the Closing Date and (ii) exclusive Copyright Licenses for which the New Subsidiary is the licensee and the licensed work is registered at the United States Copyright Office and (d) set forth in Schedule IV attached hereto is a true and correct list of all Commercial Tort Claims in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages reasonably estimated to exceed $5,000,000, including a summary description of each such claim.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

3
SECTION 9. The New Subsidiary agrees to reimburse the Noteholder Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement as provided in Section 9.05 of the Purchase Agreement; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the New Subsidiary.

IN WITNESS WHEREOF, the New Subsidiary and the Noteholder Representative have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

by

Name:
Title:

ALTER DOMUS (US) LLC,
as Noteholder Representative

by
Name:
Title:

Schedule I
to Supplement No. ___ to
the Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No. ___ to
the Collateral Agreement

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No. ___ to
the Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV
to Supplement No. ___ to
the Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to
the Collateral Agreement

PATENT SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and Alter Domus (US) LLC, as noteholder representative (in such capacity, the “Noteholder Representative”).

Reference is made to (a) the Note Purchase Agreement dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative, and (b) the Collateral Agreement dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto and the Noteholder Representative. The parties hereto agree as follows:

SECTION 1.  Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Purchase Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.02 of the Purchase Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to the Collateral Agreement, hereby does grant to the Noteholder Representative and its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting the Patents listed on Schedule I hereto, subject to the exclusions set forth in Section 4.01(d) of the Collateral Agreement (collectively, the “Patent Collateral”).

SECTION 3.  Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Noteholder Representative for the benefit of the Secured Parties in connection with the Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Noteholder Representative with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.  Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●],

as Grantor

By:
Name:
Title:

ALTER DOMUS (US) LLC,
as Noteholder Representative

By:
Name:
Title:

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT]

SCHEDULE I

Patents

Patent No.	Owner	Title

Patent Applications

Serial No.	Owner	Application Date

Exhibit III to
the Collateral Agreement

TRADEMARK SECURITY AGREEMENT dated  as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and Alter Domus (US) LLC, as noteholder representative (in such capacity, the “Noteholder Representative”).

Reference is made to (a) the Note Purchase Agreement dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative, and (b) the Collateral Agreement dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto and the Noteholder Representative. The parties hereto agree as follows:

SECTION 1.  Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Purchase Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.02 of the Purchase Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Collateral Agreement, hereby does grant to the Noteholder Representative and its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting the Trademarks listed on Schedule I hereto but excluding any Trademarks that are Excluded Personal Property (excluding, for the avoidance of doubt, any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, solely during the period prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act; it being understood that, following such period, such trademark registration or application, as applicable, shall be deemed automatically subject to the security interest granted in the Collateral Agreement and included in the Article 9 Collateral) and subject to the exclusions set forth in Section 4.01(d) of the Collateral Agreement (collectively, the “Trademark Collateral”).

SECTION 3.  Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Noteholder Representative for the benefit of the Secured Parties in connection with the Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Noteholder Representative with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.  Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●],
as Grantor

By:
Name:
Title:

ALTER DOMUS (US) LLC,
as Noteholder Representative

By:
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

SCHEDULE I

Trademarks

Trademark	Owner	Registration No.

Trademark Applications

Owner	Mark	Application No.

Exhibit IV to
the Collateral Agreement

COPYRIGHT SECURITY AGREEMENT  dated  as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and Alter Domus (US) LLC, as noteholder representative (in such capacity, the “Noteholder Representative”).

Reference is made to (a) the Note Purchase Agreement dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative, and (b) the Collateral Agreement dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto and the Noteholder Representative. The parties hereto agree as follows:

SECTION 1.  Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Purchase Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.02 of the Purchase Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Collateral Agreement, hereby does grant to the Noteholder Representative and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting the Copyrights and Copyright Licenses for United States registered Copyrights under which Grantor is an exclusive licensee that are listed on Schedule I hereto, subject to the exclusions set forth in Section 4.01(d) of the Collateral Agreement (collectively, the “Copyright Collateral”).

SECTION 3.  Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Noteholder Representative for the benefit of the Secured Parties in connection with the Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Noteholder Representative with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.  Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●],
as Grantor
By:
Name:
Title:

ALTER DOMUS (US) LLC,
as Noteholder Representative

By:
Name:
Title:

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

SCHEDULE I

Copyrights

Registered Owner	Title	Registration Number

Copyright Applications

Registered Owner	Title	Application Number	Date Filed

Exclusive Copyright Licenses

Licensee	Licensor	Title	Registration Number

EXHIBIT E TO
NOTE PURCHASE AGREEMENT

[FORM OF]
GUARANTEE AGREEMENT

GUARANTEE AGREEMENT

dated as of

July 31, 2023

among

PITNEY BOWES INC.,

THE SUBSIDIARY GUARANTORS
IDENTIFIED HEREIN

and

ALTER DOMUS (US) LLC

as Noteholder Representative

TABLE OF CONTENTS

ARTICLE I

Definitions
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Guarantee
SECTION 2.01.	Guarantee	2
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	2
SECTION 2.03.	No Limitations	3
SECTION 2.04.	Reinstatement	4
SECTION 2.05.	Agreement to Pay; Subrogation	4
SECTION 2.06.	Keepwell	4
SECTION 2.07.	Information	5

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.	Indemnity and Subrogation	5
SECTION 3.02.	Contribution and Subrogation	5
SECTION 3.03.	Subordination	5

ARTICLE IV

Representations and Warranties

ARTICLE V

Miscellaneous

SECTION 5.01.	Notices	6
SECTION 5.02.	Waivers; Amendment	6
SECTION 5.03.	Noteholder Representative’s Fees and Expenses; Indemnification	7
SECTION 5.04.	Survival of Agreement	8
SECTION 5.05.	Counterparts; Effectiveness, Successors and Assigns	8
SECTION 5.06.	Severability	8
SECTION 5.07.	Right of Set-Off	8
SECTION 5.08.	Governing Law; Jurisdiction; Consent to Service of Process	9
SECTION 5.09.	WAIVER OF JURY TRIAL	10
SECTION 5.10.	Headings	10
SECTION 5.11.	Termination or Release	10
SECTION 5.12.	Additional Subsidiaries	11
SECTION 5.13.	Certain Acknowledgments and Agreements	11

Schedules
Schedule I	Subsidiary Guarantors

Exhibits
Exhibit I	Form of Guarantee Agreement Supplement

GUARANTEE AGREEMENT dated as of July 31, 2023 (this “Agreement”), among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), each Subsidiary Guarantor from time to time party hereto and Alter Domus (US) LLC, as noteholder representative (the “Noteholder Representative”).

Reference is made to the Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative. The Noteholders have agreed to purchase Notes subject to the terms and conditions set forth in the Purchase Agreement. The obligations of the Noteholders to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Guarantors are Affiliates of the Issuer, will derive substantial benefits from the issuance of the Notes pursuant to the Purchase Agreement and are willing to execute and deliver this Agreement in order to induce Noteholders to issue the Notes. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  (a) Each capitalized term used but not defined herein shall have the meaning specified in the Purchase Agreement.

(b)          The rules of construction specified in Section 1.02 of the Purchase Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.    Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble hereto.

 “Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

 “Guaranteed Obligations” means the “Obligations” as defined in the Purchase Agreement.

“Guarantors” means the Issuer (except with respect to obligations of the Issuer) and each Subsidiary Guarantor.

“Issuer” has the meaning assigned to such term in the preamble hereto.

“Paid in Full” and “Payment in Full” shall mean payment in full in cash of all of the Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been made).

2
“Pledged Collateral” has the meaning assigned to such term in the Collateral Agreement.

“Purchase Agreement” has the meaning assigned to such term in the recitals hereto.

“Subsidiary Guarantors” means has the meaning assigned to such term in the Purchase Agreement.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Noteholder Representative (acting at the direction of the Required Noteholders).

ARTICLE II

Guarantee

SECTION 2.01.          Guarantee.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally for the benefit of the Secured Parties, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension, renewal, amendment or modification of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Issuer or any other Note Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its Guarantee hereunder and notice of protest for nonpayment.  Notwithstanding anything herein or in any other Note Document to the contrary, the maximum liability of each Guarantor hereunder and under the Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable law.

SECTION 2.02.          Guarantee of Payment; Continuing Guarantee.  Each Guarantor further agrees that its guarantee hereunder constitutes a Guarantee of payment and performance when due (whether or not any bankruptcy, insolvency, receivership, examinership or other or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Noteholder Representative or any other Secured Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Noteholder Representative or any other Secured Party in favor of the Issuer, any other Note Party or any other Person. Each Guarantor agrees that its Guarantee hereunder is continuing in nature and applies to all Guaranteed Obligations, whether currently existing or hereafter incurred until such Guarantee is terminated or released as provided in Section 5.11.

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SECTION 2.03.          No Limitations.

(a)          Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.11, and to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as provided in Section 5.11 and to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Noteholder Representative or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Note Document or otherwise; (ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Note Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Noteholder Representative or any other Secured Party for any of the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations; (v) any other act or omission that may in any manner or to any extent otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the Payment in Full of all the Guaranteed Obligations); (vi) any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations or Note Documents; (vii) any change in the corporate existence, structure or ownership of any Note Party, or any insolvency, bankruptcy, reorganization, examinership or other similar proceeding affecting any Note Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations; (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Issuer, the Noteholder Representative, any other Note Party or any other Person, whether in connection with the Purchase Agreement, the other Note Documents or any unrelated transaction; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; (ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date; (x) the fact that any Person that, pursuant to the Note Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Secured Parties; (xi) any action permitted or authorized hereunder; (xii) any other circumstance, or any existence of or reliance on any representation by the Noteholder Representative, any Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Issuer, any Guarantor or any other guarantor or surety; or (xiii) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer, any other Guarantor or any other Person under any Note Document, by operation of law or otherwise, other than Payment in Full of all the Guaranteed Obligations. Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

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(b)          To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Issuer or any other Note Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Note Party, other than the Payment in Full of all the Guaranteed Obligations. The Noteholder Representative and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure or exercise any other right or remedy available to them against the Issuer or any other Note Party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Issuer or any other Note Party, as the case may be, or any security.

SECTION 2.04.          Reinstatement.  Each Guarantor agrees that, unless released pursuant to paragraph (a) or (b) of Section 5.11, its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Noteholder Representative or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation, examinership or reorganization of the Issuer, any other Note Party or otherwise.

SECTION 2.05.          Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Noteholder Representative or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, but subject to limitations of applicable law, upon the failure of the Issuer or any other Note Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Noteholder Representative for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Noteholder Representative as provided above, all rights of such Guarantor against the Issuer or any other Note Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06.          [Reserved].

SECTION 2.07.          Information.  Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Note Party’s and their respective subsidiaries’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Noteholder Representative or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.          Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Issuer agrees that (a) in the event a payment in respect of any Guaranteed Obligation shall be made by any Guarantor under this Agreement (other than the Issuer), the Issuer shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor (other than the Issuer) shall be sold pursuant to any Security Document to satisfy in whole or in part any Guaranteed Obligation, the Issuer shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

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SECTION 3.02.          Contribution and Subrogation.  Each Guarantor (other than the Issuer) (each such Guarantor being called a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor (other than the Issuer) hereunder in respect of any Guaranteed Obligation or assets of any other Guarantor (other than the Issuer) shall be sold pursuant to any Security Document to satisfy any Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Issuer as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 5.12, the date of the Supplement hereto executed and delivered by such Contributing Party) and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party) becoming a party hereto pursuant to Section 5.12, the date of the Supplement hereto executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03.          Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Payment in Full of the Guaranteed Obligations. No failure on the part of the Issuer or any other Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

Representations and Warranties

Each Guarantor represents and warrants to the Noteholder Representative and the other Secured Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.07, 3.09, 3.10, 3.11 and 3.16 of the Purchase Agreement  as to such Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

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ARTICLE V

Miscellaneous

SECTION 5.01.          Notices.  All communications and notices to the Issuer and the Noteholder Representative hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Purchase Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Issuer in the manner provided in Section 9.01 of the Purchase Agreement.

SECTION 5.02.          Waivers; Amendment.  (a) No failure or delay by any Secured Party in exercising any right or power under any Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Note Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the purchase of any Notes shall not be construed as a waiver of any Default, regardless of whether the Noteholder Representative or any other Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Noteholder Representative and the Note Parties with respect to which such waiver, amendment or modification is applicable, subject to any consent required in accordance with Section 9.08 of the Purchase Agreement.

(c)      This Agreement shall be construed as a separate agreement with respect to each Note Party and may be amended, modified, supplemented, waived or released with respect to any Note Party without the approval of any other Note Party and without affecting the obligations of any other Note Party hereunder.

SECTION 5.03.          Noteholder Representative’s Fees and Expenses; Indemnification.  (a)  The Note Parties jointly and severally agree to reimburse the Noteholder Representative for its fees and expenses incurred hereunder as provided in Section 9.05 of the Purchase Agreement; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the “Note Parties.”

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(b)         Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document or any investigation made by or on behalf of the Noteholder Representative or any other Secured Party.

(c)        The Note Parties jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 9.05 of the Purchase Agreement  as if each reference to the Issuer therein were a reference to the “Note Parties”.

(d)        To the extent permitted by applicable law, no Guarantor shall assert, or permit any of its subsidiaries to assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the Transactions, the Notes or the use of the proceeds thereof.

SECTION 5.04.          Survival of Agreement.  All covenants, agreements, representations and warranties made by the Note Parties in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents and the issuance of the Notes, regardless of any investigation made by or on behalf of any Secured Party or any other Person and notwithstanding that any Secured Party or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Note Document is executed and delivered or any Notes are issued under the Purchase Agreement, and shall continue in full force and effect until all the Secured Obligations (as defined in the Collateral Agreement) have been Paid in Full.

SECTION 5.05.          Counterparts; Effectiveness, Successors and Assigns.  This Agreement may be executed in counterparts, (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Note Party when a counterpart hereof executed on behalf of such Note Party shall have been delivered to the Noteholder Representative and a counterpart hereof shall have been executed on behalf of the Noteholder Representative, and thereafter shall be binding upon such Note Party and the Noteholder Representative and their respective permitted successors and assigns, and shall inure to the benefit of such Note Party, the Noteholder Representative and the other Secured Parties and their respective permitted successors and assigns, except that no Note Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any such assignment or transfer by any Note Party shall be null and void), except as expressly contemplated by this Agreement or the Purchase Agreement . Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 5.06.          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.07.          Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized, subject to the prior consent of the Noteholder Representative (acting at the direction of the Required Noteholders), at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Issuer against any of and all the obligations of the Issuer now or hereafter existing under this Agreement and other Note Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or such other Note Document and although such obligations may be unmatured; provided that in the event that any Defaulting Noteholder shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Noteholder Representative for further application in accordance with the provisions of Section 2.21(a)(ii) of the Purchase Agreement and, pending such payment, shall be segregated by such Defaulting Noteholder from its other funds and deemed held in trust for the benefit of the Noteholder Representative and the Noteholders, and (y) the Defaulting Noteholder shall provide promptly to the Noteholder Representative a statement describing in reasonable detail the Obligations owing to such Defaulting Noteholder as to which it exercised such right of setoff. Each Secured Party agrees to notify the Noteholder Representative and the Issuer promptly after any such setoff and application; provided, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 5.07 are in addition to other rights and remedies (including other rights of set off) which such Secured Parties may have.

SECTION 5.08.          Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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(b)          The Issuer and each other Guarantor irrevocably and unconditionally agrees that it will not, and will cause each of its controlled Subsidiaries to not, commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Noteholder Representative, any Secured Party or any Related Party of any of the foregoing in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Note Document shall affect any right that the Noteholder Representative or any Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Note Document against any Note Party or any of its properties in the courts of any jurisdiction.

(c)          Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Note Document in any court referred to in paragraph (b) of this Section 5.08 and any right to which it may be entitled on account of place of residence and domicile. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.09.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10.          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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SECTION 5.11.          Termination or Release.  (a) This Agreement and the Guarantees made herein shall automatically terminate and/or be released in accordance with Section 9.20 of the Purchase Agreement.

(b)          In connection with any termination or release pursuant to paragraph (a) of this Section 5.11, the Noteholder Representative shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release (including, without limitation, Uniform Commercial Code termination statements), and will duly assign and transfer to such Guarantor, such of the Pledged Collateral that may be in possession of the Noteholder Representative. The Issuer and the applicable Note Party shall provide the Noteholder Representative such information or documents as the Noteholder Representative shall reasonably request necessary to facilitate such termination or release. Any execution and delivery of documents pursuant to this Section 5.11 shall be without warranty by the Noteholder Representative, and the Noteholder Representative shall have no liability whatsoever to any other Secured Party as a result of any release of this Agreement or the Guarantees made herein in accordance with (or which the Noteholder Representative in good faith believes to be in accordance with) this Section 5.11.

SECTION 5.12.          Additional Subsidiaries.  Pursuant to the Purchase Agreement , certain Subsidiaries not a party hereto on the Closing Date are required to enter into this Agreement. Upon the execution and delivery by the Noteholder Representative and any such Subsidiary of a Supplement substantially in the form of Exhibit I, such Subsidiary shall become a Subsidiary Guarantor and a Guarantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Note Party. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

SECTION 5.13.          Certain Acknowledgments and Agreements.  Each Subsidiary Guarantor hereby acknowledges the provisions of Section 2.12 of the Purchase Agreement  and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Note Party were a party to the Purchase Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PITNEY BOWES INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES PRESORT SERVICES, LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES SHELTON REALTY LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB EQUIPMENT MANAGEMENT INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Guarantee Agreement]

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PITNEY BOWES INTERNATIONAL HOLDINGS, INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB PROFESSIONAL SERVICES INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

B. WILLIAMS FUNDING CORP.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB WORLDWIDE INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL ECOMMERCE INC.,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Guarantee Agreement]

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PITNEY BOWES GLOBAL LOGISTICS LLC,

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Guarantee Agreement]

Schedule I to
the Guarantee Agreement

SUBSIDIARY GUARANTORS

No.	Subsidiary Guarantors	Jurisdiction of Organization
1.	Pitney Bowes Presort Services, LLC	Delaware
2.	Pitney Bowes Shelton Realty LLC	Connecticut
3.	Pitney Bowes Global Financial Services LLC	Delaware
4.	PB Equipment Management Inc.	Delaware
5.	Pitney Bowes International Holdings, Inc.	Delaware
6.	PB Professional Services Inc.	Delaware
7.	B. Williams Funding Corp.	Delaware
8.	PB Worldwide Inc.	Delaware
9.	Pitney Bowes Global Ecommerce Inc.	Delaware
10.	Pitney Bowes Global Logistics LLC	Delaware

Exhibit I to
the Guarantee Agreement

SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the Guarantee Agreement dated as of July 31, 2023 (the “Guarantee Agreement”), among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), each Subsidiary Guarantor from time to time party thereto and Alter Domus (US) LLC, as noteholder representative (the “Noteholder Representative”).

A.         Reference is made to the Purchase Agreement  dated as of July 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement ”), among the Issuer, the Subsidiary Guarantors party thereto, the Noteholders party thereto and the Noteholder Representative.

B.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement  and the Guarantee Agreement, as applicable.

C.          The Guarantors have entered into the Guarantee Agreement in consideration of and in order to induce the Noteholders to purchase the Notes under the Purchase Agreement. Section 5.12 of the Guarantee Agreement provides that additional Subsidiaries of the Issuer may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Purchase Agreement  to become a Subsidiary Guarantor and Guarantor under the Guarantee Agreement as consideration for the purchase of the Notes previously issued.

Accordingly, the Noteholder Representative and the New Subsidiary agree as follows:

SECTION 1.        In accordance with Section 5.12 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and a Guarantor and the New Subsidiary hereby (a) agrees to be bound by all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor and a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof.

SECTION 2.      The New Subsidiary represents and warrants to the Noteholder Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.       This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Noteholder Representative shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Noteholder Representative has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

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SECTION 4.         Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5.      THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.        In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8.      The New Subsidiary agrees to reimburse the Noteholder Representative for its reasonable out-of-pocket expenses in connection with this Supplement, as provided in Section 9.05 of the Purchase Agreement; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the New Subsidiary.

IN WITNESS WHEREOF, the New Subsidiary and the Noteholder Representative have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Signature Pages Follow]

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

[●], as Noteholder Representative

by

Name:
Title:

EXHIBIT F
TO NOTE PURCHASE AGREEMENT

[FORM OF]
INTERCREDITOR AGREEMENT

EQUAL PRIORITY INTERCREDITOR AGREEMENT

Among

PITNEY BOWES INC.,
as the Borrower

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.
as Senior Credit Facilities Collateral Agent for the Senior Credit Facilities Secured Parties,

ALTER DOMUS (US) LLC
as the Noteholder Representative for the Notes Secured Parties,

and

EACH ADDITIONAL AGENT FROM TIME TO TIME PARTY HERETO

dated as of July 31, 2023

i

ii

EQUAL PRIORITY INTERCREDITOR AGREEMENT, dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among PITNEY BOWES INC. (the “Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Credit Facilities Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Credit Facilities Collateral Agent”), ALTER DOMUS (US) LLC, as noteholder representative for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Noteholder Representative”), and each Additional Agent from time to time party hereto for the Additional Equal Priority Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Credit Facilities Collateral Agent (for itself and on behalf of the Senior Credit Facilities Secured Parties), the Noteholder Representative (for itself and on behalf of the Notes Secured Parties) and each Additional Agent (for itself and on behalf of the Additional Equal Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Certain Defined Terms. Unless the context otherwise requires, terms defined in the UCC (as defined below) shall have the meanings given to such terms in the UCC. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent, noteholder representative and/or trustee (as applicable) or any other similar agent or Person under any Additional Equal Priority Documents, in each case, together with its successors in such capacity.

“Additional Equal Priority Debt Facility” means one or more debt facilities, commercial paper facilities, note purchase agreements, indentures or other similar agreements with respect to which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders, financial institutions or trustees providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither the Senior Credit Agreement nor the Note Purchase Agreement shall constitute an Additional Equal Priority Debt Facility at any time.

“Additional Equal Priority Documents” means, with respect to any Series of Additional Equal Priority Obligations, the notes, credit agreements, note purchase agreements, indentures, security documents and other operative agreements evidencing or governing such indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional Equal Priority Obligations.

“Additional Equal Priority Obligations” means, with respect to any Additional Equal Priority Debt Facility, (a) all principal of, and interest (including any interest, fees and other amounts that accrue after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Equal Priority Debt Facility, (b) all other amounts payable to the related Additional Equal Priority Secured Parties under the related Additional Equal Priority Documents and (c) any Refinancing of the foregoing.

“Additional Equal Priority Secured Party” means, with respect to any Series of Additional Equal Priority Obligations, the holders of such Additional Equal Priority Obligations, the Additional Agent with respect thereto, any trustee, noteholder representative or agent for such holders under any related Additional Equal Priority Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any guarantor under any related Additional Equal Priority Documents.

“Affiliate” has the meaning assigned to such term in the Senior Credit Agreement.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Authorized Representative” means (a) in the case of any Senior Credit Facilities Obligations, the Senior Credit Facilities Collateral Agent, (b) in the case of the Note Purchase Agreement Obligations, the Noteholder Representative and (c) in the case of any Series of Additional Equal Priority Obligations or Additional Equal Priority Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, New York.

“Collateral” means all assets and properties subject to Liens created pursuant to any Equal Priority Security Document to secure one or more Series of Equal Priority Obligations.

“Controlling Authorized Representative” means, with respect to any Shared Collateral, (a) until the Controlling Authorized Representative Change Date, the Senior Credit Facilities Collateral Agent and (b) from and after the Controlling Authorized Representative Change Date, the Major Non-Controlling Authorized Representative.

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“Controlling Authorized Representative Change Date” means the earlier of (a) the Discharge of Senior Credit Facilities Obligations and (b) the Non-Controlling Authorized Representative Enforcement Date.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Equal Priority Secured Parties whose Authorized Representative is the Controlling Authorized Representative for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Equal Priority Obligations, the date on which such Series of Equal Priority Obligations is no longer secured by such Shared Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Equal Priority Obligations” means, with respect to any Shared Collateral, the Discharge of all Equal Priority Obligations with respect to such Shared Collateral.

“Discharge of Senior Credit Facilities Obligations” means, with respect to any Shared Collateral, the Discharge of all Senior Credit Facilities Obligations with respect to such Shared Collateral; provided that a Discharge of Senior Credit Facilities Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Facilities Obligations with additional Equal Priority Obligations secured by such Shared Collateral under an agreement that has been designated in writing by the Senior Credit Facilities Collateral Agent or by the Borrower, in each case, to each other Collateral Agent as the “Senior Credit Agreement” for purposes of this Agreement.

“Equal Priority Obligations” means, collectively, (a) the Senior Credit Facilities Obligations, (b) the Note Purchase Agreement Obligations and (c) each Series of Additional Equal Priority Obligations.

“Equal Priority Secured Parties” means (a) the Senior Credit Facilities Secured Parties, (b) the Notes Secured Parties and (c) the Additional Equal Priority Secured Parties with respect to each Series of Additional Equal Priority Obligations.

“Equal Priority Security Documents” means the Senior Credit Facilities Collateral Agreement, the other Security Documents (as defined in the Senior Credit Agreement), the Notes Collateral Agreement, the other Security Documents (as defined in the Note Purchase Agreement) and each other agreement entered into in favor of any Authorized Representative for the purpose of securing any Series of Equal Priority Obligations.

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“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“Grantors” means the Borrower and each other Subsidiary of the Borrower that has granted a security interest pursuant to any Equal Priority Security Document to secure any Series of Equal Priority Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(a)        any case or proceeding commenced by or against the Borrower or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other case or proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Additional Agent to the Authorized Representatives pursuant to Section 5.13 in order to establish a Series of Additional Equal Priority Obligations and become Additional Equal Priority Secured Parties hereunder.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral and at any time, the Authorized Representative (other than the Senior Credit Facilities Collateral Agent) of the Series of Equal Priority Obligations that at such time constitutes the largest outstanding aggregate principal amount, including unused commitments, of any then outstanding Series of Equal Priority Obligations (excluding the Senior Credit Facilities Obligations) with respect to such Shared Collateral; provided, that if there are two outstanding Series of Equal Priority Obligations which have an equal outstanding principal amount, the Series of Equal Priority Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Controlling Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date that is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an Event of Default under and as defined in the Secured Credit Documents for the applicable Series of Equal Priority Obligations under which such Non-Controlling Authorized Representative is the Authorized Representative, but only for so long as such Event of Default is continuing and (b) the Controlling Authorized Representative and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Authorized Representative is the Authorized Representative has occurred and is continuing and (ii) the Equal Priority Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents for that Series of Equal Priority Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (x) at any time at which the Controlling Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or any portion thereof or (y) at any time that the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Equal Priority Secured Parties that are not the Controlling Secured Parties with respect to such Shared Collateral.

“Note Guarantor” means each of the “Subsidiary Guarantors” as defined in the Note Purchase Agreement.

“Noteholder Representative” has the meaning assigned to such term in the preamble hereto.

“Notes Collateral Agreement” means the “Collateral Agreement” as defined in the Note Purchase Agreement.

“Note Obligations” means the “Secured Obligations” as defined in the Notes Collateral Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of July 31, 2023, among the Borrower, the initial Note Guarantors, the noteholders from time to time party thereto and the Noteholder Representative, as such Note Purchase Agreement may be amended, restated, amended and restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time.

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“Notes Secured Parties” means the “Secured Parties” as defined in the Note Purchase Agreement.

“Possessory Collateral” means any Shared Collateral in the possession of any Authorized Representative (or its agents or bailees or other similar role), to the extent that possession thereof perfects a Lien thereon. Possessory Collateral includes any certificated Securities, share or other equity certificates, promissory notes, Instruments and Tangible Chattel Paper, in each case, delivered to or in the possession of any Authorized Representative under the terms of any Equal Priority Security Document.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, defease, amend, increase, restate, modify, supplement, restructure, refund, replace, repay, redeem, repurchase, acquire, prepay, retire or extinguish such Indebtedness or to enter into alternative financing arrangements to exchange or replace (in whole or in part) such Indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (a) the Senior Credit Agreement and each other Loan Document (as defined in the Senior Credit Agreement), (b) the Note Purchase Agreement, the Notes (as defined in the Note Purchase Agreement), and each other Note Document (as defined in the Note Purchase Agreement) and (c) each Additional Equal Priority Document.

“Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Senior Credit Agreement” means that certain Credit Agreement dated as of November 1, 2019, as amended, restated, amended and restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time, among the Borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.

“Senior Credit Facilities Collateral Agent” has the meaning assigned to such term in the preamble hereto.

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“Senior Credit Facilities Collateral Agreement” means the “Collateral Agreement” as defined in the Senior Credit Agreement.

“Senior Credit Facilities Obligations” means the “Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Facilities Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Liens” means the Liens on the Collateral in favor of the Equal Priority Secured Parties under the Equal Priority Security Documents.

“Series” means each of (a) the Senior Credit Facilities Obligations, (b) the Note Purchase Agreement Obligations and (c) the Additional Equal Priority Obligations incurred pursuant to any Additional Equal Priority Debt Facility or any related Additional Equal Priority Documents, which pursuant to any Joinder Agreement are to be represented under this Agreement by a common Authorized Representative (in its capacity as such for such Additional Equal Priority Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security and perfected interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“subsidiary” has the meaning assigned to such term in the Senior Credit Agreement.

“Subsidiary” means any subsidiary of the Borrower.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02.   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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SECTION 1.03.    Impairments. It is the intention of the Equal Priority Secured Parties of each Series that the holders of Equal Priority Obligations of such Series (and not the Equal Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Equal Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Equal Priority Obligations), (y) any of the Equal Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Equal Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Equal Priority Obligations) on a basis ranking prior to the security interest of such Series of Equal Priority Obligations but junior to the security interest of any other Series of Equal Priority Obligations or (ii) the existence of any Collateral for any other Series of Equal Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Equal Priority Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Equal Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Equal Priority Obligations, and the rights of the holders of such Series of Equal Priority Obligations (including the right to receive distributions in respect of such Series of Equal Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Equal Priority Obligations subject to such Impairment. Additionally, in the event the Equal Priority Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Equal Priority Obligations or the Secured Credit Documents governing such Equal Priority Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II
Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Priority of Claims.

(a)          Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Authorized Representative is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any Equal Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Equal Priority Secured Party or received by an Authorized Representative or any Equal Priority Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution or payment (subject, in the case of any such distribution or payment, to the sentence immediately following) to which the Equal Priority Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied by the Controlling Authorized Representative in the following order:

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FIRST, to the payment of all out-of-pocket costs and expenses incurred by each Authorized Representative in its capacity as such in connection with such collection or sale or otherwise in connection with this Agreement, any Secured Credit Document or any of the Equal Priority Obligations secured by such Collateral, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all amounts paid by any Authorized Representative under any Secured Credit Document in respect of the protection or maintenance of any Shared Collateral on behalf of any Grantor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Document, and all other fees, indemnities and other amounts owing or reimbursable to any Authorized Representative under this Agreement or any Secured Credit Document in its capacity as such;

SECOND, subject to Section 1.03, to the payment in full of the Equal Priority Obligations secured by such Shared Collateral (the amounts so applied to be distributed between the Equal Priority Secured Parties pro rata based on the respective amounts of such Equal Priority Obligations owed to them on the date of any such distribution), in accordance with the Secured Credit Documents governing the applicable Series of Equal Priority Obligations; and

THIRD, after the Discharge of Equal Priority Obligations, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than an Equal Priority Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Equal Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Equal Priority Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Equal Priority Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any Equal Priority Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Equal Priority Obligations to which it is then entitled in accordance with this Section 2.01(a), such Equal Priority Secured Party shall hold such payment or recovery in trust for the benefit of all Equal Priority Secured Parties for distribution in accordance with this Section 2.01(a).

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The Controlling Authorized Representative shall have absolute discretion as to the time of application of any proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Controlling Authorized Representative prior to any distribution under this Section 2.01(a), each Authorized Representative shall provide to the Controlling Authorized Representative certificates, in form and substance reasonably satisfactory to the Controlling Authorized Representative, setting forth the respective amounts referred to in this Section 2.01 that each applicable Equal Priority Secured Party or its Authorized Representative believes it is entitled to receive, and the Controlling Authorized Representative shall be fully entitled to rely on such certificates.

(b)          Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Equal Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Equal Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Equal Priority Secured Party hereby agrees that (i) the Liens securing each Series of Equal Priority Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Equal Priority Secured Parties as provided herein.

SECTION 2.02.    Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)          With respect to any Shared Collateral, (i) only the Controlling Authorized Representative shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Authorized Representative or other Non-Controlling Secured Party shall, or shall instruct the Controlling Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Equal Priority Security Document, applicable law or otherwise, it being agreed that only the Controlling Authorized Representative acting in accordance with the applicable Equal Priority Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Bankruptcy Case, any Authorized Representative or any other Equal Priority Secured Party may file a proof of claim or statement of interest with respect to the Equal Priority Obligations owed to the Equal Priority Secured Parties; (ii) any Authorized Representative or any other Equal Priority Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the Equal Priority Secured Parties; provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of any other Equal Priority Secured Party or the rights of the Controlling Authorized Representative or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Authorized Representative or any other Equal Priority Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Equal Priority Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens securing each Series of Equal Priority Obligations, the Controlling Authorized Representative may deal with the Shared Collateral as if the Controlling Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will, or will have the right to, contest, protest or object to any foreclosure proceeding or action brought by the Controlling Authorized Representative or another Controlling Secured Party or any other exercise by the Controlling Authorized Representative or another Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Equal Priority Secured Party or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

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(b)        Each Authorized Representative and the Equal Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c)          Each of the Equal Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Equal Priority Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other Equal Priority Secured Party to enforce this Agreement.

(d)          Notwithstanding anything in this Agreement or any other Secured Credit Documents to the contrary, prior to the Discharge of Senior Credit Facilities Obligations, collateral consisting of cash and deposit account balances pledged to secure Senior Credit Facilities Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Senior Credit Facilities Collateral Agent pursuant to Section 2.05 of the Senior Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Senior Credit Agreement and will not constitute Shared Collateral.

SECTION 2.03.    No Interference; Payment Over.

(a)          Each Equal Priority Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding the validity or enforceability of any Equal Priority Obligations of any Series or any Equal Priority Security Document or the validity, attachment, perfection or priority of any Lien under any Equal Priority Security Document or the validity or enforceability of the priorities, rights or duties established by this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Authorized Representative, (iii) it will not institute in any Bankruptcy Case or other proceeding any claim against the Controlling Authorized Representative or any other Equal Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Authorized Representative or any other Equal Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Authorized Representative or other Equal Priority Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other Equal Priority Secured Party to enforce this Agreement.

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(b)          Each Equal Priority Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Equal Priority Security Document or by the exercise of any rights available to it under applicable law or in any Bankruptcy Case or Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of Equal Priority Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Equal Priority Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Authorized Representative to be distributed by the Controlling Authorized Representative in accordance with the provisions of Section 2.01.

SECTION 2.04.   Automatic Release of Liens; Amendments to Equal Priority Security Documents.

(a)         If at any time the Shared Collateral is transferred to a third party or otherwise disposed of or transferred, in each case, in connection with any enforcement by the Controlling Authorized Representative, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Series of Equal Priority Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b)          Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Authorized Representative to evidence and confirm any release of Shared Collateral provided for in this Section.

(c)          Each Equal Priority Secured Party in respect of a Series agrees that each Authorized Representative in respect of any other Series may enter into any amendment to any Equal Priority Security Document that does not violate this Agreement.

SECTION 2.05.   Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)          This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries.

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(b)          If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law, each Equal Priority Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent with respect to such Shared Collateral shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Equal Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank equal in priority with the Liens on any such Shared Collateral granted to secure the Equal Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Equal Priority Secured Parties of each Series retain the benefit of their security interests on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority relative to each other series of Equal Priority Secured Parties (other than any Liens of the Equal Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Equal Priority Secured Parties of each Series are granted security interests on any additional collateral pledged to any Equal Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority relative to each other series of Equal Priority Secured Parties as set forth in this Agreement (other than any Liens of any Equal Priority Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Equal Priority Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Equal Priority Secured Parties are granted adequate protection with respect to Equal Priority Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Equal Priority Secured Parties of each Series shall have a right to object to the grant of a security interest to secure the DIP Financing over any Collateral subject to security interests in favor of the Equal Priority Secured Parties of such Series or its Authorized Representative that do not constitute Shared Collateral; provided, further, that the Equal Priority Secured Parties receiving adequate protection shall not object to any other Equal Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such Equal Priority Secured Parties in connection with a DIP Financing or use of cash collateral; and provided, further, that, (i) in the event that the Senior Credit Facilities Secured Parties provide a DIP Financing, the Notes Secured Parties shall be offered a reasonable opportunity to provide a pro rata portion of such DIP Financing on the same terms on which such DIP Financing is to be provided by the Senior Credit Facilities Secured Parties, and (ii) in the event that the Notes Secured Parties provide a DIP Financing, the Senior Credit Facilities Secured Parties shall be offered a reasonable opportunity to provide a pro rata portion of such DIP Financing on the same terms on which such DIP Financing is to be provided by the Notes Secured Parties, in each case based on the respective amounts of the Senior Credit Facilities Obligations and the Note Obligations outstanding at the time such DIP Financing is provided.

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(c)          If any Equal Priority Secured Party is granted adequate protection with respect to its Lien on Shared Collateral (i) in the form of Liens on any additional collateral, then each other Equal Priority Secured Party shall be entitled to seek, and each Equal Priority Secured Party will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the Equal Priority Secured Parties as set forth in this Agreement (other than any Liens of any Equal Priority Secured Parties constituting DIP Financing Liens), (ii) in the form of a superpriority or other administrative claim, then each other Equal Priority Secured Party shall be entitled to seek, and each Equal Priority Secured Party will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (iii) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Equal Priority Obligations pursuant to Section 2.01.

(d)          For the avoidance of doubt, nothing in this Section 2.05 shall prevent an Equal Priority Secured Party from acting as a provider of DIP Financing to the Grantor(s) in an Insolvency or Liquidation Proceeding. If an Equal Priority Secured Party is also a DIP Lender, it shall be entitled to seek DIP Financing Liens in such capacity to secure such DIP Financing in accordance with the Bankruptcy Code.

SECTION 2.06.   Reinstatement. In the event that any of the Equal Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent or improper transfer under the Bankruptcy Code or other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Equal Priority Obligations shall again have been paid in full in cash.

SECTION 2.07.  Insurance. As between the Equal Priority Secured Parties, the Controlling Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08.  Refinancings. The Equal Priority Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Equal Priority Secured Party of any other Series (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document in respect of such Series), all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness; provided further that in the event any such Refinancing transaction results in the aggregate principal amount of the applicable Series of Equal Priority Obligations then outstanding being increased and such increased principal amount is not permitted by any of the then extant Secured Credit Documents or Equal Priority Security Documents at the time of the incurrence thereof, then such increased principal amount (solely to the extent of such increase) shall not constitute “Equal Priority Obligations” for purposes of this Agreement.

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SECTION 2.09.    Controlling Authorized Representative as Gratuitous Bailee for Perfection.

(a)          The Controlling Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit and on behalf of each other Equal Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Equal Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the Series of Equal Priority Obligations for which the Controlling Authorized Representative is acting, the Controlling Authorized Representative shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the new Controlling Authorized Representative (after giving effect to the Discharge of such Series of Equal Priority Obligations) together with any necessary endorsements reasonably requested by such new Controlling Authorized Representative (or make such other arrangements as shall be reasonably requested by such new Controlling Authorized Representative to allow such new Controlling Authorized Representative to obtain control of such Possessory Collateral). Pending delivery to the Controlling Authorized Representative, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit and on behalf of each other Equal Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Equal Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)        The duties and responsibilities of the Controlling Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Equal Priority Secured Party for purposes of perfecting the Lien held by such Equal Priority Secured Parties therein.

(c)         The agreement of each Authorized Representative to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.11 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

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ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01.  Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Equal Priority Obligations of any Series, or the Shared Collateral subject to any Lien securing the Equal Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Equal Priority Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Authorized Representative

SECTION 4.01.    Appointment and Authority.

(a)          Each of the Equal Priority Secured Parties hereby irrevocably appoints and authorizes the Controlling Authorized Representative to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Authorized Representative by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. The Controlling Authorized Representative and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Authorized Representative pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Equal Priority Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the “Authorized Representative” under the applicable Equal Priority Security Documents) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Equal Priority Secured Parties, and each other Authorized Representative, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Authorized Representative to facilitate and effect actions taken or intended to be taken by the Controlling Authorized Representative pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Authorized Representative to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Authorized Representative for such purposes.

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(b)          Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Authorized Representative shall be entitled, for the benefit of the Equal Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Equal Priority Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled pursuant to the Equal Priority Security Documents (in their respective capacities as such). Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Authorized Representative or any other Equal Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Equal Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Equal Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Equal Priority Secured Parties from such realization, sale, disposition or liquidation. Each of the Equal Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Authorized Representative or the Authorized Representative for any other Series of Equal Priority Obligations or any other Equal Priority Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement that any Authorized Representative or any Equal Priority Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Equal Priority Obligations from any account debtor, guarantor or any other party) in accordance with the Equal Priority Security Documents or any other agreement related thereto or to the collection of the Equal Priority Obligations or the valuation, use, protection or release of any security for the Equal Priority Obligations, (ii) any election by any Authorized Representative or any holders of Equal Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Authorized Representative shall not accept any Shared Collateral in full or partial satisfaction of any Equal Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Equal Priority Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02.    Rights as an Equal Priority Secured Party.

(a)          The Person serving as the Controlling Authorized Representative hereunder shall have the same rights and powers in its capacity as an Equal Priority Secured Party under any Series of Equal Priority Obligations that it holds as any other Equal Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Authorized Representative and the term “Equal Priority Secured Party” or “Equal Priority Secured Parties” or (as applicable) “Senior Credit Facilities Secured Party,” “Senior Credit Facilities Secured Parties,” “Note Purchase Agreement Secured Party,” “Notes Secured Parties,” “Additional Equal Priority Secured Party” or “Additional Equal Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Authorized Representative hereunder and without any duty to account therefor to any other Equal Priority Secured Party.

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SECTION 4.03.  Exculpatory Provisions. The Controlling Authorized Representative shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Authorized Representative:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Authorized Representative to liability or that is contrary to this Agreement, any Equal Priority Secured Document or applicable law;

(c)         shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Authorized Representative or any of its Affiliates in any capacity;

(d)          shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct or (ii) in good faith in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Authorized Representative shall not be deemed to have knowledge of any Event of Default under any Series of Equal Priority Obligations unless and until written notice describing such Event of Default and referencing the applicable agreement is given to the Controlling Authorized Representative;

(e)          shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Equal Priority Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Equal Priority Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Equal Priority Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Equal Priority Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Authorized Representative;

(f)          need not segregate money held hereunder from other funds except to the extent required by law or expressly provided for herein or in any Secured Credit Document. The Controlling Authorized Representative shall be under no liability for interest on any money received by it hereunder except if and to the extent it may (at its option and in its discretion) otherwise agree in writing; and

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(g)          shall not have any fiduciary duties or contractual obligations of any kind or nature under any Additional Equal Priority Agreement (but shall be entitled to all protections provided to the Controlling Authorized Representative therein).

SECTION 4.04.   Collateral and Guaranty Matters. Each of the Equal Priority Secured Parties irrevocably authorizes the applicable Authorized Representative, at its option and in its discretion, to release any Lien on any property granted to or held by the Authorized Representative under any Equal Priority Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

SECTION 4.05.    Delegation of Duties.  The Controlling Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other Equal Priority Collateral Document by or through any one or more sub-agents appointed by the Controlling Authorized Representative. The Controlling Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Authorized Representative and any such sub-agent.

ARTICLE V

Miscellaneous

SECTION 5.01.  Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Authorized Representative herein by the Equal Priority Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:

(a)          if to the Borrower or any Grantor, to the Borrower, at its address at:

Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut  06926-0700, Attention: Geoff Kupferschmid, Vice President & Treasurer; Telephone No.: 203-351-6620; Email: geoff.kupferschmid@pb.com; with a copy to Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut  06926-0700, Attention: Daniel Goldstein, Esq., General Counsel; Telephone No.: (203) 351-7587; Email: Daniel.Goldstein@pb.com;

(b)          if to the Senior Credit Facilities Collateral Agent, to it at

JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, 3/Ops2, Newark, DE 19713, Attention of Himran Aziz, Email: himran.aziz@chase.com, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, New York 10179, Attention: Gene Riego de Dios (Fax No. 855-234-2120);

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(c)          if to the Noteholder Representative, to it at

Alter Domus (US) LLC
225 W. Washington Street, 9th Floor
Chicago, IL 60606
Attention: Legal Department – Agency, Emily Ergang Pappas and Samuel
Buhler
Email: legal_agency@alterdomus.com;
emily.ergangpappas@alterdomus.com;
Samuel.Buhler@alterdomus.com;
Bryan.Rideaux@alterdomus.com

and a copy to (which shall not constitute notice):

Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, IL 60606
Attention: Joshua M. Spencer
Email: joshua.spencer@hklaw.com and alterdomus@hklaw.com;

and

Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Fl.
Attention: David Nicoll; Jordan Mikes
Email: dnicoll@oaktreecapital.com; jmikes@oaktreecapital.com

(d)          if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Authorized Representative and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02.    Waivers; Amendment; Joinder Agreements.

(a)          No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Borrower.

(c)         Notwithstanding the foregoing, without the consent of any Equal Priority Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional Equal Priority Secured Parties and Additional Equal Priority Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

SECTION 5.03.   Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Equal Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04.   Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.  Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.06.   Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 5.07.   Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Credit Facilities Collateral Agent represents and warrants that this Agreement is binding upon the Senior Credit Facilities Secured Parties. The Noteholder Representative represents and warrants that this Agreement is binding upon the Notes Secured Parties.

SECTION 5.08.   Submission to Jurisdiction Waivers; Consent to Service of Process. Each Authorized Representative, on behalf of itself and the Equal Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d)         agrees that nothing herein shall affect the right of any other party hereto (or any Equal Priority Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Equal Priority Secured Party) to sue in any other jurisdiction; and

(e)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.    GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

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(B)        EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10.  Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Equal Priority Security Documents or Additional Equal Priority Documents, the provisions of this Agreement shall control.

SECTION 5.12.   Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Equal Priority Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement; provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09 and subject to Section 5.11) is intended to or will amend, waive or otherwise modify the provisions of the Senior Credit Agreement, the Note Purchase Agreement or any Additional Equal Priority Documents, and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Equal Priority Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Equal Priority Obligations. The Borrower may incur obligations that will constitute Additional Equal Priority Obligations hereunder only if such obligations are permitted to be so incurred and treated as such hereunder by the terms of each then extant Secured Credit Document and the other requirements of this Section 5.13 are satisfied. Any such additional class or series of Additional Equal Priority Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis with the Liens and guarantees in favor of the other Series of Equal Priority Obligations, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)        such Senior Class Debt Representative, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Authorized Representatives and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Authorized Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

23

(ii)          the Borrower shall have delivered to the Authorized Representatives true and complete copies of each of the Additional Equal Priority Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(iii)         the Borrower shall have delivered to the Authorized Representatives an Officer’s Certificate stating that such Additional Equal Priority Obligations to be incurred are permitted by each then extant Secured Credit Document, or to the extent a consent is otherwise required to permit the incurrence of such Additional Equal Priority Obligations under any such Secured Credit Document, such requisite consent has been obtained; and

(iv)       the Additional Equal Priority Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to each Authorized Representative, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14.  Integration. This Agreement together with the other Secured Credit Documents and the Equal Priority Security Documents represents the entire agreement of each of the Grantors and the Equal Priority Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Authorized Representative or any other Equal Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Equal Priority Security Documents.

SECTION 5.15.   [Reserved].

SECTION 5.16. Information Concerning Financial Condition of the Borrower and the other Grantors. The Controlling Authorized Representatives, the other Authorized Representatives and the Equal Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the Equal Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Equal Priority Obligations. The Controlling Authorized Representative, the other Authorized Representatives and the Equal Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Authorized Representative, the other Authorized Representatives or any Equal Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Controlling Authorized Representative, the other Authorized Representatives and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

24

SECTION 5.17.   Additional Grantors. The Borrower agrees that, if any Subsidiary of the Borrower shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III; provided that, for the avoidance of doubt, such obligation shall be considered promptly satisfied if such joinder is executed and delivered in accordance with the timing for delivery of joinder documents under the Senior Credit Agreement and the Note Purchase Agreement. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by each Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.18.  Further Assurances. Each Authorized Representative, on behalf of itself and each Equal Priority Secured Party under the applicable Senior Credit Agreement, Note Purchase Agreement or Additional Equal Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.19.   Senior Credit Facilities Collateral Agent and Noteholder Representative. It is understood and agreed that (a) the Senior Credit Facilities Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Senior Credit Agreement and the provisions of the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement), including Article VIII of the Senior Credit Agreement, granting or extending any rights, protections, privileges, indemnities and immunities to the Senior Credit Facilities Collateral Agent in such capacity shall also apply to it as Senior Credit Facilities Collateral Agent, Authorized Representative and Controlling Authorized Representative hereunder and (b) the Noteholder Representative is entering in this Agreement in its capacity as Noteholder Representative under the Note Purchase Agreement and as Noteholder Representative under the Notes Collateral Agreement and the provisions of the Note Purchase Agreement and the Notes Collateral Agreement granting or extending any rights, protections, privileges, indemnities and immunities to the Noteholder Representative in such capacity thereunder shall also apply to it as Noteholder Representative, Authorized Representative and, if applicable, Controlling Authorized Representative hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Credit Facilities Collateral Agent or Noteholder Representative be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Signature Page Follows]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Senior Credit Facilities Collateral Agent and Controlling Collateral Agent

By:	/s/ James Shender
Name: James Shender
Title: Executive Director

ALTER DOMUS (US) LLC,
as Noteholder Representative

By:	/s/ Pinju Chiu
Name: Pinju Chiu
Title: Associate Counsel

PITNEY BOWES INC., as the Borrower

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES PRESORT SERVICES, LLC, as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES SHELTON REALTY LLC, as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Equal Priority Intercreditor Agreement]

PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC, as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB EQUIPMENT MANAGEMENT INC., as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES INTERNATIONAL HOLDINGS, INC., as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PB PROFESSIONAL SERVICES INC., as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

B. WILLIAMS FUNDING CORP., as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Equal Priority Intercreditor Agreement]

PB WORLDWIDE INC., as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL ECOMMERCE INC., as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

PITNEY BOWES GLOBAL LOGISTICS LLC, as a Grantor

By:	/s/ Geoffrey Kupferschmid
Name: Geoffrey Kupferschmid
Title: Vice President and Treasurer

[Signature Page to Equal Priority Intercreditor Agreement]

ANNEX I

GRANTORS

Anx I-1

ANNEX II

[FORM OF] JOINDER NO. [_] dated as of [   ], 20[   ] to the EQUAL PRIORITY INTERCREDITOR AGREEMENT dated as of July 31, 2023 (the “Equal Priority Intercreditor Agreement”), among PITNEY BOWES INC. (the “Borrower”) the other Grantors party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Credit Facilities Secured Parties (in such capacity, the “Senior Credit Facilities Collateral Agent”) and ALTER DOMUS (US) LLC, as noteholder representative for the Notes Secured Parties (in such capacity, the “Noteholder Representative”) and each Additional Agent from time to time party thereto.

A.          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Equal Priority Intercreditor Agreement.

B.          As a condition to the ability of the Borrower and certain of its Subsidiaries to incur Additional Equal Priority Obligations and to secure such Senior Class Debt (and the guarantee in respect thereof) with the Senior Liens, in each case under and pursuant to the Additional Equal Priority Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Equal Priority Intercreditor Agreement. Section 5.13 of the Equal Priority Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Equal Priority Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Equal Priority Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Authorized Representative”) is executing this Joinder in accordance with the requirements of the Equal Priority Intercreditor Agreement.

Accordingly, the Authorized Representatives and the New Authorized Representative agree as follows:

SECTION 1.  In accordance with Section 5.13 of the Equal Priority Intercreditor Agreement, the New Authorized Representative by its signature below becomes an Authorized Representative and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Equal Priority Intercreditor Agreement with the same force and effect as if the New Authorized Representative had originally been named therein as an Authorized Representative, and the New Authorized Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Equal Priority Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional Equal Priority Secured Parties. Each reference to an “Authorized Representative” or an “Additional Agent” in the Equal Priority Intercreditor Agreement shall be deemed to include the New Authorized Representative. The Equal Priority Intercreditor Agreement is hereby incorporated herein by reference.

Anx II-1

SECTION 2.  The New Authorized Representative represents and warrants to each other Authorized Representative and the other Equal Priority Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Equal Priority Documents relating to such Senior Class Debt provide that, upon the New Authorized Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Equal Priority Intercreditor Agreement as Additional Equal Priority Secured Parties.

SECTION 3.  This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Authorized Representative shall have received a counterpart of this Joinder that bears the signature of the New Authorized Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.  Except as expressly supplemented hereby, the Equal Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Equal Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Equal Priority Intercreditor Agreement. All communications and notices hereunder to the New Authorized Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.  The Borrower agrees to reimburse each other Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for such Authorized Representative.

Anx II-2

IN WITNESS WHEREOF, the New Authorized Representative and the Authorized Representatives have duly executed this Joinder to the Equal Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[●] for the holders of [●],

By:
Name:
Title:

Address for notices:

Anx II-3

Acknowledged by:

[____________________],
as an Authorized Representative

By:
Name:
Title:

[_____________________],
as an Authorized Representative

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Anx II-4

Schedule I to the Joinder to the
Equal Priority Intercreditor Agreement

Grantors
[          ]

Sched I-1

ANNEX III

[FORM OF] SUPPLEMENT NO. [__] dated as of [_________], to the EQUAL PRIORITY INTERCREDITOR AGREEMENT dated as of July 31, 2023 (the “Equal Priority Intercreditor Agreement”), among PITNEY BOWES INC. (the “Borrower”), the other Grantors party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Credit Facilities Secured Parties (in such capacity, the “Senior Creditor Facilities Collateral Agent”) and ALTER DOMUS (US) LLC, as collateral agent for the Notes Secured Parties (in such capacity, the “Noteholder Representative”) and each Additional Agent from time to time party thereto.

A          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Equal Priority Intercreditor Agreement.

B.          The Grantors have entered into the Equal Priority Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Equal Priority Intercreditor Agreement. Section 5.17 of the Equal Priority Intercreditor Agreement provides that such Subsidiaries may become party to the Equal Priority Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement, the Note Purchase Agreement and the Additional Equal Priority Documents.

Accordingly, the Authorized Representatives and the New Grantor agree as follows:

SECTION 1.  In accordance with Section 5.17 of the Equal Priority Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Equal Priority Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Equal Priority Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Equal Priority Intercreditor Agreement shall be deemed to include the New Grantor. The Equal Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the Authorized Representatives and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Authorized Representatives shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Equal Priority Intercreditor Agreement shall remain in full force and effect.

Anx III-1

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Equal Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Equal Priority Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Equal Priority Intercreditor Agreement.

SECTION 8.  The Borrower agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for such Authorized Representative.

Anx III-2

IN WITNESS WHEREOF, the New Grantor and the Authorized Representatives have duly executed this Supplement to the Equal Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:

[_______], as Authorized Representative,

By:
Name:
Title:

[_______], as Authorized Representative,

By:
Name:
Title:

Anx III-3

EXHIBIT G TO
NOTE PURCHASE AGREEMENT

[FORM OF]
SOLVENCY CERTIFICATE
July [  ], 2023

Pursuant to Section 4.01(j) of the Note Purchase Agreement dated as of  July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and Alter Domus (US) LLC, as the noteholder representative for the Noteholders (“Noteholder Representative”), the undersigned hereby certifies, solely in such undersigned’s capacity as the Treasurer of the Issuer, and not individually, as follows:

I am generally familiar with the businesses and assets of the Issuer and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Issuer pursuant to the Note Purchase Agreement.

As of the Closing Date, after giving effect to the consummation of the Transactions, including the issuance of the Notes under the Note Purchase Agreement, and after giving effect to the application of the proceeds of such Indebtedness:

(a)          The fair value of the assets of the Issuer and the  Subsidiaries, taken as a whole, at a fair valuation, exceeds their debts and liabilities, subordinated, contingent or otherwise;

(b)          The present fair saleable value of the property of the Issuer and the Subsidiaries, taken as a whole, is greater than the amount that is required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)          The Issuer and the Subsidiaries, taken as a whole, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(d)          The Issuer and the Subsidiaries, taken as a whole, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing as of the Closing Date, would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

[Signature page follows]

G-1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as Treasurer of the Issuer, on behalf of the Issuer, and not individually, as of the date first stated above.

PITNEY BOWES INC.
By:
Name: Geoff Kupferschmid
Title: Treasurer

G-2

EXHIBIT H-1 TO
NOTE PURCHASE AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN NOTEHOLDERS THAT ARE NOT PARTNERSHIPS OR PASS-THROUGH ENTITIES FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain NOTE PURCHASE AGREEMENT, dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and ALTER DOMUS (US) LLC, as the noteholder representative for the Noteholders (in such capacity, the “Noteholder Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

Pursuant to the provisions of Section 2.18(e) of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Noteholder Representative and the Issuer with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Issuer and the Noteholder Representative in writing and deliver to the Issuer and the Noteholder Representative an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Issuer or the Noteholder Representative) to the extent required pursuant to Section 2.18(e) of the Note Purchase Agreement or promptly notify the Issuer and the Noteholder Representative in writing of its legal inability to do so and (2) the undersigned shall have at all times furnished the Issuer and the Noteholder Representative with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment (and from time to time upon the reasonable request of the Issuer or the Noteholder Representative).

[NAME OF NOTEHOLDER]

By:
Name:
Title:
Date: [●] [●], 20[●]

H-1-1

EXHIBIT H-2 TO
NOTE PURCHASE AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS OR PASS-THROUGH ENTITIES FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain NOTE PURCHASE AGREEMENT, dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and ALTER DOMUS (US) LLC, as the noteholder representative for the Noteholders (in such capacity, the “Noteholder Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

Pursuant to the provisions of Sections 2.18(e) and 9.04(f) of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Noteholder with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Noteholder in writing and deliver to such Noteholder an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Noteholder) or to the extent required pursuant to Section 2.18(e) of the Note Purchase Agreement as if it were a Noteholder or promptly notify such Noteholder in writing of its legal inability to do so and (2) the undersigned shall have at all times furnished such Noteholder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment (and from time to time upon the reasonable request of the Issuer or the Noteholder Representative).

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [●] [●], 20[●]

H-2-1

EXHIBIT H-3 TO
NOTE PURCHASE AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN NOTEHOLDERS THAT ARE PARTNERSHIPS OR PASS-THROUGH ENTITIES FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain NOTE PURCHASE AGREEMENT, dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and ALTER DOMUS (US) LLC, as the noteholder representative for the Noteholders (in such capacity, the “Noteholder Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

Pursuant to the provisions of Section 2.18(e) of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Note(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note(s), (iii) neither the undersigned nor any of its direct or indirect partners/members (“Applicable Partners/Members”) is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Noteholder Representative and the Issuer with a duly executed IRS Form W-8IMY (or any successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form), as applicable, or (ii) an IRS Form W-8IMY (or any successor form) accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Issuer and the Noteholder Representative in writing and deliver to the Issuer and the Noteholder Representative an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Issuer or the Noteholder Representative) to the extent required pursuant to Section 2.18(e) of the Note Purchase Agreement or promptly notify the Issuer and the Noteholder Representative in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Issuer and the Noteholder Representative with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment (and from time to time upon the reasonable request of the Issuer or the Noteholder Representative).

H-3-1

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Date: [●] [●], 20[●]

H-3-2

EXHIBIT H-4 TO
NOTE PURCHASE AGREEMENT

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS OR PASS-THROUGH ENTITIES FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to that certain NOTE PURCHASE AGREEMENT, dated as of July 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among PITNEY BOWES INC., a Delaware corporation (the “Issuer”), the noteholders from time to time party thereto (the “Noteholders”) and ALTER DOMUS (US) LLC, as the noteholder representative for the Noteholders (in such capacity, the “Noteholder Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

Pursuant to the provisions of Section 2.18(e) of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members (“Applicable Partners/ Members”) is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Noteholder with a duly executed IRS Form W-8IMY (or any successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form), as applicable, or  (ii)an IRS Form W-8IMY (or any successor form) accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Noteholder in writing and deliver to such Noteholder an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Noteholder) to the extent required pursuant to Section 2.18(e) of the Note Purchase Agreement as if it were a Noteholder or promptly notify such Noteholder in writing of its legal inability to do so and (2) the undersigned shall have at all times furnished such Noteholder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment (and from time to time upon the reasonable request of the Issuer or the Noteholder Representative).

H-4-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [●] [●], 20[●]

H-4-2

EXHIBIT I TO
NOTE PURCHASE AGREEMENT

[FORM OF]
COMPLIANCE CERTIFICATE
PITNEY BOWES INC.

Date: _______________, 20__

This compliance certificate (this “Certificate”) is given by Pitney Bowes Inc., a Delaware corporation (the “Issuer”), pursuant to Section 5.01(c) of that certain Note Purchase Agreement, dated as of July 31, 2023, by and among the Issuers, the Noteholders party thereto and Alter Domus (US) LLC, as noteholder representative for the Noteholders (“Noteholder Representative”) (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement.

The officer executing this Certificate is a Financial Officer of the Issuer and as such is duly authorized to execute and deliver this Certificate on behalf of the Issuer.  By executing this Certificate, such officer hereby certifies to the Noteholders and the Lenders, on behalf of the Issuer, but not in any individual capacity, that:

a.          to such officer’s knowledge, no Default has occurred and is continuing[, except as specified on Exhibit A hereto]1;

b.          [attached hereto as Exhibit B is the information required pursuant to the Perfection Certificate] / [there has been no change in the information required pursuant to the Perfection Certificate since the date of such certificate or the date of the most recent certificate delivered pursuant to Section 5.01(e) of the Note Purchase Agreement]2.

c.          [the financial statements delivered with this certificate in accordance with Section 5.01(b) of the Note Purchase Agreement fairly present, in all material respects, the financial condition, results of operations and cash flows of the Issuer and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes]3
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[1]
Delete bracketed language if no Default has occurred and is continuing.  If Default has occurred and is continuing, retain bracketed language and describe the details of the Default in Exhibit A, as well as any action taken or proposed to be taken with respect thereto.

[2]	Only include clause (b) with annual financials and choose appropriate response.

[3]
Bracketed text to be included only when this Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Note Purchase Agreement concurrently with delivery of financial statements pursuant to Section 5.01(b) of the Note Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

PITNEY BOWES INC.

By:
Name:
Title:

[EXHIBIT A TO COMPLIANCE CERTIFICATE]

[Defaults]

[If applicable, describe the details of any Default that has occurred and is continuing, as well as any action taken or proposed to be taken with respect thereto.]

[EXHIBIT B TO COMPLIANCE CERTIFICATE]

[Updates to Perfection Certificate]

[If applicable, list any updates to the information required pursuant to the Perfection Certificate.]

EXHIBIT J TO
NOTE PURCHASE AGREEMENT

 [FORM OF]
NOTICE OF ISSUANCE

Date :  July [•], 2023

To:
Alter Domus (US) LLC
225 W. Washington Street, 9th Floor
Chicago, IL 60606
Attention: Legal Department – Agency, Emily Ergang Pappas and Samuel Buhler
Email: legal_agency@alterdomus.com; emily.ergangpappas@alterdomus.com; Samuel.Buhler@alterdomus.com; Bryan.Rideaux@alterdomus.com

Re: Issuance under the Note Purchase Agreement

Ladies and Gentlemen:

The undersigned, Pitney Bowes Inc., a Delaware corporation (the “Issuer”), refers to the Note Purchase Agreement, dated as of July [•], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Alter Domus (US) LLC, as noteholder representative for the Noteholders (in such capacity, together with its successors and assigns, the “Noteholder Representative”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Note Purchase Agreement.

The Issuer hereby gives you irrevocable notice, pursuant to Section 2.01(b) of the Note Purchase Agreement, of the Issuance of the Notes specified herein:

1.	The date of the Issuance is July [•], 2023 (the “Issuance Date”).[1]

2.	The aggregate principal amount of the Notes to be issued pursuant to the Issuance is $275,000,000.

By accepting the proceeds of the Notes on the Issuance Date, the Issuer shall be deemed to have certified as of the Issuance Date:

1.      The representations and warranties set forth in Article III of the Note Purchase Agreement and in each other Note Document are true and correct in all material respects (other than any such representations and warranties which are qualified by materiality, material adverse effect or similar language, which representations and warranties shall be true and correct in all respects after giving effect to such qualification).

1	Pursuant to Section 2.01(b) of the Note Purchase Agreement, this Notice of Issuance must be delivered to the Noteholder Representative at least one (1) Business Day prior to the Closing Date.

2.          Immediately after giving effect to the issuance of the Notes, no Event of Default shall have occurred and be continuing.

The payment instructions with respect to the funds to be made available to the Issuer are as follows:

Bank name:
Bank Address:
Routing Number:
Account Number:

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Notice of Issuance to be duly executed and delivered as of the day and year first above written.

ISSUER:

PITNEY BOWES INC.

By:
Name:
Title: